CREDIT AGREEMENT

                                      among

                 SPECTRASITE COMMUNICATIONS, INC., as Borrower;

                   SPECTRASITE HOLDINGS, INC., as a Guarantor;

                           CIBC OPPENHEIMER CORP. and
                    CREDIT SUISSE FIRST BOSTON, as Arrangers;

                CREDIT SUISSE FIRST BOSTON, as Syndication Agent;

           BANK OF MONTREAL, CHICAGO BRANCH, THE BANK OF NOVA SCOTIA,
          BANKBOSTON, N.A., DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN
           BRANCHES, TORONTO DOMINION (TEXAS), INC. AND UNION BANK OF
                      CALIFORNIA, N.A., as Managing Agents;

                  CREDIT LYONNAIS NEW YORK BRANCH, as Co-Agent;

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                  as Administrative Agent and Collateral Agent;

                                       and

                      THE OTHER CREDIT PARTIES PARTY HERETO


                           Dated as of April 20, 1999














                      Paul, Hastings, Janofsky & Walker LLP
                                Atlanta, Georgia

                                CREDIT AGREEMENT
                                      among
                 SPECTRASITE COMMUNICATIONS, INC., as Borrower;
                   SPECTRASITE HOLDINGS, INC., as a Guarantor;
                           CIBC OPPENHEIMER CORP. and
                    CREDIT SUISSE FIRST BOSTON, as Arrangers;
                CREDIT SUISSE FIRST BOSTON, as Syndication Agent;
           BANK OF MONTREAL, CHICAGO BRANCH, THE BANK OF NOVA SCOTIA,
          BANKBOSTON, N.A., DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN
           BRANCHES, TORONTO DOMINION (TEXAS), INC. AND UNION BANK OF
                      CALIFORNIA, N.A., as Managing Agents;
                  CREDIT LYONNAIS NEW YORK BRANCH, as Co-Agent;
                       CANADIAN IMPERIAL BANK OF COMMERCE,
                  as Administrative Agent and Collateral Agent;
                                       and
                      THE OTHER CREDIT PARTIES PARTY HERETO


             The parties to this Agreement hereby agree as follows, as of the 20th day of April, 1999:


                                                     ARTICLE 1

                                                    Definitions

         For the purposes of this Agreement:

         "Acquisition" shall mean, with respect to any Person, any transaction or series of related transactions for the direct or indirect (whether by purchase, lease, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method) (a) acquisition by such Person of any other Person, which Person shall then become consolidated with the acquiring Person in accordance with GAAP, (b) acquisition by such Person of all or any substantial part of the assets of any other Person, or (c) acquisition by such Person of any communications tower facilities, communication tower management businesses or related contracts.

         "Adjustment Date" shall mean the second (2nd) Business Day after the date on which the financial statements referred to in Section 7.2 hereof for two
(2) full fiscal quarters of the Borrower from and after the Agreement Date have been delivered to the Arrangers.

         "Administrative   Agent"  shall  mean  CIBC,  as  administrative  agent
hereunder for the Lenders and the Tranche C Lenders, together with any successor Administrative Agent hereunder.

         "Administrative Agent's Office" shall mean the office of the Administrative Agent, located at 425 Lexington Avenue, New York, New York 10017, or such other office as may be designated pursuant to the provisions of Section
13.1 of this Agreement.

         "Advance" or "Advances" shall mean amounts advanced to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing.

         "Affiliate" shall mean, with respect to a Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person; (ii) any Person having direct or indirect beneficial ownership of five percent (5%) or more of the equity interest in such first Person; (iii) any officer, director or partner of such Person; or (iv) any spouse or relative (by blood, adoption or marriage) of any such individual Person. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, power, whether direct or indirect, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or other equity interests, by contract or otherwise. Unless otherwise specified, "Affiliate" as used herein shall mean an Affiliate of the Borrower, and shall include, without limitation, Holdco.

         "Agents" shall mean, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Managing Agents, the Co-Agent and the Arrangers, and "Agent" shall mean any one of them.

         "Agreement" shall mean this Credit Agreement.

         "Agreement Date" shall mean the date as of which this Agreement is dated.

         "Annualized  EBITDA" shall mean, as of any calculation date, the sum of
(i) EBITDA (Other Operations), plus (ii) Annualized EBITDA (Tower Operations).

         "Annualized EBITDA (Tower Operations)" shall mean, as of any calculation date, the product of (i) EBITDA with respect to the Tower Operations for the calendar month most recently ended for which financial statements are then available, times (ii) twelve (12).

         "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Necessary Authorizations, the Communications Act, zoning ordinances and all Environmental Laws, all rules, regulations and published decisions of the FCC and the FAA, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         "Applicable Margin" shall mean the interest rate margin applicable to Advances hereunder as determined in accordance with Section 2.3(g) hereof.

         "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund or trust or entity that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Arrangers" shall mean CIBC Oppenheimer Corp. and CSFB.

         "Assets" shall mean any or all of the property and assets of Holdco, the Borrower and the Borrower's Subsidiaries.

         "Assignee" shall have the meaning assigned thereto in Section 13.5(c) hereof.

         "Assignment and Assumption Agreement" shall mean each Assignment and Assumption Agreement, in substantially the form of Exhibit A attached hereto, pursuant to which a Lender or a Tranche C Lender may, subject to Section 13.5 hereof, sell or participate a portion of its Loans and Commitments.

         "Assignment of Acquisition Documents" shall mean that certain Assignment of Acquisition Documents dated as of the Agreement Date among Holdco, the Borrower, Tower Sub and the Collateral Agent, for the benefit of the Senior Credit Parties, in substantially the form of Exhibit B attached hereto, pursuant to which Holdco, the Borrower and Tower Sub collaterally assign to the Collateral Agent, for the benefit of the Senior Credit Parties, all of their interest in and rights under each of the Nextel Acquisition Documents (other than the Nextel Subordinated Security Agreement).

         "Authorized Signatory" shall mean such senior personnel of a Person as may be duly authorized and designated in writing by such Person to execute documents, agreements and instruments on behalf of such Person.

         "Bankruptcy Code" shall mean the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as now or hereafter amended, and any successor statute.

         "Base Rate" shall mean, as of any date, a simple interest rate per annum equal to the higher of (x) the Prime Rate, or (y) the sum of (A) the Federal Funds Rate, plus (B) one-half of one percent (1/2%). The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or the Federal Funds Rate, as the case may be, to account for such change.

         "Base Rate Advance" shall mean an Advance which the Borrower requests to be made as a Base Rate Advance or which is converted to a Base Rate Advance in accordance with the provisions of Section 2.2 hereof.

         "Blockage  Ending  Event"  shall have the meaning  assigned  thereto in
Section 2.15(b)(iii) hereof.

         "Borrower" shall mean SpectraSite Communications, Inc., a Delaware corporation.

         "Borrower Debt" shall mean, as of any calculation date, all Funded Debt of the Borrower and its Subsidiaries, on a consolidated basis, in each case without duplication. For purposes of calculating the "Leverage Ratio," the Tranche C Loans shall be excluded from the calculation of Borrower Debt.

         "Borrower Pledge Agreement" shall mean that certain Borrower Pledge Agreement between the Borrower and the Collateral Agent, for the benefit of the Senior Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit C attached hereto, pursuant to which the Borrower pledges to the Collateral Agent all of the Capital Stock, whether now owned or hereafter acquired, of its Subsidiaries.

         "Borrowing Base Amount" shall mean the lesser of (a) the sum of (i) the product of (A) the aggregate number of Existing Towers having at least one (1) anchor tenant reasonably acceptable to the Arrangers (with any Nextel Tenant being deemed acceptable), times (B) $110,000, plus (ii) for each New Tower having at least one (1) anchor tenant reasonably acceptable to the Arrangers (with any Nextel Tenant being deemed acceptable), the lesser of (i) $125,000 and
(i) sixty percent (60%) of the cost of such New Tower, and (b) the Maximum Borrowing Base Amount.

         "Business Day" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in London and New York, as relevant to the determination to be made or the action to be taken.

         "Capital   Expenditures"   shall  mean,   in  respect  of  any  Person,
expenditures for the purchase of assets of long-term use which are required to be capitalized in accordance with GAAP.

         "Capital Stock" shall mean, as applied to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         "Capitalized Interest" shall mean the amount of any interest on the Tranche C Loans which is not paid in cash on the quarterly due date therefor but is capitalized as additional principal under the Tranche C Loans as of such quarterly due date.

         "Capitalized   Lease   Obligation"  shall  mean  that  portion  of  any
obligation of a Person as lessee under a lease which is required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

         "Certificate of Financial Condition" shall mean a certificate, substantially in the form of Exhibit D attached hereto, signed by the chief financial officer of the Borrower, together with any schedules, exhibits or annexes appended thereto.

         "Change of Control" shall mean any of the following:

                  (i) prior to an Initial Public Offering, the Controlling Shareholders cease to be the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the voting Capital Stock of Holdco, whether as a result of issuance of securities of Holdco, any merger, consolidation, liquidation or dissolution of Holdco, any direct or indirect transfer of securities by Holdco or otherwise (for purposes of this clause (i) and clause (ii) below, the Controlling Shareholders shall be deemed to beneficially own any voting Capital Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Controlling Shareholders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the voting Capital Stock of the parent entity); or

                  (ii) subsequent to an Initial Public Offering, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Controlling Shareholders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty-five percent (35%) of the total voting power of the voting Capital Stock of Holdco; provided, however, that the Controlling Shareholders do not have the right or ability by voting power, contract or otherwise, to elect or designate for election a majority of the board of directors of Holdco (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any voting Capital Stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, of more than thirty-five percent (35%) of the voting power of the voting Capital Stock of such parent entity and the Controlling Shareholders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the voting Capital Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise, to elect or designate for election of a majority of the board of directors of such parent entity); or

                  (iii) during any period of two (2) consecutive years (or, in the case this event occurs within the first two (2) years after the Agreement Date, such shorter period as shall have begun on the Agreement Date), individuals who at the beginning of such period constituted the board of directors of Holdco (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Holdco was approved by a vote of a majority of the directors of Holdco then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Holdco then in office; or

                  (iv)  Holdco's  merger or  consolidation  with or into another
Person or the merger of another Person with or into Holdco if Holdco's securities that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of Holdco's Voting Stock are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; or

                  (v) the sale of all or substantially all of Holdco's assets to another Person, other than a Controlling Shareholder or a Person that is controlled by the Controlling Shareholders; or


                  (vi) the failure of Holdco to own and control, free of any Lien or encumbrance other than Liens in favor of the Collateral Agent and Permitted Liens, one hundred percent (100%) of the issued and outstanding Capital Stock of the Borrower (other than any Permitted High Yield Securities); or

                  (vii) the failure of the Borrower to own and control, free of any Lien or encumbrance other than Liens in favor of the Collateral Agent and Permitted Liens, one hundred percent (100%) of the issued and outstanding Capital Stock of Tower Sub and each of its other Subsidiaries.

         "CIBC" shall mean Canadian Imperial Bank of Commerce acting by or through one or more of its affiliates, branches or agencies, and any successor thereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Co-Agent" shall mean Credit Lyonnais New York Branch.

         "Co-Locator" shall mean any tenant on a Tower which is not an anchor tenant.

         "Co-Location Percentage" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis, the percentage determined by dividing the total number of Co-Locators by the total number of Towers.

         "Collateral" shall mean all property pledged as collateral security for the Obligations pursuant to the Security Documents or otherwise, to the extent set forth in the Security Documents and in Section 2.15 of this Agreement, and all other property of Holdco, the Borrower or any of the Borrower's Subsidiaries that is now or hereafter in the possession or control of any Credit Party or in which any Credit Party has been granted a Lien; provided, however, that, notwithstanding anything to the contrary contained herein, any funds held in the

Tranche C Pre-Funded Interest Account, or any other Pre-Funded Interest Account, shall not constitute Collateral for purposes of this Agreement and the other Loan Documents.

         "Collateral Agent" shall mean CIBC, in its capacity as collateral agent for the Lenders and the Tranche C Lenders hereunder and under the Security Documents to the extent set forth in Section 11.7 hereof, together with any successor Collateral Agent hereunder.

         "Commitment Ratios" shall mean the several obligations of the Lenders to make Advances to the Borrower under the Commitments in accordance with their respective percentages thereof which are set forth (together with dollar amounts) for each Lender, as of the Agreement Date, on Schedule 1 attached hereto.

         "Commitments" shall mean, collectively, the Revolving Commitment, the Tranche A Commitment and the Tranche B Commitment.

         "Communications Act" shall mean the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as amended and as the same may be in effect from time to time.

         "Contributed Capital" shall mean the sum of those amounts Invested in Holdco, in the form of an equity or equity-like contribution, on or prior to the Agreement Date.

         "Controlling Shareholders" shall mean, collectively, Welsh, Whitney, Stephen H. Clark, David P. Tomick, Joe L. Finley, Waller-Sutton Media Partners, L.P., Kitty Hawk Limited Partnership, III, Kitty Hawk Capital Limited Partnership, IV, Eagle Creek Capital, L.L.C., The North Carolina Enterprise Fund, L.P. and Finley Family Limited Partnership.

         "Convertible Securities" shall mean any Capital Stock or other equity interests of any Person which are convertible, at the option of the holder thereof, into Funded Debt.

         "Credit Parties" shall mean, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Arrangers, the Managing Agents, the Co-Agent, the Lenders, the Tranche C Lenders and the Issuing Bank.

         "CSFB" shall mean Credit Suisse First Boston acting by or through one or more of its affiliates, branches or agencies, and any successor thereof.

         "Debt Offering" shall have the meaning set forth in Section 2.7(c) hereof.

         "Default" shall mean any Event of Default, and any of the events specified in Section 10.1, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

         "Default  Rate" shall mean a simple per annum  interest  rate equal to,
(i) in the case of the Senior Obligations, the sum of (x) the Base Rate, (y) the Applicable Margin then in effect with respect to Base Rate Advances, and (z) two percent (2%), and (ii) in the case of the Tranche C Obligations, thirteen percent (13%).

         "Dollars" or "$" shall mean the basic unit of the lawful currency of the United States of America.

         "EBITDA" shall mean, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (i) Net Income, plus (ii) to the extent deducted in determining Net Income, the sum of each of the following for such period: (a) Interest Expense, (b) income tax expense, (c) depreciation and amortization, (d) extraordinary losses (less any extraordinary gains), (e) other non-cash charges and (f) non-recurring transaction expenses and underwriters' fees; provided, however, (I) with respect to any Person that became a Subsidiary of, or was merged with or consolidated into, the Borrower during such period, or the Acquisition by the Borrower or any of its Subsidiaries of a substantial part of the assets of any Person, "EBITDA" shall also include (x) the EBITDA of such Person or attributable to such assets, as applicable, during such period as if such Acquisition, merger or consolidation had occurred on the first day of such period, and (y) an amount equal to the projected expense savings to be realized by the Borrower or such Subsidiary, as the case may be, in connection with such Acquisition from the first day of such period through the date of such Acquisition, as demonstrated to the satisfaction of the Majority Lenders, and (II) with respect to any Person that has ceased to be a Subsidiary of the Borrower during such period, or any material assets of the Borrower or any of its Subsidiaries sold or otherwise disposed of by the Borrower or any such Subsidiary during such period, "EBITDA" shall exclude the EBITDA of such Person or attributable to such assets, as applicable, during such period as if such sale or disposition of such Subsidiary or such assets had occurred on the first day of such period.

         "EBITDA (Other Operations)" shall mean, as of any calculation date, EBITDA with respect to the Other Operations for the twelve (12) calendar month period ended on the last day of the calendar month most recently ended for which financial statements are then available.

         "Environmental Laws" shall mean, with respect to any Person, all applicable federal, state, local and municipal laws, statutes, rules, regulations and ordinances, codes, common law, consent agreements to which such Person is a party or by which it is bound, orders, decrees, judgments, injunctions, permits, licenses, authorizations and other requirements issued, promulgated, approved or entered thereunder affecting such Person or its property and relating to, or imposing liability or standards of conduct concerning, public or occupational health, safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching, or disposals to, on, under, or in air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances.

         "Equity Offering" shall have the meaning assigned thereto in Section 2.7(c) hereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

         "ERISA Affiliate" shall mean any "affiliate" of the Borrower within the meaning of Section 414 of the Code.

         "Eurodollar Advance" shall mean an Advance which the Borrower requests to be made as a Eurodollar Advance or which is continued as or converted to a Eurodollar Advance in accordance with the provisions of Section 2.2 hereof.

         "Eurodollar Advance Period" shall mean, in connection with any Eurodollar Advance, the term of such Advance selected by the Borrower, which may be one (1), two (2), three (3) or six (6) months, and subject to the last proviso of this definition, nine (9) or twelve (12) months, or otherwise determined in accordance with this Agreement; provided, however, notwithstanding the foregoing, (i) any applicable Eurodollar Advance Period which would otherwise end on a day which is not a Business Day shall be extended to the succeeding Business Day unless such Business Day falls in another calendar month, in which case such Eurodollar Advance Period shall end on the preceding Business Day, (ii) any applicable Eurodollar Advance Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Advance Period is to end shall (subject to clause
(i) above) end on the last day of such calendar month, and (iii) no Eurodollar Advance Period shall extend beyond the applicable Maturity Date or such earlier date as would interfere with the Borrower's repayment obligations under Sections
2.6 or 2.7 hereof; provided further, however, the Borrower may not select a Eurodollar Advance Period in excess of six (6) months unless the Administrative Agent has notified the Borrower that such funds are available to each Lender at a rate (exclusive of reserves and other adjustments) at or below the Eurodollar Rate for such proposed Advance and Eurodollar Advance Period.

         "Eurodollar Base Rate" shall mean, with respect to each day during each Eurodollar Advance Period, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Eurodollar Advance Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page at approximately 11:00 a.m. (London time), on the second
(2nd) full Business Day preceding such Eurodollar Advance Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "Eurodollar Base Rate" shall mean, with respect to each day during each Eurodollar Advance Period, the rate per annum equal to the rate at which CIBC is offered Dollar deposits at or about 10:00 a.m. (New York time), two (2) Business Days prior to the beginning of such Eurodollar Advance Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Advances are then being conducted for delivery on the first day of such Eurodollar Advance Period for the number of days comprised therein and in the amount comparable to the amount of its Eurodollar Advance to be outstanding during such Eurodollar Advance Period. As used herein, "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

         "Eurodollar Rate" shall mean, with respect to each day during each Eurodollar Advance Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                      1.00 - Eurodollar Reserve Percentage

         "Eurodollar Reserve Percentage" shall mean, for any day as applied to a Eurodollar Advance, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

         "Event of Default" shall mean any of the events specified in Section 10.1, provided that any requirement for notice or lapse of time or both has been satisfied.

         "Excess Cash Flow" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis, as of the end of any fiscal year of the Borrower and based on the audited financial statements required to be provided under Section 7.3 hereof, the excess of (a) EBITDA (without regard to the proviso in the definition of the term "EBITDA") for such fiscal year, over (b) the sum of the following items for such fiscal year: (i) Fixed Charges; (ii) non-maintenance Capital Expenditures; and (iii) permanent, voluntary prepayments of the Senior Loans (accompanied by permanent reduction in a like amount of the Revolving Commitment, in the case of such prepayment of the Revolving Loans) hereunder.

         "Excess Cash Flow Recapture Date" shall mean, with respect to each fiscal year of the Borrower, that date which is the earlier to occur of (a) ninety (90) days after the end of such fiscal year, and (b) the date on which the Borrower shall have provided to the Credit Parties the financial statements required to be provided under Section 7.3 hereof with respect to such fiscal year.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as it may be amended, and any successor act thereto.

         "Existing Tower" shall mean each Tower owned by the Borrower or any of its Subsidiaries on the day prior to the Agreement Date.

         "FAA" shall mean the Federal Aviation Administration, or any other similar or successor agency of the federal government.

         "FCC" shall mean the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

         "Federal Funds Rate" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

         "Fee Letter" shall mean that certain letter agreement dated as of January 15, 1999, setting forth the applicable fees to be paid by the Borrower to the Arrangers and the Administrative Agent in connection with the Senior Commitments.

         "Final Maturity Date" shall mean July 1, 2007, or such earlier date on which the payment of all outstanding Tranche C Obligations shall be due (whether by acceleration or otherwise).

         "Financial Covenants" shall mean from time to time the financial covenants applicable to the Borrower from time to time as set forth in Article 9 hereof.

         "Financial  Statements"  shall  have the  meaning  assigned  thereto in
Section 5.1(k) hereof.

         "Five Year PIK Period" shall mean the five (5) year payment-in-kind period with respect to interest on the Holdco 2008 Notes issued pursuant to the Indenture For 2008 Notes ending on July 14, 2003.

         "Fixed Charge Coverage Ratio" shall mean, on any calculation date, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Annualized EBITDA as at such date, to (b) the amount of Fixed Charges during the immediately preceding four (4) fiscal quarter period.

         "Fixed Charges" shall mean, for any period, for the Borrower and its Subsidiaries, on a consolidated basis, the sum of the following for such period:
(a) cash Interest Expense, plus (b) mandatory, permanent principal repayments with respect to Borrower Debt, plus (c) maintenance Capital Expenditures, plus
(d) income taxes payable, plus (e) the amount of any Restricted Payments made to Holdco.

         "Fixed Rate Advance" shall mean an Advance of the Tranche C Loans, which bears interest at a per annum rate equal to ten percent (10.0%).

         "Funded Debt" shall mean, with respect to any Person as of any calculation date, the sum of the following as of such date: (a) the principal amount of all outstanding Indebtedness for money borrowed of such Person; (b) the principal amount of all Indebtedness for money borrowed Guaranteed by such Person; (c) the stated amount of all letters of credit issued for the account of such Person; (d) all Capitalized Lease Obligations of such Person; and (e) if a Default or Event of Default then exists hereunder or a default then exists under any Interest Hedge Agreements, the net termination payment obligations under such Interest Hedge Agreements.

         "Future Nextel Towers" shall mean those Towers, the construction of which is completed after the Agreement Date by or for any of the Nextel Tenants, or to which any of the Nextel Tenants otherwise acquire rights after the Agreement Date, which are sold, transferred or assigned to Tower Sub pursuant to the terms of the Master Site Commitment Agreement.

         "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied.

         "Governmental Authority" shall mean any government or political subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

         "Granting Lender" shall have the meaning assigned thereto in Section 13.5(m).

         "Guarantors" shall mean, collectively, Holdco and each Subsidiary of the Borrower that guaranties payment of the Senior Obligations hereunder and under the other Loan Documents.

         "Guaranty" or "Guaranteed," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to outstanding letters of credit.

         "Hazardous Materials" shall mean any substances, materials, compounds or wastes defined, listed, or subject to control under any Environmental Law as being hazardous, toxic, extremely hazardous or dangerous.

         "Holdco" shall mean SpectraSite Holdings, Inc., a Delaware corporation.

         "Holdco 2008 Notes" shall mean the 12% Senior Discount Notes due 2008 issued by Holdco pursuant to the terms and conditions of the Indenture For 2008 Notes.

         "Holdco 2009 Notes" shall mean the 11 1/4% Senior Discount Notes due 2009 issued by Holdco pursuant to the terms and conditions of the Indenture For 2009 Notes.

         "Holdco Equity Documents" shall mean, collectively, (a) that certain Second Amended and Restated Registration Rights Agreement, dated as of the Agreement Date; (b) that certain Third Amended and Restated Stockholders' Agreement, dated as of the Agreement Date; and (c) that certain Preferred Stock Purchase Agreement, dated February 10, 1999, as amended as of the Agreement Date.

         "Holdco Pledge Agreement" shall mean that certain Stock Pledge Agreement between Holdco and the Collateral Agent, for the benefit of the Senior Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit E attached hereto.

         "Indebtedness" shall mean, with respect to any Person, and without duplication, (a) all items (except items of partners' or members' equity or capital stock or surplus or general contingency or deferred tax reserves) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all direct or indirect obligations of any other Person secured by any Lien to which any property or asset owned by such Person is subject, whether or not the obligation secured thereby shall have been assumed, (c) to the extent not otherwise included, any Guaranty and all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement, (d) all reimbursement obligations with respect to outstanding letters of credit, and (e) obligations under Interest Hedge Agreements.

         "Indemnified Parties"shall mean those Persons eligible to be indemnified by Holdco, the Borrower and the Borrower's Subsidiaries pursuant to this Agreement, and shall include each of the Credit Parties and each of their respective employees, representatives, officers, agents, directors and Affiliates.

         "Indenture For 2008 Notes" shall mean that certain Indenture dated as of June 26, 1998 between Holdco, as issuer, and United States Trust Company of New York, as trustee, in respect of the Holdco 2008 Notes.

         "Indenture For 2009 Notes" shall mean that certain Indenture dated as of April 20, 1999, between Holdco, as issuer, and United States Trust Company of New York, as Trustee in respect of the Holdco 2009 Notes.

         "Indentures" shall mean collectively the Indenture For 2008 Notes and the Indenture For 2009 Notes.

         "Initial Maturity Date" shall mean December 31, 2005, or such earlier date on which the payment of all outstanding Senior Obligations in respect of the Revolving Commitment and the Tranche A Loans shall be due (whether by acceleration or otherwise).

         "Initial Public Offering" shall mean the first public offering of the common Capital Stock of Holdco.

         "Insolvency  Proceeding"  shall have the  meaning  assigned  thereto in
Section 2.15(c) hereof.

         "Intercreditor Agreement" shall mean that certain Intercreditor and Subordination Agreement among the Collateral Agent, the Nextel Tenants (other than Nextel Partners), Tower Sub and the Borrower, dated as of the Agreement Date, in substantially the form of Exhibit F attached hereto.

         "Interest Coverage Ratio" shall mean, on any calculation date, for the Borrower and its Subsidiaries, on a consolidated basis, the ratio of (a)
Annualized EBITDA as at such date, to (b) cash Interest Expense for the immediately preceding four (4) fiscal quarter period; provided, however, that for the period ended on (i) September 30, 1999, Interest Expense shall be cash Interest Expense for the immediately preceding fiscal quarter, times four (4),
(ii) December 31, 1999, Interest Expense shall be cash Interest Expense for the immediately preceding two (2) fiscal quarter period, times two (2), and (iii) March 31, 2000, Interest Expense shall be cash Interest Expense for the immediately preceding three (3) fiscal quarter period, times four-thirds (4/3).

         "Interest Expense" shall mean, for any period, for the Borrower and its Subsidiaries on a consolidated basis, all interest expense paid or accrued in respect of Borrower Debt (including, without limitation, the interest component of payments for such period in respect of Capitalized Lease Obligations), together with recurring fees (but, in any event, including, without limitation, all fees due under Sections 2.4 (b), (c) and (d) hereof) associated therewith (other than fees payable on or prior to the Agreement Date), after giving effect to any Interest Hedge Agreements, all as determined in accordance with GAAP. For purposes of determining the Interest Coverage Ratio and the Fixed Charge Coverage Ratio, the amount of any cash-collateralized, pre-funded interest on the Tranche C Loans in a Pre-Funded Interest Account shall be excluded from the calculation of Interest Expense.

         "Interest Hedge Agreements" shall mean any interest rate swap, cap, collar, floor, caption or swaption agreements, or any similar arrangements designed to hedge the risk of variable interest rate volatility or to reduce interest costs, arising at any time between the Borrower, on the one hand, and any one or more of the Lenders, or any other Person (other than an Affiliate of the Borrower), on the other hand, as such agreement or arrangement may be modified, supplemented and in effect from time to time.

         "Investment" shall mean, with respect to any Person, any loan, advance or extension of credit (other than to customers, lessees or licensees in the ordinary course of business) by such Person to, or any Guaranty or other contingent liability with respect to the Capital Stock, Funded Debt, or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any Capital Stock, limited partnership interest, general partnership interest, limited liability company interest or other securities of any such other Person, other than an Acquisition; and "Invest," "Investing" or "Invested" shall mean the making of an Investment. "Investment" shall also include the total cost of any future commitment or other obligation binding on any Person to make an Investment or any subsequent Investment.

         "Issuing Bank" shall mean the Administrative Agent or any of its affiliates, as issuer of any Letter of Credit hereunder.

         "Joinder Agreement" shall mean that certain Joinder Agreement dated as of the Tranche C Initial Funding Date executed by each Person having agreed to fund a portion of the Tranche C

Loans, in substantially the form of Exhibit G attached hereto, pursuant to which each such Person agrees to join as a party to, and be bound by the terms and conditions of, this Agreement and the other Loan Documents applicable to Tranche C Lenders, and for all purposes to become a "Tranche C Lender" hereunder and thereunder.

         "L/C Obligations" shall mean, at any date, the sum of (a) the aggregate amount then available to be drawn under all outstanding Letters of Credit and
(b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed by the Borrower pursuant to Section 2.14(e) hereof.

         "L/C Participants" shall mean with respect to any Letter of Credit, collectively, all of the Lenders which have issued a Revolving Commitment other than the Issuing Bank.

         "L/C Participating Interest" shall mean with respect to any Letter of Credit (a) in the case of the Issuing Bank with respect thereto, its interest in such Letter of Credit and any Letter of Credit Application relating thereto after giving effect to the granting of participating interests therein, if any, pursuant hereto and (b) in the case of each L/C Participant, its undivided participating interest in such Letter of Credit and any Letter of Credit Application relating thereto.

         "Lenders" shall mean the financial institutions whose names appear as "Lenders" on the signature pages hereof and any other Person which becomes a "Lender" hereunder after the Agreement Date; and "Lender" shall mean any one of the foregoing Lenders.

         "Letter of Credit Application" shall mean an application in such form as the Issuing Bank may specify from time to time requesting the Issuing Bank to issue a Letter of Credit.

         "Letter of Credit Committed Amount" shall mean $15,000,000.

         "Letters of Credit" shall mean any and all letters of credit issued by the Issuing Bank for the account of the Borrower pursuant to Section 2.14 of this Agreement.

         "Leverage Ratio" shall mean, on any calculation date, the ratio of (a) Borrower Debt, to (b) Annualized EBITDA.

         "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge or other agreement not to pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other similar encumbrance of any kind in respect of such property, whether created by statute, contract, common law or otherwise, and whether choate or inchoate, vested or perfected.

         "Loan Documents" shall mean, without limitation, this Agreement, the Notes (other than the Tranche C Notes), the Fee Letter, the Security Documents, the Intercreditor Agreement, all Requests for Advance, all Requests for Issuance of Letters of Credit, the Certificate of Financial Condition, the Use of Proceeds Letter, all Performance Certificates, Letters of Credit issued hereunder, all Interest Hedge Agreements with a Lender or any Affiliate of a Lender, and any other document or agreement or certificate (including, without limitation, any legal opinion issued by counsel for the Borrower or any of its Affiliates and any reliance letter issued with respect to any such legal opinion) executed or delivered in connection with or contemplated by this Agreement, and on and after the Tranche C Initial Funding Date, shall also include the Tranche C Notes.

         "Loans" shall mean, collectively, the Revolving Loans, the Term Loans and the Tranche C Loans.

         "Majority Lenders" shall mean (i) prior to the occurrence of an Event of Default and the termination of unfunded Senior Commitments, Lenders the sum of whose Revolving Commitment and Unfunded Tranche A Commitment amounts plus Term Loans outstanding equals or exceeds fifty-one percent (51%) of the sum of such items for all Lenders, or (ii) at any time that there exists an Event of Default hereunder, and unfunded Senior Commitments have been terminated, Lenders the total of whose Senior Loans outstanding equals or exceeds fifty-one percent (51%) of the total principal amount of the Senior Loans then outstanding hereunder.

         "Managing Agents" shall mean, collectively, Bank of Montreal, Chicago Branch, The Bank of Nova Scotia, BankBoston, N.A., Dresdner Bank AG, New York and Grand Cayman Branches, Toronto Dominion (Texas), Inc. and Union Bank of California, N.A.

         "Master Site Commitment Agreement" shall mean that certain Master Site Commitment Agreement, dated as of the Agreement Date, among Nextel, the Nextel Tenants (other than Nextel Partners), Tower Parent Corp., Holdco and Tower Sub.

         "Master Site Lease Agreement" shall mean that certain Master Site Lease Agreement, dated as of the Agreement Date, among the Nextel Tenants (other than Nextel Partners) and Tower Sub.

         "Material Contracts" shall have the meaning assigned thereto in Section 5.1(y) hereof.

         "Material Towers" shall mean, as of any date of determination, any Tower or any group or set of Towers wheresoever located to which more than five percent (5%) of the Borrower's Annualized EBITDA for the twelve (12) month period most recently ended is attributable.

         "Materially Adverse Effect" shall mean (i) any material adverse effect upon the business, operations, properties, condition (financial or otherwise), prospects, capitalization, assets or liabilities or results of operations of Holdco, the Borrower and the Borrower's Subsidiaries taken as a whole, or upon the ability of Holdco, the Borrower or any of the Borrower's Subsidiaries to conduct the Tower Operations, or (ii) a material adverse effect upon the binding nature, validity, or enforceability of this Agreement, the Notes and the other Loan Documents or upon the ability of Holdco, the Borrower or any of the Borrower's Subsidiaries to perform the payment obligations or other material obligations under this Agreement or any other Loan Document, or upon the rights, benefits or interests of the Lenders and the Tranche C Lenders in and to the Loans or the rights of the Collateral Agent in the Collateral; in either case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

         "Maturity Date" shall mean, with respect to all amounts owing, or Advances made, under (a) the Revolving Commitment or the Tranche A Commitment, the Initial Maturity Date, (b) the Tranche B Commitment, the Tranche B Maturity Date, and (c) the Tranche C Loans, the Final Maturity Date.

         "Maximum Borrowing Base Amount" shall mean, as of any calculation date during the period from (a) the Agreement Date through June 30, 1999, $200,000,000, (b) July 1, 1999 through September 30, 1999, $250,000,000, (c)
October 1, 1999 through December 31, 1999, $300,000,000, and (d) January 1, 2000
through March 31, 2000, $325,000,000, in each case less the aggregate principal amount of the Tranche B Loans then outstanding.

         "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of February 10, 1999, as amended on the Agreement Date, among Nextel, Tower Parent Corp., Merger Sub, Tower Sub, the Nextel Tenants (other than Nextel Partners), Holdco, the Borrower and SHI Merger Sub, Inc., a Delaware corporation.

         "Merger Sub" shall mean Tower Merger Vehicle, Inc., a Delaware corporation, which, prior to giving effect to the Tower Sub Merger, is a direct, wholly-owned subsidiary of Tower Parent Corp., and which after giving effect to the Tower Sub Merger, shall be a direct, wholly-owned Subsidiary of the Borrower.

         "Mortgage" shall mean any mortgage, deed to secure debt, deed of trust, or other instrument encumbering or transferring title (in fee simple or leasehold) to real property, in form and substance substantially similar to the forms attached hereto as Exhibits H-1 and H-2, by which the Borrower or any of its Subsidiaries grants a mortgage to the Collateral Agent, for the benefit of the Senior Credit Parties, in real estate owned or leased by the Borrower or such Subsidiary.

         "Mortgage Default" shall have the meaning assigned thereto in the Mortgages.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001
(a)(3) of ERISA.

         "Necessary Authorizations" shall mean any local zoning ordinances and any rights, whether based upon any agreement, statute, order or otherwise, licenses, authorizations, permits, consents, approvals, registrations, certificates, agreements, permits or other rights filed with, granted by or entered into by a federal or state governmental authority (including, without limitation, the FAA and the FCC) which permit or authorize the construction or maintenance of a Tower or the use of a Tower by the Borrower or any of its Subsidiaries for wireless communications purposes, together with any amendment, modification or replacement with respect thereto.

         "Net Income" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, for any period, net income determined in accordance with GAAP.

         "Net Proceeds" shall mean, with respect to any sale, lease, transfer or other disposition (including, without limitation, by casualty loss or condemnation) of Assets by the Borrower or any of its Subsidiaries, or any issuance by the Borrower or any of its Subsidiaries of any Capital Stock or other debt or equity securities (in any event, a "Sales Transaction"), the aggregate amount of cash received for such Assets or securities (including, without limitation, any payments received in respect of covenants not to compete, consulting or management fees, and any portion of the amount received in cash upon payment of a buyer promissory note or other evidence of Indebtedness), net of (i) taxes payable with respect to any such Sales Transaction, (ii) contingencies with respect to any such Sales Transaction, appropriately reserved for by the Borrower or the applicable Subsidiary under GAAP, (iii) reasonable and customary transaction costs properly attributable to such Sales Transaction and payable by the Borrower or any of its Subsidiaries (other than to an Affiliate) in connection with such Sales Transaction, including, without limitation, sales commissions and underwriting discounts, and
(iv) all payments made on any Indebtedness which is secured by any assets subject to such Sales Transaction in accordance with the terms of any Lien upon or other security arrangement of any kind with respect to such Assets, or which must by its terms, or in order to obtain a necessary consent to such Sales Transaction or by Applicable Law be repaid out of the proceeds from such Sales Transaction.

         "Net Proceeds Trust" shall have the meaning assigned thereto in Section 2.7(b)(ii) hereof.

         "New Tower" shall mean each Tower built or acquired by the Borrower or any of its Subsidiaries during the period from the Agreement Date through the Revolving Loan Availability Date.

         "Nextel" shall mean Nextel Communications, Inc., a Delaware corporation.

         "Nextel Acquisition" shall mean the Acquisition of the Tower Assets and certain build rights pursuant to the Nextel Acquisition Documents.

         "Nextel Acquisition Documents" shall mean, collectively, the Master Site Lease Agreement, the Master Site Commitment Agreement, the Nextel Subordinated Security Agreement, the Merger Agreement, the Partners Master Site Lease Agreement, the Real Estate Side Letter and the Nonassignable Contracts Agreements.

         "Nextel Collateral" shall mean the "Collateral," as that term is defined in the Nextel Subordinated Security Agreement.

         "Nextel Partners" shall mean Nextel Partners Operating Corp., a Delaware corporation.

         "Nextel Related Parties" shall mean, collectively, Nextel, the Nextel Tenants and their respective Subsidiaries.

         "Nextel Subordinated Lien" shall mean that certain Lien granted by Tower Sub in favor of Tower Parent Corp. as secured party for itself and on behalf of other beneficiaries thereof on the Nextel Collateral pursuant to the Nextel Subordinated Security Agreement, which Lien is subordinated pursuant to the terms and conditions of the Intercreditor Agreement to the Lien in the Nextel Collateral in favor of the Collateral Agent, for the benefit of the Credit Parties.

         "Nextel Subordinated Security Agreement" shall mean that certain Security and Subordination Agreement, dated as of the Agreement Date, between Tower Sub, as assignor, and Tower Parent Corp., as secured party for itself and on behalf of other beneficiaries thereof.

         "Nextel Tenants" shall mean, collectively, Nextel of New York, Inc., a Delaware corporation, Nextel Communications of the Mid-Atlantic, Inc., a
Delaware corporation, Nextel South Corp., a Georgia corporation, Nextel of Texas, Inc., a Texas corporation, Nextel West Corp., a Delaware corporation, and Nextel of California, Inc., a Delaware corporation, each d/b/a Nextel Communications, Nextel Partners and each other Nextel Related Party that is a tenant under the Master Site Lease Agreement or the Partners Master Site Lease Agreement.

         "Nonassignable Contracts Agreements" shall mean, collectively, all Nonassignable Contracts Agreements, dated as of the Agreement Date, among a Nextel Tenant, Tower Parent Corp. and Tower Sub.

         "Non-Disturbance Agreement" shall mean any Subordination, Non-Disturbance and Attornment Agreement, in substantially the form attached hereto as Exhibit I, among the Borrower or any of its Subsidiaries, the Collateral Agent and a tenant leasing space on any Tower from the Borrower or such Subsidiary.

         "Notes" shall mean, collectively, the Revolving Notes, the Term Notes and the Tranche C Notes.

         "Notice   of   Conversion/Continuation"   shall   mean  a   notice   in
substantially the form of Exhibit J attached hereto.

         "Obligations" shall mean (i) all payment and performance obligations of every kind, nature and description of Holdco, the Borrower, the Borrower's Subsidiaries, and any other obligors to the Credit Parties (or their respective Affiliates in the case of Interest Hedge Agreements), or any of them, under this Agreement and the other Loan Documents (including, without limitation, any interest, fees, costs, expenses and other charges accruing after any Insolvency Proceeding commences regardless of whether such interest, fees, costs, expenses or other charges are deemed allowed or recoverable in such Insolvency Proceeding), as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising, and
(ii) the obligation to pay an amount equal to the amount of any and all damage which the Credit Parties (or their respective Affiliates in the case of Interest Hedge Agreements), or any of them, may suffer by reason of a breach by Holdco, the Borrower, any of its Subsidiaries or any other obligor, of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document.

         "Other Operations" shall mean all businesses (other than the Tower Operations) of the Borrower and its Subsidiaries, including, without limitation, to the extent not included in the Tower Operations, their Tower Site acquisition and Tower Site management businesses.

         "Overadvance" shall mean, at any time prior to the Revolving Loan Availability Date, the amount of the excess, if any, of the aggregate principal amount of the Tranche A Loans then outstanding over the Maximum Borrowing Base Amount then applicable.

         "Participants" shall have the meaning assigned thereto in Section 13.5
(b) hereof.

         "Partners Master Site Lease Agreement" shall mean, if and when executed, that certain Partners Master Site Lease Agreement among Tower Parent Corp., Nextel Partners and its Subsidiaries (individually and collectively as tenants thereunder), Tower Sub and the Landlord Parties (as defined therein) and until executed and delivered, all references thereto in this Agreement and in the other Loan Documents shall be deemed to have no force or effect.

         "Payment  Blockage  Notice" shall have the meaning  assigned thereto in
Section 2.15(b)(iii) hereof.

         "Payment  Blockage  Period" shall have the meaning  assigned thereto in
Section 2.15(b)(iii) hereof.

         "Payment Date" shall mean the last day of any Eurodollar Advance
Period.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Performance Certificate" shall mean a certificate of the president or chief financial officer of the Borrower as to its financial performance, in substantially the form attached hereto as Exhibit K.

         "Permitted Acquisitions" shall mean Acquisitions made by the Borrower or any of its Subsidiaries as and to the extent permitted under Section 8.5 hereof.

         "Permitted Debt" shall mean Indebtedness permitted to be incurred and to remain outstanding by Holdco, the Borrower and its Subsidiaries, pursuant to
Section 8.1 hereof.

         "Permitted Dispositions" shall mean the sale or other disposition of Towers and Tower Assets by the Borrower or any of its Subsidiaries as and to the extent permitted under Section 8.5 hereof.

         "Permitted High-Yield Securities" shall mean, collectively, (a) preferred equity securities issued by the Borrower or Holdco, and (b) other debt securities issued by Holdco, as an "add-on" under the Indentures or otherwise, upon the Borrower's demonstration to the Arrangers of pro forma compliance with this Agreement through the Tranche B Maturity Date; provided, however, in each case, the terms and conditions of such securities (i) shall be substantially similar to the terms of the Indenture For 2009 Notes or the Indenture For 2008
Notes with any deviations therefrom not more onerous (taken as a whole) on Holdco or the Borrower than the terms of such Indentures (except for an increase in the interest rate payable thereon to the extent provided in clause (ii)(A) below), (ii) shall provide, among other things, that (A) neither dividends nor interest shall be payable in cash at any time prior to the expiration of the Five Year PIK Period, unless such dividends or interest, as applicable, are paid with funds available therefor in a Pre-Funded Interest Account into which has been funded an amount sufficient to make payments of dividends or interest, as applicable, on such Permitted High-Yield Securities for a period ending on the earlier of (I) the second anniversary of the date of issuance thereof and (II) the expiration of the Five Year PIK Period; provided, however, that if Holdco issues securities that would otherwise constitute Permitted High-Yield Securities and deposits into a Pre-Funded Interest Account an amount sufficient to pay dividends or interest, as applicable, on such securities for a period of at least three (3) years, then such securities shall be deemed to be Permitted High-Yield Securities and after such three (3) year period Holdco may pay dividends or interest, as applicable, in cash on such Permitted High-Yield Securities without regard to the restriction in this clause (A); (B) in each case, such dividends or interest may be paid at a coupon no greater than 14.5%; and (C) such securities shall have no required cash redemptions (other than customary change of control redemption provisions) or principal maturities prior to the Tranche B Maturity Date, and (iii) in the case of equity securities issued by the Borrower, shall contain no creditor-like rights or remedies.

         "Permitted   Investments"  shall  mean  Investments  described  in  and permitted to be made under Section 8.2 hereof.

         "Permitted Liens" shall mean, as applied to any Person:

                  (a) Any Lien in favor of the Collateral Agent given to secure the Obligations;

                  (b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims not yet delinquent or the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

                  (c) Liens of landlords, carriers, warehousemen, mechanics, laborers and materialmen and other statutory Liens incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

                  (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance or other social security programs;

                  (e) Easements, rights-of-way, restrictions, survey exceptions and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person or materially detract from the utility or value of such real property, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

                  (f)      the Nextel Subordinated Lien;

                  (g) Liens securing conditional sale, rental or purchase money obligations permitted to be incurred pursuant to Section 8.1(j) hereof, but only in the property that is the subject of such obligation;

                  (h) Liens granted to secure the performance of letters of credit, bids, tenders, contracts, leases, public or statutory obligations, surety, customs, appeal and performance bonds and other similar obligations incurred in the ordinary course of business and not incurred in connection with the borrowing of money;

                  (i) leasehold and license rights and interests granted to third parties in respect of the Tower Assets;

                  (j) Liens in favor of the Borrower or any wholly-owned Subsidiary of the Borrower;

                  (k) any interest in or title of a lessor to any property subject to a Capitalized Lease Obligation permitted to be incurred pursuant to
Section 8.1(c) hereof;

                  (l) normal provisions in agreements and leases that restrict the assignment of such agreement or lease;

                  (m) negative pledges and other agreements not to create Liens contained in the Indentures, any Permitted High Yield Securities and any other Permitted Debt;

                  (n) Liens on Tower Sites leased by the Borrower or any of its Subsidiaries granted by the fee owner thereof; and

                  (o) the right of first refusal set forth in Section 19(c) of each of the Master Site Lease Agreement and the Partners Master Site Lease Agreement.

         "Person"  shall  mean an  individual,  corporation,  limited  liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

         "Plan" shall mean, with respect to any Person, an employee benefit plan within the meaning of Section 3(3) of ERISA sponsored or maintained by or contributed to by such Person for the benefit of employees of such Person, but excluding any Multiemployer Plan.

         "Pre-Funded Interest Account" shall mean an escrow account or cash collateral account maintained in the name of the Borrower or Holdco with the Administrative Agent or with a trustee in respect of any Permitted High-Yield Securities into which has been directly funded a portion of the Tranche C Loans, or a portion of the Net Proceeds of the issuance of any Permitted High-Yield Securities by the Borrower or Holdco; provided that all funds on deposit in any such account shall be available solely for the payment of such interest or such dividends, as applicable.

         "Prime Rate" shall mean, at any time, the rate of interest adopted by the Administrative Agent as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Administrative Agent as its "prime rate." The Prime Rate is not necessarily the lowest rate of interest charged to borrowers of the Administrative Agent or its Affiliates.

         "Projections" shall have the meaning assigned thereto in Section 4.1(e) hereof.

         "Property" shall mean any real property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, inventory or other asset owned, leased or operated by Borrower or any of its Subsidiaries (including, without limitation, any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

         "Purchase Price" shall mean, with respect to each Permitted Acquisition and each Permitted Disposition, the total consideration payable in connection with such Permitted Acquisition or Permitted Disposition, as the case may be, whether payable in cash, securities, by a note or other property, or by the assumption of Indebtedness (including, without limitation, all forms of deferred compensation, such as non-compete, consulting and similar agreements).

         "Real Estate Side Letter" shall mean that certain Letter Agreement, dated as of the Agreement Date, from Nextel and agreed to by Tower Parent Corp., Merger Sub, Tower Sub, each of the Nextel Tenants, the Borrower, Holdco and SHI Merger Sub, Inc.

         "Register" shall have the meaning assigned thereto in Section 13.5(d) hereof.

         "Remaining Revolving Commitment" shall mean, as of any date, the amount of the Revolving Commitment less the aggregate amount of the L/C Obligations then outstanding.

         "Reportable Event" shall have the meaning set forth in Section 4043 of ERISA, other than an event for which the reporting requirement has been waived by regulations promulgated under such Section.

         "Request for Advance" shall mean a certificate designated as a "Request for Advance," signed by an Authorized Signatory of the Borrower requesting an Advance hereunder, which shall be in substantially the form of Exhibit L attached hereto and shall, among other things, (i) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance, and, with respect to a Eurodollar Advance, the Eurodollar Advance Period selected by the Borrower, (ii) state that there shall not exist, on the date of the requested Advance both before and after giving effect thereto, any Default or Event of Default, and (iii) the use of the proceeds of the Advance being requested.

         "Request for Issuance of Letter of Credit" shall mean any certificate signed by an Authorized Signatory of the Borrower, which certificate will be denominated a "Request for

Issuance of Letter of Credit" and shall be in substantially the form attached hereto as Exhibit M, and shall, among other things, (i) specify the beneficiary of the proposed Letter of Credit, the purpose of the Letter of Credit, the proposed date of issuance of the Letter of Credit, which shall be a Business Day, and the documents which must be presented to draw under such Letter of Credit (including, without limitation, any documents which the Issuing Bank may require), (ii) include, as an attachment, a Letter of Credit Application, and
(iii) state that there shall not exist, on the date of the request and after giving effect to the issuance of the Letter of Credit, any Default or Event of Default hereunder.

         "Required Tranche C Lenders" shall mean Tranche C Lenders the sum of whose Tranche C Loans outstanding equals or exceeds fifty-one percent (51%) of the total principal amount of the Tranche C Loans then outstanding hereunder.

         "Restricted Payment" shall mean (a) any direct or indirect distribution, dividend, redemption or other payment to any Person on account of any general or limited partnership interest in, or ownership of any shares of Capital Stock, or other securities of or equity interests in, Holdco, the Borrower or any of the Borrower's Subsidiaries; (b) any payment of principal of or interest on any Indebtedness of any of Holdco, the Borrower or any of the Borrower's Subsidiaries in favor of any Affiliate other than pursuant to this Agreement or the other Loan Documents; or (c) any payment under any management or consulting agreement or other similar agreement or arrangement with an Affiliate of the Borrower not entered into in the ordinary course of business.

         "Restricted Purchase" shall mean any payment on account of the purchase, redemption or other acquisition or retirement of any general or limited partnership interest in, or shares of Capital Stock or other securities of or equity interests in, Holdco, the Borrower or any of the Borrower's Subsidiaries, including, without limitation, any warrants or other rights or options to acquire shares of Capital Stock or partnership interests of Holdco, the Borrower or any of the Borrower's Subsidiaries.

         "Revolving Commitment" shall mean the several obligations of certain of the Lenders to advance the sum of up to $50,000,000 to the Borrower, on or after the Agreement Date, in accordance with their respective Revolving Commitment Ratios and as such amount may be reduced from time to time, all pursuant to the terms hereof.

         "Revolving Commitment Ratios" shall mean the percentages in which certain of the Lenders are severally bound to make Advances to the Borrower under the Revolving Commitment, which as of the Agreement Date, are set forth (together with dollar amounts thereof) on Schedule 1 attached hereto.

         "Revolving Loan Availability Date" shall mean the date on which the Borrower shall request a Revolving Loan be made hereunder and shall provide to the Arrangers and the Lenders calculations demonstrating the Borrower's pro-forma compliance with the Leverage Ratio.

         "Revolving Loans" shall mean, collectively, the amount advanced by certain of the Lenders to the Borrower under the Revolving Commitment, not to exceed the amount of the Revolving Commitment, and evidenced by the Revolving Notes.

         "Revolving Notes" shall mean those certain revolving promissory notes in the aggregate original principal amount of $50,000,000, one issued by the Borrower to each of the Lenders issuing a Revolving Commitment in accordance with each such Lender's Revolving

Commitment Ratio, each one substantially in the form of Exhibit N attached hereto, and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing.

         "Sales Transaction" shall have the meaning assigned thereto in the definition of "Net Proceeds".

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Security Agreement" shall mean that certain Security Agreement between the Borrower and the Collateral Agent, for the benefit of the Senior Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit O attached hereto.

         "Security Documents" shall mean, without limitation, the Security Agreement, the Borrower Pledge Agreement, the Trademark Security Agreement, the Assignment of Acquisition Documents, the Subsidiary Guaranty, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement (Senior Obligations), the Holdco Pledge Agreement, all Mortgages, all Non-Disturbance Agreements, any other agreement or instrument providing Collateral for the Obligations, whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto or to this Agreement, and providing the Collateral Agent with Collateral for the Obligations, and on and after the Tranche C Initial Funding Date shall also include the Tower Sub Guaranty, the Subsidiary Security Agreement (Tranche C Obligations) and the Tranche C Pre-Funded Interest Account Pledge Agreement.

         "Security Interest" shall mean all Liens in favor of the Collateral Agent created hereunder or under any of the Security Documents, as and to the extent set forth therein and in Section 2.15 hereof, to secure the Obligations.

         "Senior   Commitments"   shall  mean,   collectively,   the   Revolving
Commitment, the Tranche A Commitment and the Tranche B Commitment.

         "Senior Credit Parties" shall mean the Credit Parties other than the Tranche C Lenders.

         "Senior Loans" shall mean, collectively the Revolving Loans and the Term Loans.

         "Senior Notes" shall mean, collectively, the Revolving Notes and the Term Notes.

         "Senior Obligations" shall mean any and all Obligations owed to the Senior Credit Parties arising in respect of the Senior Commitments and the Senior Loans.

         "Shareholders" shall mean the shareholders of Holdco which as of the Agreement Date are as set forth on Schedule 5.1(c) attached hereto.

         "SPC" shall have the meaning assigned thereto in Section 13.5(m).

         "Subsidiary" shall mean, as applied to any Person, any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or other entity of which more than fifty percent (50%) of the outstanding partnership or other equity interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

         "Subsidiary Guaranty" shall mean that certain Subsidiary Guaranty Agreement issued by each Subsidiary of the Borrower in favor of the Collateral Agent, for the benefit of the Senior Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit P attached hereto, and any similar guaranty or any guaranty supplement delivered pursuant to Section 6.16 hereof.

         "Subsidiary Pledge Agreement" shall mean that certain Subsidiary Pledge Agreement between each Subsidiary of the Borrower having one or more of its own corporate Subsidiaries and the Collateral Agent, for the benefit of the Senior Credit Parties,, dated as of the Agreement Date, in substantially the form of Exhibit Q attached hereto, and any similar pledge agreement or any pledge agreement supplement delivered pursuant to Section 6.16 hereof.

         "Subsidiary Security Agreement (Senior Obligations)" shall mean that certain Subsidiary Security Agreement (Senior Obligations) between each of the Borrower's Subsidiaries and the Collateral Agent, for the benefit of the Senior Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit R-1 attached hereto, and any similar security agreement or any security agreement supplement delivered pursuant to Section 6.16 hereof.

         "Subsidiary Security Agreement (Tranche C Obligations)" shall mean the Subsidiary Security Agreement (Tranche C Obligations) between Tower Sub and the Collateral Agent, for the benefit of the Tranche C Lenders, in substantially the form of Exhibit R-2 attached hereto, to be entered into in connection with the funding of the initial Advance of the Tranche C Loans, if applicable.

         "Term Loans" shall mean, collectively, the Tranche A Loans and the Tranche B Loans.

         "Term Notes" shall mean the Tranche A Notes and the Tranche B Notes.

         "Tower" shall mean any wireless communications tower owned by the Borrower or any of its Subsidiaries.

         "Tower Assets" shall mean assets and businesses constituting Tower Sites, Towers or "build to suit" businesses of the Borrower or any Subsidiary of the Borrower located in the United States, and any and all Assets relating thereto (including, without limitation, tower structures, concrete pads, tower lighting and fences, interests in real property related thereto, third party tenant leases and permits and documents related thereto).

         "Tower Operations" shall mean the ownership, leasing, management, "build-out" and construction businesses of the Borrower and its Subsidiaries relating to the Towers.

         "Tower Parent Corp." shall mean Tower Parent Corp., a Delaware corporation.

         "Tower Site" shall mean each parcel of real property, owned or leased by the Borrower or any of its Subsidiaries pursuant to a Tower Site Lease Agreement, on which the Borrower or any of its Subsidiaries owns, operates or maintains a Tower.

         "Tower Site Lease Agreement" shall mean each lease for real property to which the Borrower or any of its Subsidiaries is a party pursuant to which the Borrower or such Subsidiary leases a Tower Site.

         "Tower Space Lease Agreement" shall mean any lease or sub-lease agreement to which the Borrower or any of its Subsidiaries is a party pursuant to which the Borrower or such Subsidiary leases or sub-leases platform space on Towers and space on other communications sites and the right to use and/or benefit from related improvements.

         "Tower Sub" shall mean Tower Asset Sub, Inc., a Delaware corporation, and after giving effect to the Nextel Acquisition on the Agreement Date, a wholly-owned Subsidiary of the Borrower.

         "Tower Sub Guaranty" shall mean that certain Guaranty  Agreement (Tower
Sub) issued by Tower Sub in favor of the Collateral Agent, for the benefit of the Tranche C Lenders, dated as of the Tranche C Initial Funding Date, in substantially the form of Exhibit S attached hereto, to be entered into in connection with the funding of the initial Advance of the Tranche C Loans, if applicable.

         "Tower Sub Merger" shall mean the merger of SHI Merger Sub, Inc., a Delaware corporation, with and into Merger Sub in connection with the Nextel Acquisition.

         "Trademark Security Agreement" shall mean that certain Trademark Security Agreement between the Borrower and the Collateral Agent, for the benefit of the Senior Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit T attached hereto, and any similar agreement delivered pursuant to Section 6.16 hereof.

         "Tranche A Commitment" shall mean the several obligations of certain of the Lenders to advance the sum of up to $300,000,000 to the Borrower not later than March 31, 2002, in accordance with their respective Tranche A Commitment Ratios, and as such amount may be reduced from time to time, all pursuant to the terms hereof.

         "Tranche A Commitment Ratios" shall mean the percentages in which certain of the Lenders are severally bound to make Advances to the Borrower under the Tranche A Commitment, which, as of the Agreement Date, are set forth (together with dollar amounts thereof) on Schedule 1 attached hereto.

         "Tranche A Loans" shall mean, collectively, the amounts advanced by certain of the Lenders to the Borrower under the Tranche A Commitment, not to exceed the amount of the Tranche A Commitment, and evidenced by the Tranche A Notes.

         "Tranche A Notes" shall mean those certain term notes in the aggregate original principal amount of $300,000,000, one issued by the Borrower to each of the Lenders issuing a Tranche A Commitment in accordance with each such Lender's Tranche A Commitment Ratio, each one substantially in the form of Exhibit U attached hereto, and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing.

         "Tranche B Commitment" shall mean the several obligations of certain of the Lenders to advance the sum of up to $150,000,000 to the Borrower on the Agreement Date in accordance with their respective Tranche B Commitment Ratios, all pursuant to the terms hereof.

         "Tranche B Commitment Ratios" shall mean the percentages in which certain of the Lenders are severally bound to make Advances to the Borrower under the Tranche B Commitment, which, as of the Agreement Date and after giving effect to any Assignment and Assumption Agreement effective as of the Agreement Date, are set forth (together with dollar amounts thereof) on Schedule 1 attached hereto.

         "Tranche B Loans" shall mean, collectively, the amount advanced by certain of the Lenders to the Borrower under the Tranche B Commitment, not to exceed the amount of the Tranche B Commitment and evidenced by the Tranche B Notes.

         "Tranche B Maturity Date" shall mean June 30, 2006, or such earlier date on which the payment of all outstanding Senior Obligations in respect of the Tranche B Loans shall be due (whether by acceleration or otherwise).

         "Tranche B Notes" shall mean those certain term notes in the aggregate original principal amount of $150,000,000, one issued by the Borrower to each of the Lenders issuing a Tranche B Commitment in accordance with each such Lender's Tranche B Commitment Ratio, each one substantially in the form of Exhibit V attached hereto, and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing.

         "Tranche C Credit Ratios" shall mean with respect to each Advance of the Tranche C Loans, the percentages in which the Tranche C Lenders agree to make such Advance to the Borrower, as specified by written notice from the Tranche C Representative to the Administrative Agent prior to the date on which such Advance of the Tranche C Loans is funded.

         "Tranche C Default" shall mean any of the events specified in Section 10.3(a), provided that any requirement for notice or lapse of time or both has been satisfied.

         "Tranche C Initial Funding Date" shall mean the date on which the initial Advance of the Tranche C Loans is funded.

         "Tranche C Lenders" shall mean, collectively, WCAS and any other Person which becomes a "Tranche C Lender" hereunder after the Agreement Date; and "Tranche C Lender" shall mean any one of the foregoing Tranche C Lenders.

         "Tranche C Loans" shall mean, collectively, the amounts advanced, from time to time in the sole discretion of the Tranche C Lenders, by the Tranche C Lenders to the Borrower, to be evidenced by the Tranche C Notes.

         "Tranche C Notes"shall mean term notes in the aggregate original principal amount of the Tranche C Loans, one issued by the Borrower to each of the Tranche C Lenders in an amount equal to such Tranche C Lender's, Tranche C Credit Ratio times the aggregate amount of each Advance of the Tranche C Loans, each one substantially in the form of Exhibit W attached hereto, and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing.

         "Tranche C Obligations" shall mean any and all Obligations owed to the Tranche C Lenders arising in respect of the Tranche C Loans (which shall include, despite anything which may be construed to the contrary contained herein, the amount of any Capitalized Interest), all of which Tranche C Obligations shall rank pari passu with each other.

         "Tranche C Pre-Fund Period" shall mean the period commencing on the Tranche C Initial Funding Date and ending on the second anniversary of the Tranche C Initial Funding Date.

         "Tranche C Pre-Funded Interest Account" shall mean the cash-collateral Pre-Funded Interest Account, in which the Collateral Agent has been granted a Lien in favor of the Tranche C Lenders, having on deposit funds which are available solely to make payments of interest on the Tranche C Loans for a period of two (2) years from the Agreement Date (and payment of principal of, and interest on, the Tranche C Loans upon the Final Maturity Date or in the event of acceleration of the Tranche C Obligations pursuant to Section 10.3(b) hereof and with respect to which the Collateral Agent, for the benefit of the Tranche C Lenders, has been granted a first priority Lien.

         "Tranche C Pre-Funded Interest Account Pledge Agreement" shall mean that certain Deposit Account Pledge Agreement dated as of the Tranche C Initial Funding Date between the Borrower and the Collateral Agent, for the benefit of the Tranche C Lenders.

         "Tranche C Representative" shall mean WCAS.

         "Transferee" shall have the meaning assigned thereto in Section 13.5(f) hereof.

         "Unfunded Tranche A Commitment" shall mean, as of any date during the period from the Agreement Date through March 31, 2002, the amount of the Tranche A Commitment less the aggregate principal amount of the Tranche A Loans then outstanding.

         "Use of Proceeds Letter" shall mean that certain Use of Proceeds Letter, substantially in the form of Exhibit X attached hereto, delivered to the Credit Parties on the Agreement Date pursuant to Article 4 hereof.

         "Voided Payment" shall have the meaning assigned thereto in Section 2.15(j) hereof.

         "Voting Stock" shall mean all classes of Capital Stock or other interests, including partnership interests, of a Person then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers, or trustee thereof.

         "WCAS" shall mean WCAS Capital Partners III, L.P., a Delaware limited partnership.

         "Welsh" shall mean, collectively, Welsh, Carson, Anderson & Stowe VIII, L.P., a Delaware limited partnership, WCAS Information Partners, L.P., a Delaware limited partnership, WCAS and each of their respective individual partners.

         "Whitney" shall mean, J. H. Whitney Mezzanine Fund, L.P., a Delaware
limited  partnership,   Whitney  Equity  Partners,   L.P.,  a  Delaware  limited
partnership, J. H. Whitney III, L.P., a Delaware limited partnership, and Whitney Strategic Partners III, L.P., a Delaware limited partnership.

         Each definition of an agreement in this Article 1 shall include such instrument or agreement as amended, restated, supplemented or otherwise modified from time to time, and except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. An Event of Default shall "exist", "continue" or be "continuing" until such Event of Default has been waived in writing in accordance with Section 13.12 hereof. All terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein. All accounting terms used herein without definition shall be used as defined under GAAP. All financial calculations hereunder shall, unless otherwise stated, be determined for the Borrower on a consolidated basis with its Subsidiaries.

                                    ARTICLE 2

                                      Loans

         Section 2.1 The Loans. Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, the Lenders have extended and agree, severally in accordance with their respective Commitment Ratios and not jointly, to make Senior Loans to the Borrower in an aggregate principal amount not to exceed Five Hundred Million Dollars ($500,000,000).

         (a) The Revolving Loans. The Lenders listed on Schedule 1 as having issued a Revolving Commitment agree, severally in accordance with their respective Revolving Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and re-lend to the Borrower, on and after the Revolving Loan Availability Date, but prior to the Initial Maturity Date, amounts which, in the aggregate, do not exceed at any time the amount of the Remaining Revolving Commitment. Subject to the terms and conditions hereof and prior to the Initial Maturity Date, Advances under the Revolving Commitment may be repaid and reborrowed from time to time on a revolving basis or may be continued or converted pursuant to a Notice of Conversion/Continuation as provided in Section 2.2 hereof.

         (b) The Tranche A Loans. The Lenders listed on Schedule 1 as having issued a Tranche A Commitment agree, severally in accordance with their respective Tranche A Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower, on and after the Agreement Date and on or prior to March 31, 2002, in multiple Advances, an aggregate amount not to exceed (i) from the Agreement Date through the Revolving Loan Availability Date, the lesser of (A) the Borrowing Base Amount or (B) the Tranche A Commitment, and (ii) from and after the Revolving Loan Availability Date, (A) the Tranche A Commitment less (B) the aggregate amount of any Tranche A Loans advanced prior to the Revolving Loan Availability Date. After the Agreement Date, Advances under the Tranche A Commitment may be continued or converted pursuant to a Notice of Conversion/Continuation as provided in Section 2.2 hereof; provided, however, there shall be no increase in the aggregate principal amount outstanding under the Tranche A Commitment at any time after March 31, 2002. Amounts repaid under the Tranche A Commitment may not be reborrowed. If at any time prior to the Revolving Loan Availability Date, the aggregate principal amount of the Tranche A Loans outstanding exceeds the Maximum Borrowing Base Amount, such Tranche A Loans shall nevertheless constitute Obligations that are secured by the Collateral and are entitled to all benefits thereof.

         (c) The Tranche B Loans. The Lenders listed on Schedule 1 as having agreed to make Tranche B Loans shall, severally and in accordance with their respective Tranche B Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, lend to the Borrower on the Agreement Date, an amount equal to the Tranche B Commitment. After the Agreement Date, Advances under the Tranche B Commitment may be continued or converted pursuant to a Notice of Conversion/Continuation as provided in Section 2.2 hereof; provided, however, there shall be no increase in the aggregate principal amount of the Tranche B Loans outstanding at any time after the Agreement Date. Amounts repaid under the Tranche B Commitment may not be reborrowed.

         (d) The Tranche C Loans. Subject to the prior consent of the Majority Lenders, the Tranche C Lenders shall, upon the request of the Borrower, in their sole discretion, severally and in accordance with their respective Tranche C Credit Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, lend to the Borrower on and after the Tranche C

Initial Funding Date, and on or prior to the third anniversary of the Agreement Date, in one or more Advances, the amount of the Tranche C Loans which shall be determined by the Majority Lenders, in their sole discretion, on or prior to the Tranche C Initial Funding Date. After the third anniversary of the Agreement Date, there shall be no increase in the aggregate principal amount of Tranche C Loans outstanding, except with respect to any Capitalized Interest under this Agreement. Tranche C Loans which have been repaid may not be reborrowed.

         (e) The Letters of Credit. Notwithstanding that the Revolving Loan Availability Date may not have occurred, the Issuing Bank agrees, prior to the Initial Maturity Date and upon the terms and subject to the conditions of this Agreement, to issue from time to time for the account of the Borrower, Letters of Credit to such beneficiaries as shall be designated in writing by the Borrower to the Issuing Bank, up to the limit of the Letter of Credit Committed Amount. If at any time prior to the Revolving Loan Availability Date a draw is made under any Letter of Credit issued hereunder, prior to the Borrower's reimbursement of the Issuing Bank for the full amount of such draw, the amount of such draw shall constitute an Obligation that is secured by the Collateral and is entitled to all benefits thereof.

         (f) Use of Proceeds. The proceeds of the Loans shall be used (i) to finance the Nextel Acquisition, (ii) to provide funding for the construction/development, management, build-out and Acquisition of Towers and Tower Sites, and (iii) for general corporate purposes (including, without limitation, fees and expenses relating to the Nextel Acquisition and the transactions contemplated by this Agreement and the other Loan Documents). On the date of the funding of any Advance of the Tranche C Loans, a portion of such Advance in an aggregate amount equal to interest on such Advance during the Tranche C Pre-Fund Period shall be funded on the date of such Advance to the Tranche C Pre-Funded Interest Account and made solely available for the cash payment of interest charges when due on the Tranche C Loans which shall have accrued on or before the second (2nd) anniversary of the Tranche C Initial Funding Date, and principal and interest repayment upon the Final Maturity Date or in the event of acceleration of the Tranche C Obligations pursuant to Section 10.3(b) hereof.

         Section 2.2       Manner of Borrowing and Disbursement.

         (a) Choice of Interest Rate, Etc. Any Advance (i) under the Revolving Commitment (except with respect to Advances in reimbursement of amounts advanced to beneficiaries under Letters of Credit, which Advances shall in all cases be Base Rate Advances initially) shall, at the option of the Borrower, be made as a Base Rate Advance or a Eurodollar Advance, (ii) under the Tranche A Commitment shall, at the option of the Borrower, be made as a Base Rate Advance or a Eurodollar Advance, (iii) under the Tranche B Commitment shall, at the option of the Borrower, be made as a Base Rate Advance or a Eurodollar Advance, and (iv) as Tranche C Loans shall be made as a Fixed Rate Advance; provided, however, that (i) if the Borrower fails to give the Administrative Agent written notice specifying whether a Eurodollar Advance is to be repaid, continued or converted on a Payment Date, such Eurodollar Advance shall be converted to a Base Rate Advance on such Payment Date, and (ii) the Borrower may not select a Eurodollar Advance if, at the time of such selection, a Default or Event of Default has occurred and is continuing. All Advances of the Senior Loans made on the Agreement Date shall bear interest as Base Rate Advances. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 10:00 a.m. (New York time) in order for such Business Day to count toward the minimum number of Business Days required.

         (b)      Base Rate Advances.

                  (i) Initial and Subsequent Advances. The Borrower shall give the Administrative Agent in the case of Base Rate Advances, irrevocable prior written notice not later than 10:00 a.m. (New York time) on the date of such Advance in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given; and provided, further, that no such notice shall be required in connection with the making of a Base Rate Advance to repay a draw under a Letter of Credit.

                  (ii) Repayments and Conversions. The Borrower may (A) upon at least one (1) Business Days' irrevocable prior written notice to the Administrative Agent, repay or prepay a Base Rate Advance, or (B) upon at least three (3) Business Days' irrevocable prior written notice to the Administrative Agent in the form of a Notice of Conversion/Continuation, convert all or a portion of the principal amount thereof to one or more Eurodollar Advances. On the date indicated by the Borrower, such Base Rate Advance shall be so repaid or converted.

                  (iii) Miscellaneous. Notwithstanding any term or provision of this Agreement which may be construed to the contrary, each Base Rate Advance (except any Base Rate Advance in reimbursement of amounts advanced to beneficiaries under Letters of Credit) shall be in a principal amount of at least $3,000,000 and in integral multiples of $100,000 in excess thereof, or the remaining amount of the Revolving Commitment or the Tranche A Commitment, as the case may be.

         (c)      Eurodollar Advances.

                  (i) Initial and Subsequent Advances. The Borrower shall give the Administrative Agent in the case of Eurodollar Advances at least three (3) Business Days' irrevocable prior written notice in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given. The Borrower shall promptly notify the Administrative Agent by telephone or telecopy, and shall immediately confirm any such telephonic notice in writing, of its selection of a Eurodollar Base Rate and Eurodollar Advance Period for such Advance; provided, however, that the Borrower's failure to confirm any such telephonic notice in writing shall not invalidate any notice so given.

                  (ii) Repayments, Continuations and Conversions. At least three
(3) Business Days prior to each Payment Date for a Eurodollar Advance, the Borrower shall give the Administrative Agent written notice in the form of a Notice of Conversion/Continuation specifying whether all or a portion of such Eurodollar Advance outstanding on such Payment Date (A) is to be continued in whole or in part as a new Eurodollar Advance, in which case such notice shall also specify the Eurodollar Advance Period for such new Eurodollar Advance, (B) is to be converted in whole or in part to a Base Rate Advance, or (C) is to be repaid and not continued or converted. Upon such Payment Date, such Eurodollar Advance will, subject to the provisions hereof, be so repaid, continued or converted, as applicable. If the Borrower fails to give the Administrative Agent written notice specifying whether a Eurodollar Advance is to be repaid, continued or converted on a Payment Date, such Eurodollar Advance shall be converted to a Base Rate Advance on such Payment Date.

                  (iii) Miscellaneous. Notwithstanding any term or provision of this Agreement which may be construed to the contrary, each Eurodollar Advance shall be in a principal amount of at least $5,000,000 and in integral multiples of $100,000 in excess thereof, and at no time shall the aggregate number of all Eurodollar Advances outstanding exceed ten (10).

         (d) Fixed Rate Advances. All Advances of Tranche C Loans shall be made as Fixed Rate Advances. Under no circumstances may any Fixed Rate Advance be converted to a Base Rate Advance or a Eurodollar Advance.

         (e) Notification of Lenders. Upon receipt of a Request for Advance or a notice from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, or a request by the Issuing Bank for reimbursement under Section 2.14 hereof, the Administrative Agent shall promptly notify each Lender and each Tranche C Lender, as applicable, by telephone or telecopy of the contents thereof and the amount of such Lender's or such Tranche C Lender's portion of the Advance. Each Lender and each Tranche C Lender, as applicable, shall, not later than 1:00 p.m. (New York time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

         (f)      Disbursement.

                  (i) Prior to 3:00 p.m. (New York time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of any applicable conditions set forth in Article 4 hereof, disburse the amounts made available to it by the Lenders or the Tranche C Lenders, as the case may be, in immediately available funds by (A) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions, (B) in the case of an Advance representing the reimbursement of the Issuing Bank for a draw under a Letter of Credit, transferring such amount to the Issuing Bank, or (C) in the absence of such instructions referred to in clause (A) above and so long as the provisions of clause (B) above do not apply to the requested Advance, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent. In the case of any Advance of the Tranche C Loans, notwithstanding any contrary instruction by the Borrower, the Administrative Agent shall transfer a portion of such Advance in an amount of not less than the amount necessary to pay interest on such Advance during the Tranche C Pre-Fund Period to the Tranche C Pre-Funded Interest Account.

                  (ii) Unless the Administrative Agent shall have received notice from a Lender, prior to the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender, has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent a Lender does not make such ratable portion available to the Administrative Agent, such Lender, agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.

                  (iii) If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Administrative Agent, together with interest thereon. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

                  (iv) In the event that, at any time when the Borrower is not in Default, a Lender for any reason fails or refuses to fund its portion of an Advance, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Lender shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document and, with respect to any such Lender, the amount of the Revolving Commitment and Term Loans, as applicable, or Senior Loans, as applicable, held by such Lender shall not be counted as outstanding for purposes of determining "Majority Lenders" hereunder, and (B) to receive payments of principal, interest or fees from the Borrower in respect of its unfunded portion of Advances. Notwithstanding the foregoing, within sixty (60) days of the failure by any Lender to fund its portion of an Advance, so long as no Default or Event of Default then exists, the Borrower may, in its discretion, provide a replacement lender or lenders for such non-funding Lender, which replacement lender or lenders will be subject to the approval of the Arrangers, which shall not be unreasonably withheld, and the Administrative Agent, such Lender and the Borrower shall take all necessary actions to transfer the rights, duties and obligations of such non-funding Lender to such replacement lender or lenders within such sixty (60) day period (including, without limitation, the payment in full of all Senior Obligations hereunder due to the non-funding Lender being replaced).

         (g) Automatic Payment. Unless payment is otherwise timely made by the Borrower, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest, fees or other charges in respect of the Senior Loans shall be deemed irrevocably to be a Request for Advance on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of an Advance (i) under the Unfunded Tranche A Commitment, or (ii) in the event that the Tranche A Commitment is fully funded or is no longer available, under the Revolving Commitment, made pursuant thereto may be dispersed by way of direct payment of the relevant Obligation and shall bear interest initially as a Base Rate Advance. The Administrative Agent and the Lenders shall have no obligation to the Borrower to honor any such deemed Request for Advance, but may do so in their sole discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default.

         Section 2.3       Interest.

         (a) On Base Rate Advances. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable quarterly in arrears, commencing on the last day of the first (1st) full fiscal quarter after the Agreement Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the date of any repayment made under Section 2.2 or Section 2.6 hereof and on the Initial Maturity Date or the Tranche B Maturity Date, as applicable. Interest shall accrue and be payable on each Base Rate Advance at the simple per annum interest rate equal to the sum of (A) the Base Rate and (B) the Applicable Margin in effect from time to time and as more fully set forth in Section 2.3(g) below.

         (b) On Eurodollar Advances. Interest on each Eurodollar Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable in arrears (i) on the applicable Payment Date for such Advance, and (ii) if the Eurodollar Advance Period for such Eurodollar Advance exceeds three (3) months, interest on such Eurodollar Advance shall be due and payable in arrears on every three (3) month anniversary of such Eurodollar Advance. Interest on Eurodollar Advances then outstanding shall also be due and payable on the date of any repayment made under Section 2.2 or Section 2.6 hereof and on the Initial Maturity Date or the Tranche B Maturity Date, as applicable. Interest shall accrue and be payable on each Eurodollar Advance at a rate per annum equal to the sum of (A) the Eurodollar Base Rate applicable to such Eurodollar Advance and (B) the Applicable Margin in effect from time to time and as more fully set forth in Section 2.3(g) below.

         (c)      On Fixed Rate Advances.

                  (i) Interest on each Fixed Rate Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable, subject to the restrictions contained in this Section 2.3(c) and in
Section 2.15 hereof, quarterly in arrears, commencing on the last day of the first (1st) full calendar quarter after the Agreement Date. Interest on Fixed Rate Advances then outstanding shall also be due and payable on the Final Maturity Date. Except as set forth in Section 2.3(e)(ii) below, interest shall accrue and be payable on each Fixed Rate Advance at the simple per annum interest rate equal to ten percent (10%).

                  (ii) So long as funds remain in the Tranche C Pre-Funded Interest Account, the Borrower shall provide the Administrative Agent with five
(5) Business Days' written notice of the due date of any interest payment on the Tranche C Loans, which notice shall direct the Administrative Agent to apply funds from the Tranche C Pre-Funded Interest Account to pay such interest in cash. To the extent that funds are available in the Tranche C Pre-Funded Interest Account, the Administrative Agent shall comply with such direction. In no event shall any cash payment of interest on the Tranche C Loans be made other than from funds available therefor in the Tranche C Pre-Funded Interest Account until all funds in such account shall have been depleted.

                  (iii) Notwithstanding anything to the contrary contained herein, the amount of any interest with respect to any Fixed Rate Advance which is not paid in cash to the Administrative Agent, for the benefit of the Tranche C Lenders, whether because (A) a Payment Blockage Period then exists, or (B)
with respect to any quarterly interest payment, the Borrower is not able to demonstrate pro forma compliance with the Financial Covenants after giving effect to such payment, shall be paid in kind to the extent set forth in Section 2.3(e)(ii), and capitalized as additional principal under the Tranche C Loans as of the applicable quarterly payment date therefor, and, to the extent that the amount of such interest is paid in kind, shall not constitute a Tranche C Default hereunder. The amount of all interest required to be capitalized as additional principal under the Tranche C Loans hereunder shall constitute Capitalized Interest and shall accrue interest from and after such capitalization at the interest rate then applicable to the Tranche C Obligations.

         (d) Interest if No Notice of Selection of Interest Rate. If the Borrower fails to give the Administrative Agent timely notice of the selection of a Eurodollar Base Rate, or if the Administrative Agent is unable to timely determine a Eurodollar Base Rate for any Advance, the Base Rate shall apply to such Advance. If the Borrower fails to elect to continue any Eurodollar Advance then outstanding prior to the Payment Date applicable thereto in accordance with the provisions of Section 2.2 hereof, the Base Rate shall apply to such Advance commencing on and after such Payment Date.

         (e) Interest Upon Default and Upon Failure to Make Cash Interest Payments on Tranche C Loans When Due.

                  (i) On the Senior Obligations. Immediately upon the occurrence of an Event of Default under Section 10.1(b), (f) or (g) hereunder, interest on the Senior Obligations shall accrue at the Default Rate applicable thereto from the date of such Event of Default. Interest accruing at the Default Rate on the Senior Obligations shall be payable on demand and in any event on the Initial Maturity Date or the Tranche B Maturity Date, as applicable, and shall accrue until the earliest to occur of (A) waiver of the applicable Event of Default in accordance with Section 13.12 hereof, (B) agreement by the Majority Lenders to rescind the charging of interest at the Default Rate, or (C) payment in full of the Senior Obligations. The Lenders shall not be required to (x) accelerate the maturity of their Senior Loans, (y) terminate their Senior Commitments, or (z) exercise any other rights or remedies available to them under the Loan Documents in order to charge interest hereunder at the Default Rate.

                  (ii) On the Tranche C Obligations. During the existence of any Tranche C Default under Section 10.3(a)(i), (ii) or (iii), or in the event that the amount of any interest due in respect of the Tranche C Obligations is not paid in cash to the Administrative Agent, for the benefit of the Tranche C Lenders, on the applicable quarterly payment date therefor, interest on the Tranche C Obligations shall accrue at the Default Rate applicable to the Tranche C Obligations during the quarterly period immediately preceding the applicable quarterly payment date for which a cash payment is not made.

         (f) Computation of Interest. In computing interest on any Advance, the date of making the Advance shall be included and the date of payment shall be excluded; provided, however, that if an Advance is repaid on the date that it is made, one (1) day's interest shall be due with respect to such Advance.

         (g)      Applicable Margins for Base Rate Advances and Eurodollar
Advances.

                  (i) Advances Under the Revolving Commitment or of the Tranche A Loans. With respect to any Advance under the Revolving Commitment, or any Advance of the Tranche A Loans, the Applicable Margin shall be (A) on and after the Agreement Date to but not including the later of (I) the Revolving Loan Availability Date and (II) the Adjustment Date, (x) 3.00% with respect to any Eurodollar Advance and (y) 1.50% with respect to any Base Rate Advance, and (B) on and after the later of (I) the Revolving Loan Availability Date and (II) the Adjustment Date, the interest rate margin based upon the Leverage Ratio for the most recent fiscal quarter end, effective as of the second (2nd) Business Day after the financial statements referred to in Section 7.2 hereof are delivered by the Borrower to the Administrative Agent for the fiscal quarter of the Borrower most recently ended, expressed as a per annum rate of interest as follows:


                                           Then the Base Rate Advance     Then the Eurodollar Advance
      If the Leverage Ratio is:            Applicable Margin shall be:    Applicable Margin shall be:
Greater than 6.00 to 1.00                         1.50%                      3.00%
Greater than 5.50 to 1.00 but less than or        1.25%                      2.75%
equal to 6.00 to 1.00

Greater than 5.00 to 1.00 but less than or        1.00%                      2.50%
equal to 5.50 to 1.00
Greater than 4.50 to 1.00 but less than or        0.75%                      2.25%
equal to 5.00 to 1.00
Greater than 4.00 to 1.00 but less than or        0.25%                       1.75%
equal to 4.50 to 1.00
Less than or equal to 4.00 to 1.00                0.00%                      1.25%


In the event that the Borrower fails to timely provide (i) the financial statements referred to above in accordance with the terms of Section 7.2 hereof or (ii) the Performance Certificate referred to in Section 7.4 hereof, and without prejudice to any additional rights under Section 2.3(e) or Section 10.2 hereof, no downward adjustment of the Applicable Margin in effect for the preceding quarter shall occur until the actual delivery of such statements, and from such failure and until such delivery, the Applicable Margin shall be (x) 3.00% with respect to each Eurodollar Advance, and (y) 1.50% with respect to each Base Rate Advance.

                  (ii) Advances of the Tranche B Loans. With respect to any Advance of the Tranche B Loans, the Applicable Margin shall be the interest rate margin based upon the Leverage Ratio for the most recent fiscal quarter end, effective as of the second (2nd) Business Day after the financial statements referred to in Section 7.2 hereof are delivered by the Borrower to the Administrative Agent for the fiscal quarter of the Borrower most recently ended, expressed as a per annum rate of interest as follows:

                                       Then the Base Rate Advance     Then the Eurodollar Advance
      If the Leverage Ratio is:        Applicable Margin shall be:    Applicable Margin shall be:
      ------------------------         --------------------------     ----------------------------
Greater than 5.00 to 1.00                         2.00%                      3.50%

Less than or equal to 5.00 to 1.00                1.75%                      3.25%


In the event that the Borrower fails to timely provide (i) the financial statements referred to above in accordance with the terms of Section 7.2 hereof or (ii) the Performance Certificate referred to in Section 7.4 hereof, and without prejudice to any additional rights under Section 2.3(e) or Section 10.2 hereof, no downward adjustment of the Applicable Margin in effect for the preceding quarter shall occur until the actual delivery of such statements, and from such failure and until such delivery, the Applicable Margin shall be (x) 3.50% with respect to each Eurodollar Advance, and (y) 2.00% with respect to each Base Rate Advance.

         Section 2.4       Fees.

         (a) Fees Payable Under the Fee Letter. The Borrower agrees to pay such fees as are mutually agreed upon and as are described in the Fee Letter.

         (b) Commitment Fees. The Borrower agrees to pay to the Administrative Agent, for the benefit of each of the Lenders in accordance with their respective Revolving Commitment Ratios or Tranche A Commitment Ratios, as applicable, a commitment fee on (i) the aggregate unborrowed balance of the Remaining Revolving Commitment, for each day from the Agreement Date until the Initial Maturity Date, at a rate of one-half of one percent (0.50%) per annum, and (ii) the Unfunded Tranche A Commitment, for each day from the Agreement Date until March 31, 2002, at a rate of, (A) so long as the Unfunded Tranche A Commitment is greater than or equal to $225,000,000, one and one-quarter percent (1.25%) per annum, (B) so long as the

Unfunded Tranche A Commitment is less than $225,000,000 but greater than or equal to $150,000,000, three-quarters of one percent (0.75%) per annum, and (C) so long as the Unfunded Tranche A Commitment is less than $150,000,000, one-half of one percent (0.50%) per annum. Such commitment fees shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on the last day of the first full fiscal quarter after the Agreement Date, shall be fully earned when due, and shall be non-refundable when paid. A final payment of any accrued and unpaid commitment fee with respect to (x) the Revolving Commitment shall also be due and payable on the Initial Maturity Date, and (y) the Unfunded Tranche A Commitment shall also be due and payable on March 31, 2002.

         (c) Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders, in accordance with their respective Revolving Commitment Ratios, a letter of credit fee equal to the Applicable Margin for Eurodollar Advances under the Revolving Commitment per annum (computed on the basis of a 360 day year for the actual number of days elapsed), of the stated amount of each Letter of Credit issued by the Issuing Bank hereunder. Such letter of credit fee shall be due and payable quarterly in arrears on the last day of each calendar quarter during which such Letter of Credit is outstanding and any accrued and unpaid letter of credit fees shall also be due and payable on the Initial Maturity Date. Such letter of credit fee shall be fully earned when due and nonrefundable when paid. In the event of any inconsistency between the terms of this Agreement and the terms of any letter of credit reimbursement agreements or indemnification agreements between the Borrower and the Issuing Bank with respect to Letters of Credit issued hereunder, the terms of this Agreement shall control.

         (d) Issuing Bank Fee. The Borrower agrees to pay to the Issuing Bank, for its own account, a fee equal to one-quarter of one percent (0.25%) of the face amount of each Letter of Credit issued hereunder, which fee shall be due and payable in advance on the date of the issuance of such Letter of Credit. The foregoing fee shall be fully earned when due and nonrefundable when paid. In the event of any inconsistency between the terms of this Agreement and the terms of any letter of credit reimbursement agreements or indemnification agreements between the Borrower and the Issuing Bank with respect to the Letters of Credit issued hereunder, the terms of this Agreement shall control.

         (e)  Computation  of Fees.  In computing  any fees  payable  under this
Section 2.4, the first day of the applicable period shall be included and the date of payment shall be excluded.

         Section 2.5       Optional Prepayment/Reduction of Commitment.

         (a) Prepayment of Advances. The principal amount of any Base Rate Advance under the Revolving Loan Commitment may be prepaid in full or in part at any time, without penalty or premium, upon not less than one (1) Business Days' prior written notice to the Administrative Agent; and the principal amount of any Eurodollar Advance under the Revolving Loan Commitment may be prepaid prior to the applicable Payment Date, without penalty or premium, upon not less than three (3) Business Days' prior written notice to the Administrative Agent, provided that the Borrower shall reimburse the Lenders and the Administrative Agent, on demand, for any loss or out-of-pocket expense incurred by any of them in connection with such prepayment of Eurodollar Advances as set forth in
Section 2.10 hereof. Each notice of prepayment given hereunder shall be irrevocable. Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's portion of the prepayment.

         (b)      Permanent Prepayment or Reduction.

                  (i) Terms of Prepayments or Reductions. Optional permanent prepayments of principal of the Term Loans, and permanent reductions of the Revolving Commitment hereunder, may be made at any time upon three (3) Business Days' prior irrevocable written notice to the Administrative Agent, without penalty or premium, provided that such prepayments or reductions shall be in minimum amounts of $5,000,000 and integral multiples of $1,000,000; provided, however, that if the Borrower prepays the Tranche B Loans in full on or before the second (2nd) anniversary of the Agreement Date, the Borrower hereby agrees to pay to the Administrative Agent, on behalf of the Lenders in accordance with their respective Tranche B Commitment Ratios, a premium in an amount determined by multiplying the aggregate amount of the Tranche B Commitment by (i) one percent (1.00%) with respect to such prepayments made on or before the first
(1st) anniversary of the Agreement Date, and (ii) three-quarters of one percent (0.75%) with respect to such prepayments made after the first (1st) anniversary of the Agreement Date but on or before the second (2nd) anniversary of the Agreement Date. Optional permanent prepayments of principal of the Tranche C Loans may be made, on a pro rata basis, subject to the terms and conditions of
Section 2.15 hereof and the mandatory repayments, if any, of the Senior Loans pursuant to Section 2.7(c) hereof, to the extent of any Net Proceeds received by the Borrower, or received by Holdco and Invested in the Borrower, from the issuance of any Permitted High-Yield Securities or the issuance of any Capital Stock; provided that such prepayments are made within thirty (30) days after receipt by the Borrower or Holdco, as the case may be, of such Net Proceeds.

                  (ii) Application of Payments or Reductions. In the event that the Borrower shall make a prepayment of the Term Loans on or before March 31, 2002, the amount of such prepayment shall be applied to permanently reduce the Tranche A Commitment and the Tranche B Loans on a pro rata basis. If applicable, the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, the amount to reduce the amount of the Tranche A Loans then outstanding to not more than the amount of the Tranche A Commitment as so reduced. In the event that the Borrower shall make a prepayment of the Term Loans after March 31, 2002, such prepayment of the Term Loans shall permanently reduce the Tranche A Loans and the Tranche B Loans, on a pro rata basis. Each such reduction allocated to the Tranche A Loans shall reduce, on a pro rata basis, the remaining scheduled installments of principal due under the Tranche A Loans as set forth in Section 2.6(b) hereof. Each such reduction of the Tranche B Loans shall be allocated to the Tranche B Loans, on a pro rata basis, to the remaining scheduled installments of principal due under the Tranche B Loans as set forth in Section 2.6(c) hereof. Each such prepayment shall also be made together with accrued interest on the amount so prepaid and the commitment fees set forth in
Section 2.4(b) accrued through the date of the reduction with respect to the amount reduced. As of the date of cancellation or reduction set forth in any notice thereof, the Revolving Commitment shall be permanently reduced to the amounts stated in the Borrower's notice for all purposes herein, and the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, the amount necessary to reduce the principal amount of the Revolving Loans then outstanding to not more than the amount of the Remaining Revolving Commitment as so reduced, together with the accrued interest on the amount so prepaid and the commitment fee set forth in Section 2.4(b) accrued through the date of the reduction with respect to the amount reduced. In connection with any such permanent repayment, the Borrower shall reimburse the Administrative Agent and the Lenders, on demand, for any loss or out-of-pocket expense incurred by any of them in connection with such payment of Eurodollar Advances, as set forth in
Section 2.10. Upon receipt of any notice of prepayment or reduction, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's portion of the prepayment or the reduction, as applicable.

         Section 2.6       Repayment.

         (a) The Revolving Loans. All unpaid principal and accrued interest of the Revolving Loans and any other outstanding Obligations under the Revolving Commitment shall be due and payable in full on the Initial Maturity Date.

         (b) The Tranche A Loans. Commencing on June 30, 2002, and at the end of each calendar quarter thereafter, the outstanding principal balance of the Tranche A Loan then outstanding shall be repaid by an amount equal to the percentage (for such quarter and year) set forth below:


                                                                            Annual Percentage of Tranche A
                                       Percentage of Tranche A Loans       Loans Outstanding as of June 30,
                                      Outstanding as of June 30, 2002       2002 to be Reduced Each Period
          Quarters Ending               to be Reduced Each Quarter:               Ending December 31:
          ---------------               ---------------------------               -------------------
June 30, 2002 through and                          4.00%                                12.00%
including December 31, 2002
March 31, 2003 through and                         5.75%                                23.00%
including December 31, 2003
March 31, 2004 through and                         7.50%                                30.00%
including December 31, 2004
March 31, 2005 through and                         8.75%                                35.00%
including Initial Maturity Date


Additionally,  the Tranche A Loans shall be repaid as may be required by Section
2.7 hereof. Any unpaid principal and interest of the Tranche A Loans and any other outstanding Obligations under the Tranche A Commitment shall be due and payable in full on the Initial Maturity Date.

         (c) Tranche B Loans. Commencing on June 30, 2002, and at the end of each calendar quarter thereafter, the outstanding principal balance of the Tranche B Loans then outstanding shall be repaid as set forth below:


          Quarters Ending                 Quarterly Payment Amount               Annual Payment Amount
          ---------------                 ------------------------               ---------------------
June 30, 2002 through and                        $ 500,000                            $ 1,500,000
including December 31, 2002
March 31, 2003 through and                       $ 375,000                            $ 1,500,000
including December 31, 2003
March 31, 2004 through and                       $ 375,000                            $ 1,500,000
including December 31, 2004
March 31, 2005 through and                       $ 375,000                            $ 1,500,000
including December 31, 2005
March 31, 2006                                   $67,500,000                            ------
June 30, 2006                                    $76,500,000                            ------


Additionally,  the Tranche B Loans shall be repaid as may be required by Section
2.7 hereof. Any unpaid principal and interest of the Tranche B Loans and any other outstanding Senior Obligations shall be due and payable in full on the Tranche B Maturity Date.

         (d) The Tranche C Loans. All unpaid principal and accrued interest of the Tranche C Loans and any other outstanding Tranche C Obligations shall be due and payable in full on the Final Maturity Date.

         (e) Letter of Credit Advances. All Base Rate Advances made pursuant to draws under the Letters of Credit (which shall, in any event, not be made prior to the Revolving Loan Availability Date) shall be deemed to be Advances under the Revolving Commitment and shall be due and payable on the Initial Maturity Date.

         Section 2.7 Mandatory Repayments. In addition to the repayments provided for in Section 2.6 hereof, the Borrower shall, if required pursuant to this Section 2.7, prepay the Loans, without any obligation to pay any prepayment premium otherwise due, as follows:

         (a) Excess Cash Flow. Commencing with respect to the fiscal year of the Borrower ended December 31, 2002, and with respect to each fiscal year thereafter during the term of this Agreement, on or prior to the Excess Cash Flow Recapture Date with respect to each such fiscal year, the Borrower shall make a prepayment of the outstanding principal amount of the Term Loans in an amount equal to seventy-five percent (75%) of Excess Cash Flow for such fiscal year; provided, however, that, in the event that the Borrower shall have maintained a Leverage Ratio less than or equal to 4.00 to 1.00 for two (2) consecutive fiscal quarters, the amount of the prepayment due under this Section 2.7(a) shall at all times thereafter be reduced to fifty percent (50%) of Excess Cash Flow. The amount of any prepayment made by the Borrower pursuant to this
Section  2.7(a)  shall be applied  to prepay  the  Senior  Loans as set forth in
Section 2.7(e) below.

         (b) Disposition of Assets. (i) If, after the Agreement Date, the Borrower or any of its Subsidiaries shall sell, transfer or otherwise dispose of (including, without limitation, by way of condemnation or casualty), in the aggregate during the term of this Agreement, any Assets with Net Proceeds in excess of $5,000,000 (other than (i) the sale of obsolete equipment (other than Towers) and inventory or the sale, transfer or other disposition of Assets that are replaced by property of substantially equivalent kind and value in the ordinary course of business, and (ii) the lease of space on Towers in the ordinary course of business), one hundred percent (100%) of the Net Proceeds received by the Borrower or such Subsidiary from such Sales Transaction shall be applied, on the date of receipt thereof by the Borrower or such Subsidiary, to prepay the Senior Loans as set forth in Section 2.7(e) below; provided, however, that, at the Borrower's election, so long as no Default or Event of Default then exists or would be caused thereby, such Net Proceeds may be used by the Borrower or any Subsidiary to purchase or construct one or more Towers, the aggregate Purchase Price of which does not exceed such Net Proceeds (or the sum of such Net Proceeds plus Advances otherwise available for Permitted Acquisitions), so long as the Borrower or such Subsidiary shall have (A) entered into a definitive contract for purchase or construction within six (6) months from the date of such sale or other disposition, and (B) concluded such purchase or construction within twelve (12) months from the date of such sale or other disposition.

                  (ii) In the event the Borrower elects to exercise its right to reinvest Net Proceeds under Section 2.7(b)(i), the Borrower shall so notify the Administrative Agent not less than five (5) Business Days prior to the proposed date of the closing of the sale or other disposition and shall, upon its or any Subsidiary's receipt of any Net Proceeds with respect to such sale or other disposition, remit such Net Proceeds to the Administrative Agent to reduce the outstanding principal balance of the Revolving Loans (but not the Term Loans nor the amount of the Revolving Loan Commitment). Any amount in excess of the then outstanding balance of the Revolving Loans shall be held in trust in an interest-bearing account with the Administrative Agent or an Affiliate thereof (the "Net Proceeds Trust") for the benefit of the Borrower, to be applied to the ultimate purchase of the Towers, as hereinafter provided. The Borrower shall consummate the Acquisition of the Towers not later than twelve (12) months after the date of the applicable sale or other disposition. To the extent that the Borrower shall not have consummated


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



any such purchase as of twelve (12) months after the date of such sale or other disposition (for whatever reason, including the occurrence of a Default or Event of Default hereunder), or the cash Purchase Price of such purchase shall be less than the Net Proceeds of the applicable sale or other disposition, any funds held in the Net Proceeds Trust relating to such sale shall be applied in the manner set forth in Section 2.7(e).

                  (iii) Amounts in any Net Proceeds Trust shall also be subject to a valid and perfected first priority Lien in favor of the Collateral Agent (for the benefit of the Senior Credit Parties to secure the Senior Obligations), pursuant to a deposit pledge agreement or other security agreement in form and substance reasonably satisfactory to the Collateral Agent.

         (c) Debt or Equity Issuance. If, after the Agreement Date, (i) Holdco shall conduct any public or private issuance of any Funded Debt or any Convertible Securities (other than the issuance of the Holdco 2009 Notes in an amount not to exceed $340,003,656) (each a "Debt Offering"), or (ii) the Borrower or Holdco shall issue any Capital Stock or other equity interests (other than any Convertible Securities) in the Borrower or Holdco (other than from the issuance of (A) any Permitted High-Yield Securities which are equity securities to the extent that such Net Proceeds shall be used to repay the Tranche C Loans as permitted by Section 2.5(b)(i) hereof, or (B) such Capital Stock or other equity interests to any Shareholder or Affiliate thereof) (each an "Equity Offering"), the Borrower shall prepay the Senior Loans as follows:

                  (i) In the event that the Leverage Ratio on a pro forma basis after giving effect to any Debt Offering shall be greater than 4.00 to 1.00, an amount up to one hundred percent (100%) of the Net Proceeds received by Holdco with respect to such Debt Offering shall be applied, on the date of receipt of the Net Proceeds of such Debt Offering by Holdco, by the Borrower to prepay the Senior Loans as set forth in
         Section 2.7(e) hereof, to the extent necessary to cause the Leverage Ratio to be less than or equal to 4.00 to 1.00 after giving effect to such Debt Offering.

                  (ii) In the event that the Leverage Ratio on a pro forma basis after giving effect to any Equity Offering shall be greater than 4.00 to 1.00, an amount up to fifty percent (50%) of the excess, if any, of
         (A) the aggregate amount of Net Proceeds received by the Borrower or Holdco, as applicable, in respect of Equity Offerings conducted during the term of this Agreement, over (B) $250,000,000, shall be applied, on the date of receipt thereof, to prepay the Senior Loans, as set forth in Section 2.7(e), to the extent necessary to cause the Leverage Ratio to be less than or equal to 4.00 to 1.00 after giving effect to such Equity Offering.

         (d) Tranche A Overadvances. Prior to the Revolving Loan Availability Date, in the event that the Lenders shall make any Tranche A Loans which give rise to an Overadvance, or if there shall exist an Overadvance for any reason whatsoever, the Borrower shall make, ON DEMAND, a payment on the Senior Obligations to be applied to the Tranche A Loans in an aggregate principal amount equal to such Overadvance.

         (e) Application of Payments. Except as otherwise permitted in Section 2.7(b) hereof, the amount of any prepayment required to be made pursuant to this
Section 2.7 shall be applied as follows: (i) first, to permanently prepay the outstanding principal amount of the Term Loans, on a pro rata basis, with the amount allocated to the Tranche A Loans being applied to reduce, on a pro-rata basis, the remaining scheduled installments of principal due under the Tranche A Loans as set forth in Section 2.6(b) hereof, and the amount allocated to the Tranche B Loans being applied to reduce, on a pro-rata basis, the remaining scheduled installments of principal due under the Tranche B Loans as set forth in Section 2.6(c) hereof, and (ii) thereafter, to prepay the outstanding principal amount of the Revolving Loans, with a corresponding permanent reduction in the amount of the Revolving Commitment; provided however, that if an Event of Default has occurred and is continuing at the time of any prepayment required to be made pursuant to this Section 2.7, the amount of such prepayment shall be applied to prepay the Term Loans and the Revolving Loans on a pro-rata basis. Accrued interest on the principal amount of the Term Loans being prepaid, and accrued interest and fees on the principal amount of the Revolving Commitment being reduced, pursuant to this Section 2.7 to the date of such prepayment shall be paid by the Borrower concurrently with such principal prepayment.

         Section 2.8       Notes; Loan Accounts.

         (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Notes. One Revolving Note, one Tranche A Note and one Tranche B Note shall be issued by the Borrower to the order of each Lender in accordance with its Commitment Ratios with respect to such Senior Loans. On the date on which any Advance of the Tranche C Loans is funded, if applicable, one Tranche C Note shall be issued by the Borrower to the order of each Tranche C Lender funding such Advance in accordance with its Tranche C Credit Ratio with respect to the amount of such Advance. Each Note shall be issued by the Borrower to the order of a Lender or a Tranche C Lender, as the case may be, and shall be duly executed and delivered by one or more Authorized Signatories of the Borrower.

         (b) Each Lender and each Tranche C Lender may open and maintain on its books in the name of the Borrower a loan account with respect to such Lender's or such Tranche C Lender's, as applicable, portion of the Loans and interest thereon. Each Lender and each Tranche C Lender which opens such a loan account shall debit such loan account for the principal amount of its portion of each Advance made and accrued interest thereon and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Lender or a Tranche C Lender with respect to the loan account maintained by it shall be prima facie evidence of the Loans of such Lender or Tranche C Lender, as applicable, and accrued interest thereon, but the failure of any Lender or any Tranche C Lender to maintain such records or to make any such notations, or any error or mistake in such notations, shall not affect the Borrower's repayment obligations with respect to such Loans.

         (c) Each Tranche C Note, and any other agreement, note, bond, debenture or other instrument from time to time evidencing the Tranche C Obligations or any part thereof shall contain a specific statement thereon to the effect that the Indebtedness evidenced thereby is subject to the provisions of Section 2.15 of this Agreement.

         Section 2.9       Manner of Payment.

         (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, commitment fees, letter of credit fees and any other amount owed to any of the Credit Parties under this Agreement, the Fee Letter or the Notes shall be made not later than 2:00 p.m. (New York time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the applicable Credit Party, in Dollars in immediately available funds. Any payment received by the Administrative Agent after 2:00 p.m. (New York time) shall, solely for the purpose of calculating interest, be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment hereunder at or prior to 2:00 p.m. (New York time) on any Business Day shall be deemed to constitute receipt on such Business Day. In the case of a payment for the account of a Lender or a Tranche C Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender or Tranche C Lender, as applicable. If the

Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Credit Parties accordingly.

         (b) The Borrower agrees to pay principal, interest, fees and all other Obligations due hereunder, under the Fee Letter, under the Notes, or under the other Loan Documents without set-off or counterclaim or any deduction whatsoever.

         (c) Prior to the acceleration of the Senior Loans under Section 10.2 hereof, and other than with respect to payments required to be made pursuant to
Section 2.7 hereof (which shall be applied as set forth in Section 2.7 hereof), if some but less than all amounts due from the Borrower are received by the Administrative Agent, the Administrative Agent shall distribute such amounts in the following order of priority on a pro-rata basis: (i) FIRST, to the payment of any fees, costs or expenses then due and payable to any of the Senior Credit Parties hereunder or under any other Loan Document; (ii) SECOND, to the payment of interest then due and payable on the Senior Loans; (iii) THIRD, to the payment of principal then due and payable on the Term Loans; (iv) FOURTH, to the payment of principal then due and payable on the Revolving Loans; (v) FIFTH, to the payment of all other amounts not otherwise referred to in this Section 2.9(c) then due and payable to the Senior Credit Parties hereunder or under any other Loan Document; (vi) SIXTH, to the payment of any fees, costs or expenses then due and payable to any of the Tranche C Lenders; (vii) SEVENTH, to the payment of interest then due and payable on the Tranche C Loans; and (viii) EIGHTH, to the payment of all other amounts not otherwise referred to in this
Section 2.9(c) then due and payable to the Tranche C Lenders hereunder and under any other Loan Document.

         (d) Subject to any contrary provisions in the definition of Eurodollar Advance Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

         Section 2.10      Reimbursement.

         (a) Whenever any Lender shall sustain or incur any losses or out-of-pocket expenses in connection with (i) failure by the Borrower to borrow any Eurodollar Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in
Article 4), (ii) prepayment of any Eurodollar Advance in whole or in part for any reason, or (iii) failure by the Borrower to prepay any Eurodollar Advance after giving notice of its intention to prepay such Advance, the Borrower agrees to pay to such Lender, upon demand, an amount sufficient to compensate such Lender for all such losses and reasonable out-of-pocket expenses resulting therefrom. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, which shall be delivered to the Borrower by the Administrative Agent on behalf of such Lender, shall be presumptively correct.

         (b) Expenses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, repaid, not borrowed or paid, as the case may be, and the amount of the expenses subject to reimbursement hereunder shall be the excess, if any, of (i) the interest or other cost to such Lender of the deposit or other source of funding used to make any such Eurodollar Advance for the remainder of its Eurodollar Advance Period, over (ii) the interest earned (or to be earned) by such Lender upon the re-lending or other re-deployment of the amount of such Eurodollar Advance for the remainder of its putative Eurodollar Advance Period.

         Section 2.11      Pro Rata Treatment.

         (a) Advances. Each Advance of any of the Loans from the Lenders or the Tranche C Lenders, as applicable, shall be made pro-rata on the basis of their respective Commitment Ratios or Tranche C Credit Ratios, as applicable.

         (b) Payments Prior to Declaration of an Event of Default. Except as provided in Section 2.2(f)(iv), prior to the declaration of an Event of Default by the Administrative Agent on behalf of the Lenders under Section 10.2 hereof, each payment and prepayment of principal of the Senior Loans, and each payment of interest on the Senior Loans, shall be made to the Lenders pro-rata on the basis of their respective Commitment Ratios, and each payment and prepayment of principal of the Tranche C Loans, and each payment of interest on the Tranche C Loans, shall be made to the Tranche C Lenders pro-rata on the basis of their respective Tranche C Credit Ratios. If any Lender or Tranche C Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its ratable share of the Loans under its Commitment Ratio or Tranche C Credit Ratio, as applicable, with respect thereto, such Lender or Tranche C Lender, as the case may be, shall forthwith purchase from the other Lenders or Tranche C Lenders, as applicable, such participations in the applicable Loans made by them as shall be necessary to cause such purchasing Lender or Tranche C Lender to share the excess payment ratably with each of the other Lenders or Tranche C Lenders, as applicable; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender or Tranche C Lender, such purchase from each Lender or Tranche C Lender, as applicable, shall be rescinded, and each such Lender or Tranche C Lender, as applicable, shall repay to the purchasing Lender or Tranche C Lender, as applicable, the purchase price to the extent of such recovery. The Borrower agrees that any Lender or any Tranche C Lender so purchasing a participation from another Lender or Tranche C Lender, as applicable, pursuant to this Section 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender or Tranche C Lender, as applicable, were the direct creditor of the Borrower in the amount of such participation. The provisions of this Section 2.11(b) set forth the rights of the Lenders and the Tranche C Lenders with respect to payment, and are not enforceable for the benefit of the Borrower.

         (c) Payments Subsequent to Declaration of an Event of Default. Subsequent to the declaration of an Event of Default by the Administrative Agent on behalf of the Lenders under Section 10.2 hereof, payments and prepayments made to any of the Credit Parties, or otherwise received by any of the Credit Parties, shall be distributed as provided in Section 10.4 hereof.

         Section 2.12 Capital Adequacy. If any Lender shall have reasonably determined that the adoption (after the Agreement Date) of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law after the Agreement Date or any change after the Agreement Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any directive issued or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, in each case first promulgated after the Agreement Date, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's


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



policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then such Lender shall promptly notify the Borrower of such adoption, compliance, or change. Within sixty (60) days of written notice by such Lender, the Borrower shall, in its discretion, (i) provide a replacement lender or lenders for such Lender, which replacement lender or lenders will be subject to the approval of the Administrative Agent, which, so long as no Default or Event of Default shall then exist, shall not be unreasonably withheld, and the Administrative Agent, such Lender and the Borrower shall take all necessary actions to transfer the rights, duties and obligations of such Lender to such replacement lender or lenders within such sixty (60) day period (including, without limitation, the payment in full of all Obligations hereunder due to the Lender being replaced), or (ii) thereafter, from time to time upon demand by such Lender, promptly pay to such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return, together with interest on such amount from the fourth (4th) day after the date of demand until payment in full thereof at the Base Rate plus the Applicable Margin in effect for Base Rate Advances under the Revolving Commitment; provided, however, that notwithstanding the foregoing, the Borrower shall have no obligation to provide any such replacement bank or make any such payment in the event that the first such demand in respect of any such regulatory change, request or directive regarding capital adequacy was sent by such Lender more than ninety (90) days after it became aware of the applicability of such regulatory change, request or directive to the Loans. Such Lender will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be conclusive, absent manifest error.

         Section 2.13 Tax Forms. On or prior to the Agreement Date and on or prior to the first Business Day of each calendar year thereafter, each Lender and each Tranche C Lender which is organized in a jurisdiction other than the United States shall provide each of the Administrative Agent and the Borrower with either (a) two (2) properly executed originals of Form 4224 or Form 1001 (or any successor forms) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Administrative Agent, and a properly executed Internal Revenue Service Form W-8 or Form W-9, as the case may be, certifying (i) as to such Lender's or Tranche C Lender's, as the case may be, status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender or Tranche C Lender, as applicable, hereunder and under the other Loan Documents, or (ii) that all payments to be made to such Lender or Tranche C Lender, as the case may be, hereunder and under the other Loan Documents are subject to such taxes at a rate reduced to zero by an applicable tax treaty, or (b) a certificate executed by such Lender or Tranche C Lender, as the case may be, certifying that such Lender or Tranche C Lender, as applicable, is not a "bank" and that such Lender or Tranche C Lender, as applicable, qualifies for the portfolio interest exemption under Section 881(c) of the Code, and two (2) properly executed originals of Internal Revenue Service Form W-8 (or any successor form) prescribed certifying such Lender's or Tranche C Lender's, as applicable, entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under the other Loan Documents. Each such Lender and each such Tranche C Lender agrees to provide the Administrative Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrower.



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



         Section 2.14      Letters of Credit.

         (a) Letter of Credit Committed Amount. (i) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the L/C Participants set forth in Section 2.14(d)(i) hereof, agrees to issue Letters of Credit denominated in Dollars for the account of the Borrower prior to the Initial Maturity Date, in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (A) the aggregate amount of the L/C Obligations would exceed the Letter of Credit Committed Amount, or (B) the sum of (I) the aggregate principal amount of Revolving Loans then outstanding, plus (II) the aggregate amount of L/C Obligations then outstanding, would exceed the Revolving Commitment.

                  (ii) Each Letter of Credit shall (A) be either (x) a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, to finance the working capital and business needs of the Borrower or any of its Subsidiaries in the ordinary course of business, or (y) a commercial letter of credit issued in respect to the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business, and (B) expire no later than the earlier of (x) the date that is twelve (12) months after the date of its issuance and (y) the fifth
(5th) Business Day prior to the Initial Maturity Date.

                  (iii) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York or, in any case where the Issuing Bank issues such Letters of Credit from an office located outside of the United States, the laws of the jurisdiction in which such office is located.

                  (iv) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any Applicable Law.

         (b) Procedure for Issuance of Letters of Credit. The Borrower may request that the Issuing Bank issue a Letter of Credit, at any time prior to the fifth (5th) Business Day prior to the Initial Maturity Date, by delivering to the Issuing Bank at its address for notices specified herein a Request for Issuance of Letter of Credit, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Request for Issuance of Letter of Credit, the Issuing Bank will process the Letter of Credit Application accompanying such Request for Issuance of Letter of Credit, and the certificates, documents and other papers and information delivered to it in connection therewith, in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of any Request for Issuance of Letter of Credit therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

         (c) Fees, Commissions and Other Charges. (i) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Bank and the L/C
Participants, with respect to each Letter of Credit issued hereunder, a per annum letter of credit fee, as and to the extent set forth in Section 2.4(c) hereof. In addition, the Borrower shall pay to the Issuing Bank, for its own account, an issuing fee, as set forth in Section 2.4(d) hereof, with respect to each Letter of Credit issued hereunder.

                  (ii) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                  (iii) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this Section 2.14(c).

         (d) L/C Participations. (i) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Commitment Ratio from time to time in effect in the Issuing Bank's rights and obligations under each Letter of Credit issued hereunder and each Letter of Credit Application and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's then Revolving Commitment Ratio of the amount of such draft, or any part thereof, which is not so reimbursed. If such demand is made prior to 12:00 noon (New York time) on a Business Day, such L/C Participant shall make such payment to the Issuing Bank prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

                  (ii) If any amount  required to be paid by any L/C Participant to the Issuing Bank pursuant to Section 2.14(d)(i) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three (3) Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate, as quoted by the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 2.12(d)(i) is not in fact made available to the Issuing Bank by such L/C Participant within three (3) Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Advances hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts of owing under this subsection shall be conclusive in the absence of manifest error.

                  (iii) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro-rata share of such payment in accordance with Section 2.14(d)(i), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will, if such payment is received prior to 12:00 noon (New York time) on a Business Day, distribute to such L/C Participant its pro-rata share thereof prior to the end of such Business Day and otherwise the Issuing Bank will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

         (e) Reimbursement Obligation of the Borrower. (i) The Borrower agrees to reimburse the Issuing Bank, (x) with respect to drafts presented under any Letter of Credit and paid by the Issuing Bank prior the Revolving Loan Availability Date, upon demand, and (y) on the same Business Day on which a draft is presented under any Letter of Credit and paid by the Issuing Bank on or after the Revolving Loan Availability Date, provided that the Issuing Bank provides notice to the Borrower prior to 12:00 noon (New York time) on such Business Day, and otherwise the Borrower will reimburse the Issuing Bank on the next succeeding Business Day. The failure to provide such notice shall not affect the Borrower's absolute and unconditional obligation to reimburse the Issuing Bank for any draft paid under any Letter of Credit. The Issuing Bank shall provide notice to the Borrower on such Business Day as a draft is presented and paid by the Issuing Bank indicating the amount of (A) such draft so paid and (B) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in Dollars in immediately available funds. Notwithstanding anything contained herein to the contrary, the Issuing Bank shall not be required to provide the Borrower with notice of its demand for payment in respect of drafts paid under Letters of Credit prior to the Revolving Loan Availability Date, and the Borrower hereby agrees to pay such amounts immediately upon the Issuing Bank's demand therefor.

                  (ii) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section 2.14(e) from the date such amounts are drawn until payment in full at the rate which would be payable on any outstanding Base Rate Advances of Revolving Loans.

                  (iii) Each drawing after the Revolving Loan Availability Date under any Letter of Credit shall constitute a request, with no further action required, by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.2(b) in the amount of such drawing. The funding date with respect to such borrowing shall be the date of such drawing.

         (f) Obligations  Absolute.  (i) The Borrower's  obligations  under this
Section 2.14 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank, any L/C Participant or any beneficiary of a Letter of Credit.

                  (ii) The Borrower also agrees with the Issuing Bank and any L/C Participant that neither the Issuing Bank nor any L/C Participant shall be responsible for, and the Borrower's reimbursement obligations under Section 2.14(e)(i) shall not be affected by, among other things, (A) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (B) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred, or
(C) any claims whatsoever of Borrower against any beneficiary of such Letter of Credit or any such transferee.

                  (iii) Neither the Issuing Bank nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct.

                  (iv) The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Bank or any L/C Participant to the Borrower.

         (g) Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the responsibility of the Issuing Bank to the Borrower in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         (h) Application. To the extent that any provision of any Request for Issuance of Letter of Credit or any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Section 2.14, the provisions of this Section 2.14 shall apply.

         (i) Change in Law. If any change after the Agreement Date in Applicable Law, any change in the interpretation or administration thereof, or any change after the Agreement Date in compliance with Applicable Law by the Issuing Bank or any other Lender as a result of any request or directive of any governmental authority, central bank or comparable agency (whether or not having the force of law) shall (i) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy, assessment or other requirements or conditions against letters of credit issued by the Issuing Bank or against participations by any L/C Participant in the Letters of Credit or (ii) impose on the Issuing Bank or any L/C Participant any other condition regarding any Letter of Credit or any participation therein, and the result of any of the foregoing in the reasonable determination of the Issuing Bank or such L/C Participant, as the case may be, is to increase the cost to the Issuing Bank or such L/C Participant of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein, as the case may be, by an amount (which amount shall be reasonably determined) deemed by the Issuing Bank or such L/C Participant to be material, then, on the earlier of (x) five (5) days following the date of demand (which demand shall be made not later than three (3) months following the Issuing Bank's or such L/C Participant's determination of a need for additional compensation) by the Issuing Bank or such L/C Participant or (y) the Initial Maturity Date, the Borrower shall immediately pay the Issuing Bank or such L/C Participant, as the case may be, such additional amount or amounts as the Issuing Bank or such L/C Participant, as the case may be, determines will compensate it for such increased costs. Within sixty (60) days of such written demand by the Issuing Bank or such L/C Participant, the Borrower may, in its discretion, provide a replacement lender or lenders for the Issuing Bank or such L/C Participant, which replacement lender or lenders will be subject to the approval of the Administrative Agent, which, so long as no Default or Event of Default shall then exist, shall not be unreasonably withheld, and the Administrative Agent, such Lender and the Borrower shall take all necessary actions to transfer the rights, duties and obligations of the Issuing Bank or such L/C Participant to such replacement lender or lenders within such sixty
(60) day period. A certificate of such Lender or the Issuing Bank setting forth the amount, and in reasonable detail, the basis for the Issuing Bank or such L/C Participant's determination of such amount, to be paid to the Issuing Bank or such L/C Participant by the Borrower as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive. Such certificate shall be delivered to the Borrower with each written demand for payment referenced above. The Issuing Bank and each L/C Participant further agree that they shall use their best efforts to give the Borrower thirty (30) days prior notice, and in any event shall give prompt notice, of any event referred to in this paragraph which may have the effect of materially increasing the cost to the Issuing Bank or such L/C Participant of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein.

         (j)  Indemnity.  The  Borrower  will  indemnify  and hold  harmless the
Indemnified   Parties  from  and  against  any  and  all  claims,   liabilities,
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees) which may be imposed on, incurred by or asserted against any such Indemnified Parties in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrower shall not be liable to any of the Indemnified Parties for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Indemnified Parties as determined by a final, non-appealable judicial order. This Section 2.14(j) shall survive termination of this Agreement.

         Section 2.15 Special Provisions Regarding Tranche C Obligations. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the following shall apply with respect to the Tranche C Obligations on and after the date of the initial funding of the Tranche C Loans:

         (a) Priority of Liens. The Borrower and the Tranche C Lenders hereby agree that the Tranche C Obligations shall be secured only by a first priority Lien on the Tranche C Pre-Funded Interest Account and a subordinate Lien on the Nextel Collateral, and shall not be secured by any of the other Collateral. Each of the Tranche C Lenders agrees that, if at any time such Tranche C Lender shall be in possession of any Assets (other than any funds held in the Tranche C Pre-Funded Interest Account) of Holdco, the Borrower or any of the Borrower's Subsidiaries, such Tranche C Lender shall hold such Assets in trust for the Collateral Agent, for the benefit of the Senior Credit Parties, so long as any of the Senior Obligations remains unpaid and until all Senior Commitments are terminated. Notwithstanding anything to the contrary (including, without limitation, the date, time, manner or order of perfection or attachment of the Lien in the Nextel Collateral granted by the Borrower to the Collateral Agent on behalf of the Tranche C Lenders), and notwithstanding the usual application of the priority provisions of the Uniform Commercial Code as in effect in any jurisdiction or any other Applicable Law or judicial decision of any jurisdiction, or whether any of the Tranche C Lenders holds possession of all or any part of the Nextel Collateral, or any of the Tranche C Lenders is perfected without filing or possession of any part of the Nextel Collateral, the Lien in favor of the Collateral Agent on behalf of the Senior Credit Parties shall be a first, senior and prior security interest in and Lien on the Nextel Collateral, prior in interest and superior to the Lien on the Nextel Collateral in favor of the Collateral Agent on behalf of the Tranche C Lenders.

         (b)      Relative Priority of Tranche C Obligations.

                  (i) Each of the Tranche C Lenders hereby subordinates any and all claims now or hereafter owing to it by Holdco, the Borrower, any of the Borrower's Subsidiaries or any other obligor in respect of the Tranche C Obligations (other than any claim to the Tranche C Pre-Funded Interest Account) to any and all claims of the Senior Credit Parties, in respect of the Senior Obligations, and to payment of or for adequate protection pursuant to any Insolvency Proceeding, and, except as set forth in Section 2.15(b)(iii) and
Section 2.15(c) hereof, agrees that all Senior Obligations shall be paid in full in cash or otherwise satisfied to the satisfaction of the Senior Credit Parties, and the Senior Commitments shall be terminated, before any payment (other than any payment (x) from the Tranche C Pre-Funded Interest Account or (y) which constitutes Capitalized Interest) may be made on the Tranche C Obligations, whether for principal or interest or other Indebtedness or obligations relating thereto.

                  (ii) Until all of the Senior Obligations shall have been paid in full in cash or otherwise satisfied to the satisfaction of the Senior Credit Parties, and the Senior Commitments shall have been terminated, except as set forth in Sections 2.5(b)(i) or 2.15(b)(iii) hereof, each of the Tranche C Lenders agrees not to accept any payment of any kind (whether in cash, property or securities except in the form of Capitalized Interest) upon or in respect of the Tranche C Obligations (from the Borrower or otherwise), nor (except as permitted by Section 13.5 hereof) make any transfer to third parties not party to this Agreement, nor take any other action designed to secure indirectly from the Borrower any payment on account of the Tranche C Obligations, without the express, prior written consent of the Administrative Agent. Each of the Tranche C Lenders agrees to pay over to the Administrative Agent any funds or other distributions that may be received by it from the Borrower (A) as a prepayment at any time (other than as permitted under Sections 2.5(b)(i) or 2.15(b)(iii)), or (B) except as set forth in Sections 2.5(b)(i) or 2.15(b)(iii), as a payment on account of the Tranche C Obligations, at any time until the Senior
Obligations have been paid in full in cash or otherwise satisfied to the satisfaction of the Senior Credit Parties and the Senior Commitments have been terminated. In case any funds or other distributions shall be paid or delivered to any Tranche C Lender under the circumstances described in clause (A) or (B) of the preceding sentence before the Senior Obligations shall have been paid in full in cash or otherwise satisfied to the satisfaction of the Senior Credit Parties and the Senior Commitments have been terminated, such funds or other distributions shall be held in trust by such Tranche C Lender for the Senior Credit Parties and immediately paid and delivered to the Administrative Agent (in the form received endorsed over to the Administrative Agent). Each of the Tranche C Lenders further agrees not to sell, assign, transfer or endorse any claim or claims against the Borrower to anyone except subject to the terms and conditions of this Agreement.

                  (iii) Notwithstanding anything contained herein to the contrary, so long as (x) no Payment Blockage Period is in effect, (y) after giving effect to the applicable payment, no Default or Event of Default under this Agreement would be caused thereby, and (z) the Borrower is able to demonstrate pro forma compliance with the Financial Covenants after giving effect to any such payment, the Borrower or any guarantor of the Tranche C Obligations may make, and the Tranche C Lenders may receive (A) regularly scheduled cash payments of interest on or with respect to the Tranche C Obligations in accordance with this Agreement and the Tranche C Notes and (B) optional prepayments of principal on the Tranche C Loans permitted to be made pursuant to Section 2.5(b)(i) hereof; provided that the Borrower may make cash payments of interest on the Tranche C Loans (and payment of principal of, and interest on, the Tranche C Loans upon the Final Maturity Date or in the event of acceleration of the Tranche C Obligations pursuant to Section 10.3(b) hereof) from the Tranche C Pre-Funded Interest Account despite the existence of a Payment Blockage Period. In any event, cash interest payments on the Tranche C Loans shall be made first from the Tranche C Pre-Funded Interest Account until such account is reduced to zero before cash payment is made from any other source. As used herein, "Payment Blockage Period" means each period commencing on the date the Tranche C Representative and the Borrower receive written notice (a "Payment Blockage Notice") from the Administrative Agent or its representative that a Default or Event of Default has occurred and is continuing and ending on the earliest to occur of the following events (a "Blockage Ending Event"):

                  (A) the Tranche C Representative and the Borrower receive written notice from the Administrative Agent that such Default or Event of Default has been cured within the grace period, if any, provided for in
                           Section 10.1 of this Agreement or waived in writing or has ceased to exist;

                  (B) with respect to any Default or Event of Default (other than any Default or Event of Default under any of Section 10.1(b), (f) or (g) hereof), a three hundred sixty-five (365) day period commencing on the date of such Payment Blockage Notice has elapsed, unless at the expiration of such three hundred sixty-five (365) day period any judicial proceeding shall be pending which stays or prevents the acceleration of the Senior Obligations or the exercise of the Administrative Agent's remedies in connection therewith, in which event such three hundred sixty-five (365) day period shall be extended during the period that such judicial proceeding is pending and such stay or prevention exists;

                  (C) the Senior Obligations have been paid in full in cash or otherwise satisfied to the satisfaction of the Senior Credit Parties and the Senior Commitments have been terminated; or

                  (D) the benefits of this Section 2.15(b)(iii) have been waived in writing by the Administrative Agent and the Majority Lenders.

In the case of Events of Default under any of Sections 10.1(b), (f) and (g) hereof, the Payment Blockage Period shall continue until all of the Senior Obligations have been paid in full in cash or otherwise satisfied to the satisfaction of the Senior Credit Parties and the Senior Commitments have been terminated. After a Blockage Ending Event, the Borrower shall continue to make, and the Tranche C Lenders may receive, regularly scheduled cash interest payments on the Tranche C Obligations to the extent permitted herein so long as the other requirements of this Agreement are satisfied. Notwithstanding any provision in this Agreement to the contrary, the Tranche C Lenders shall at all times have the right to receive payments due to the Tranche C Lenders from the Tranche C Pre-Funded Interest Account.

         (c) Each of the Tranche C Lenders agrees that the priority of the Obligations set forth above shall continue during any insolvency, receivership, bankruptcy, dissolution, liquidation, or reorganization proceeding, or in any other proceeding, whether voluntary or involuntary, by or against Holdco, the
Borrower or any of the Borrower's Subsidiaries, under any bankruptcy or insolvency law or laws, federal or state relating to the relief of debtors of any jurisdiction, whether now or hereafter in effect, and in any out-of-court composition, assignment for the benefit of creditors, readjustment of
Indebtedness, reorganization, extension or other debt arrangement of any kind (collectively, an "Insolvency Proceeding"). In the event of any payment, distribution,  division  or  application,  partial  or  complete,  voluntary  or involuntary, by operation of law or otherwise, of all or any part of the property, assets or business of Holdco, the Borrower, or any of the Borrower's Subsidiaries or the proceeds thereof, or any securities of the Borrower, to any Tranche C Lender, by reason of any liquidation, dissolution or other winding up of the Borrower or its business or by reason of any sale or Insolvency Proceeding, then any such payment or distribution of any kind or character, whether in cash, property or securities, which, but for the subordination provisions of this Section 2.15, would otherwise be payable or deliverable upon or in respect of the Tranche C Obligations, shall instead be paid over or delivered directly to the Administrative Agent, for application to the payment of the Senior Obligations as set forth in this Agreement, and no holder of the Tranche C Obligations shall receive any such payment or distribution or any benefit therefrom to such extent until the Senior Obligations have been fully paid in cash or otherwise satisfied to the satisfaction of the Senior Credit Parties and the Senior Commitments have been terminated after which such payments or distributions may be applied to payment of the Tranche C Obligations.

         (d) Forbearance from Exercise of Certain Remedies. Until the Senior Obligations have been paid in full in cash or otherwise satisfied to the satisfaction of the Credit Parties and the Senior Commitments have been terminated, none of the Tranche C Lenders, and no Person on behalf of any of the Tranche C Lenders, shall (i) take any action or exercise any remedy against the Borrower to enforce the Tranche C Obligations, or (ii) take any action or exercise any remedy against any guarantor of or pledgor securing the Senior Obligations in order to collect any of the Tranche C Obligations, or (iii) commence, or join with any other creditor of Holdco, the Borrower or any of the Borrower's Subsidiaries in commencing, any Insolvency Proceeding against any of Holdco, the Borrower, or any of the Borrower's Subsidiaries or (iv) take any action or exercise any remedy against any property or assets of the Borrower or of any guarantor of or pledgor securing the Senior Obligations; provided, however, that (A) the Tranche C Obligations shall be immediately due and payable upon the occurrence of a Tranche C Default of the type described in Section 10.3(a)(ii) or (iii) hereof and the Administrative Agent, at the direction of the Tranche C Lenders, may seek to collect payment (other than by commencement of any Insolvency Proceeding or by foreclosure or other remedial action against any property or assets (except the Tranche C Pre-Funded Interest Account) of Holdco, the Borrower or any of the Borrower's Subsidiaries) of the Tranche C Obligations in accordance with this Agreement, and (B) if no Payment Blockage Period shall then exist, during the existence of any Tranche C Default, the Administrative Agent, at the direction of the Tranche C Lenders, may seek to collect payment (other than by commencement of any Insolvency Proceeding or by foreclosure or other remedial action against any properties or assets (except the Tranche C Pre-Funded Interest Account) of Holdco, the Borrower or any of the Borrower's Subsidiaries) of the Tranche C Obligations in accordance with this Agreement; and provided, further, that any payments received by any of the Tranche C Lenders shall be received in trust for the benefit of the Senior Credit Parties pursuant to Section 2.15(c) hereof (other than any funds received from the Tranche C Pre-Funded Interest Account or otherwise received in compliance with this Section 2.15). Each of the Tranche C Lenders understands and agrees that the Senior Credit Parties shall have the right, but shall have no obligation, to cure any default under the Tranche C Obligations without the prior written consent of the Required Tranche C Lenders, and that, with respect to any Tranche C Default of the type described in Section 10.3(a)(iv), in the event that the Senior Credit Parties waive any corresponding Default or Event of Default with respect to the Senior Obligations, the Tranche C Lenders shall be deemed to have waived, without any action on their part, such Tranche C Default to the same extent waived by the Senior Credit Parties. Notwithstanding anything to the contrary which may be contained in the foregoing, the restrictions on the Tranche C Obligations set forth in this
Section 2.15(d) shall not apply with respect to the Borrower at any time during which the Borrower is a debtor in an Insolvency Proceeding or in the event that the Administrative Agent, at the direction of the Majority Lenders, shall have declared the Senior Obligations to be due and payable prior to the Maturity Date in accordance with Section 10.2 hereof; provided, however, that, in no event may the Tranche C Lenders take any action or exercise any remedy against any property or assets (other than the Tranche C Pre-Funded Interest Account in compliance with this Section 2.15) of Holdco, the Borrower or any of the Borrower's Subsidiaries, or commence, or join with any other creditor of Holdco, the Borrower or any of the Borrower's Subsidiaries in commencing, any Insolvency Proceeding, until the Senior Obligations have been fully paid in cash or otherwise satisfied to the satisfaction of the Senior Credit Parties and the Senior Commitments have been terminated. Notwithstanding anything to the contrary contained herein, (x) the Tranche C Lenders may seek to collect payment of the Tranche C Obligations by participation in any Insolvency Proceeding commenced against the Borrower or Tower Sub, and (y) each of the Tranche C Lenders shall have the right to take all actions and pursue all remedies to enforce its right to receive payments from the Tranche C Pre-Funded Interest Account; provided, however, that, in either case, until the Senior Obligations have been paid in full in cash or otherwise satisfied to the satisfaction of the Senior Credit Parties and the Senior Commitments have been terminated, in no event may the Tranche C Lenders commence, or join any other Person in commencing, an Insolvency Proceeding against the Borrower or Tower Sub.

         (e) Administrative Agent's Authority to Act. For so long as any of the Senior Obligations shall remain unpaid, the Administrative Agent shall have the right to act as attorney-in-fact for each of the Tranche C Lenders (and any other holder of any of the Tranche C Obligations) for the purposes specified herein and each of the Tranche C Lenders hereby irrevocably appoints the Administrative Agent its true and lawful attorney, with full power of substitution, in the name of such Tranche C Lender (or in the name of the holders of the Tranche C Obligations), for the use and benefit of holders of the Tranche C Obligations without notice to the Tranche C Representative or any of the Tranche C Lenders (or the other holders of the Tranche C Obligations) or any of their respective representatives, successors or assigns, to perform the following acts, at the option of the holders of the Senior Obligations, at any meeting of creditors of the Borrower or in connection with any Insolvency
Proceeding:

                  (i) if a proper claim or proof of debt in respect of the Tranche C Obligations has not been filed in the form required in any such Insolvency Proceeding at least ten (10) Business Days prior to the expiration of the time for filing such claims, to file an appropriate claim for and on behalf of the holders of the Tranche C Obligations;

                  (ii) to collect any assets of the Borrower distributed, divided or applied by way of dividend or payment, or any securities issued, on account of the Tranche C Obligations and to apply the same, or the proceeds of any realization upon the same that the Administrative Agent in its sole discretion elects to effect, to the Senior Obligations until all of such Senior Obligations (including, without limitation, all interest and other payments accruing or paid on the Senior Obligations after the commencement of any Insolvency Proceeding at the rate specified in this Agreement) have been paid in full in cash or otherwise satisfied to the satisfaction of the Senior Credit Parties, rendering any surplus to the holders of the Tranche C Obligations, if and to the extent permitted by Applicable Law; and

                  (iii) in the event of an Insolvency Proceeding in which any claim of the Tranche C Lenders has been assigned to the same class of claims as the Senior Credit Parties, to take generally any action in connection with any such Insolvency Proceeding either in its own name or in the name of the Tranche C Lenders (including, without limitation, voting on any plan of reorganization) that the holders of the Tranche C Obligations would be authorized to take, but for this Section 2.15, in the event that the Administrative Agent believes such action is reasonably necessary to protect the Senior Credit Parties' interests in the Senior Obligations and under this Section 2.15 and after first giving the Tranche C Representative five (5) days' written notice of its intent to take such action (to the extent such notice is practicable), provided that the Administrative Agent agrees to permit the Tranche C Lenders to take action on their own behalf in connection with any such Insolvency Proceeding as may be necessary to reasonably protect the Tranche C Lenders' interests, as long as such action is not contrary to or in conflict with the actions and interests of the Senior Credit Parties and is always in second position to the Senior Obligations; provided, however, that in the event of an Insolvency Proceeding in which none of the claims of the Tranche C Lenders has been assigned to the same class of claims as the Senior Credit Parties, the Tranche C Lenders shall have the right to vote their own claims, but hereby agree not to vote their claims in any manner which would effect, or attempt to effect, a "cram down" plan of reorganization pursuant to Section 1129(b) of the Bankruptcy Code with respect to the Senior Credit Parties.

         In the event the Collateral Agent supports use of cash collateral (excluding any funds in the Tranche C Pre-Funded Interest Account) by the Borrower or any of its Subsidiaries or in the event the Senior Credit Parties elect to provide debtor-in-possession financing to the Borrower or any of its Subsidiaries pursuant to Section 364 of the Bankruptcy Code, none of the Tranche C Lenders shall object to such use of such cash collateral or such debtor-in-possession financing.

         In no event shall the holders of the Senior Obligations be liable to any of the Tranche C Lenders or any other holders of the Tranche C Obligations for any failure to prove the Tranche C Obligations, to exercise any right with respect thereto or to collect any sums payable thereon. A distribution made under this Section 2.15 to holders of Senior Obligations that otherwise would have been made to holders of the Tranche C Obligations is not, as between the Borrower, its other creditors and holders of Tranche C Obligations, a payment by the Borrower on the Senior Obligations, it being understood that the provisions of this Section 2.15 are solely for the purpose of defining the relative rights of the holders of Tranche C Obligations, on the one hand, and the holders of Senior Obligations on the other hand. Each of the Tranche C Lenders represents that the Tranche C Lenders are the sole holders of the Tranche C Obligations and, except upon satisfaction of the conditions set forth in Section 13.5 hereof, shall not assign, participate or transfer all or any part of the Tranche C Obligations or any interest therein until the Senior Obligations are repaid in full in cash or otherwise satisfied to the satisfaction of the Senior Credit Parties and the Senior Commitments are terminated.

         (f) Duration and Termination.  The agreements contained in this Section
2.15 shall constitute a continuing agreement of subordination with respect to the Tranche C Obligations, and shall remain in effect until indefeasible payment in full in cash or other satisfaction of the Senior Obligations to the satisfaction of the Senior Credit Parties and termination of the Senior Commitments. The Senior Credit Parties may, without notice to the Tranche C Representative or any of the Tranche C Lenders, extend or continue credit and make other financial accommodations to or for the account of the Borrower in reliance upon this Section 2.15.

         (g) Tranche C Lenders' Waivers. All of the Senior Obligations shall be deemed to have been made or incurred in reliance upon this Section 2.15. Each of the Tranche C Lenders expressly waives all notice of the acceptance by Senior Credit Parties, or any of them, of the subordination and other provisions of this Section 2.15 and all other notices not specifically required pursuant to the terms of this Agreement whatsoever, and each of the Tranche C Lenders expressly consents to reliance by each of the Senior Credit Parties upon the subordination and other agreements as herein provided. Each of the Tranche C Lenders agrees that none of the Senior Credit Parties has made warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of this Agreement or the collectibility of the Obligations hereunder, that each of the Senior Credit Parties shall be entitled to manage and supervise their Senior Loans in accordance with Applicable Law and their usual practices, modified from time to time as they deem appropriate under the circumstances, and that none of the Senior Credit Parties shall have any liability to any Tranche C Lender for, and each Tranche C Lender waives any claim which such Tranche C Lender may now or hereafter have against the Senior Credit Parties, or any of them, arising out of (i) any and all actions which the Senior Credit Parties, or any of them, may take or omit to take (including, without limitation, actions with respect to the creation, perfection or continuation of Liens on or security interests in the Senior Obligations, actions with respect to the occurrence of a Default or Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Obligations from any account debtor, guarantor or any other party) with respect to the documents regarding the Senior Obligations or any other agreement related thereto or to the collection of the Senior Obligations or the valuation, use, protection or release of the Collateral and/or other security for the Senior Obligations, (ii) the election by the Senior Credit Parties, or any of them, in any Insolvency Proceeding, and/or (iii) any borrowing of, or grant of a security interest under
Section 364 of the Bankruptcy Code to, the Borrower as debtor-in-possession.

         (h) No Contest of Security Interest. The Tranche C Lenders agree that they shall not contest the validity, perfection or enforceability of any Lien or Security Interest granted to the Collateral Agent on behalf of the Senior Credit Parties by the Borrower or any other obligor of the Senior Obligations, and each of the Tranche C Lenders agrees to cooperate in the defense of any action contesting the validity, perfection or enforceability of such Liens or Security Interest. Nothing in this Section 2.15 shall be construed as in any way limiting a party's right to enforce the order of priorities of Liens and Indebtedness set forth in this Agreement as against any other Person.

         (i) Subordination Not Affected. The subordinations effected, and the rights created, by this Section 2.15 shall not be affected by (a) any amendment of or any addition of or supplement to any instrument, document or agreement relating to the Senior Obligations (other than specific amendments of this
Section 2.15), (b) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Obligations or any instrument, document or agreement relating thereto, (c) the release, sale, exchange or surrender, in whole or in part, of any part of the Collateral or any additional collateral to which any Credit Party may become entitled, (d) any release of any guarantor of or pledgor securing the Obligations or any security for such pledge or guaranty, or (e) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission in respect of the Senior Obligations or any instrument, document or agreement relating thereto or any security therefor or pledge or guaranty thereof, whether or not the Tranche C Lenders shall have had notice or knowledge of any of the foregoing and regardless of whether the Tranche C Lenders shall have consented or objected thereto.

         (j) Voided Payments. To the extent that the Borrower makes any payment on the Senior Obligations which is subsequently invalidated, declared to be fraudulent, avoidable or preferential, set aside or is required to be repaid to a trustee, receiver, the estate of the Borrower or any other party under any bankruptcy act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a "Voided Payment"), then to the extent of such Voided Payment that portion of the Senior Obligations which had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is sought to be recovered from any of the Senior Credit Parties, an "Event of Default" hereunder shall be deemed to have occurred and to be continuing from the date of such recovery from such Senior Credit Party of such Voided Payment until the full amount of such Voided Payment is fully and finally restored to such Senior Credit Party and until such time the provisions of this Section 2.15 shall be in full force and effect.

         (k) Violation of Agreement by the Borrower. The Borrower hereby consents to the provisions of this Section 2.15, agrees to abide by the terms hereof, agrees to make no payments or distributions contrary to the terms and provisions hereof and to do every act and thing necessary to carry out such terms and provisions. The Borrower agrees that should it make any payment in contravention of any provision of this Section 2.15 the maturity of the Senior Obligations may be accelerated in accordance with the terms of this Agreement.

         (l) Waiver. Regardless of the due date of any of the Tranche C Obligations and except as permitted by this Section 2.15, each of the Tranche C Lenders hereby expressly waives any and all rights to payment by the Borrower of the Tranche C Obligations prior to repayment in full in cash or other satisfaction of the Senior Obligations to the satisfaction of the Senior Credit Parties and termination of the Senior Commitments. The Tranche C Lenders agree that, until the Senior Obligations have been paid in full in cash or otherwise satisfied to the satisfaction of the

Senior Credit Parties, none of the Tranche C Lenders shall be entitled to any right of subrogation, exoneration, reimbursement or contribution in respect of any of the Tranche C Obligations.

         (m) Waiver of Marshalling. Notwithstanding anything to the contrary contained in this Section 2.15, in the event that the Senior Obligations are, or hereafter become, secured by property, instruments, documents or agreements other than the Nextel Collateral (including, without limitation, any pledge securing or guaranty of the Senior Obligations by any Person), each of the Tranche C Lenders agrees that the Collateral Agent shall have no obligation to marshal such other property, instruments, documents, agreements or guaranties before enforcing its rights against the Nextel Collateral or its rights herein as against the Tranche C Lenders.


                                    ARTICLE 3

                                    Guarantee


         Section 3.1 Guarantee. Holdco hereby unconditionally guarantees to the Senior Credit Parties and their respective permitted successors and assigns and the subsequent holders of the Senior Obligations (including, without limitation, any interest on the Senior Loans accruing after the filing of a petition initiating any Insolvency Proceeding, whether or not such interest accrues or is recoverable against the Borrower after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), irrespective of the validity and enforceability of this Agreement (other than this Article
3), the Notes or the other Loan Documents or the Senior Obligations of the Borrower or any of the other Guarantors hereunder or thereunder, the value or sufficiency of any Collateral or any other circumstance that might otherwise affect the liability of a guarantor, that: (i) the principal of and interest on the Senior Loans, the Notes and all other Obligations of the Borrower and the other Guarantors to the Senior Credit Parties under this Agreement, the Notes and the other Loan Documents shall be promptly paid in full when due, whether at stated maturity, by acceleration or otherwise, in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Senior Obligations, the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The foregoing guaranty is a guaranty of payment and not of collection. Failing payment when due of any amount so guaranteed for whatever reason, Holdco will be obligated to pay the same immediately.

         Section 3.2 Waivers and Releases. Holdco hereby waives notice of, and consents to, any extension of time of payment, renewals, releases of collateral, delays in obtaining or realizing upon or failures to obtain, perfect, or maintain perfection of, or realize upon collateral or other indulgence from time to time granted by any of the Senior Credit Parties in respect of this Agreement, the Notes or any other Loan Document. Until the Senior Obligations have been paid in full in cash or otherwise satisfied to the satisfaction of the Senior Credit Parties, Holdco hereby releases the Borrower from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any, "claims" (as defined in 11 U.S.C. ss. 101(4)), whether arising under Applicable Law or otherwise, to which Holdco is or would be entitled by virtue of its obligations hereunder, any payment made pursuant hereto or the exercise by the Senior Credit Parties of their rights with respect to any Collateral, including any such claims to which Holdco may be entitled as a result of any right of subrogation, exoneration or reimbursement. To the extent that the Borrower may not be released by Holdco under this Article 3, Holdco agrees that, until the Senior Obligations have been paid in full in cash or otherwise satisfied to the satisfaction of the Senior Credit Parties, it shall not be entitled to any right of subrogation, exoneration, reimbursement or contribution in respect of any Senior Obligations guaranteed hereby. With respect to this Agreement and the Notes, Holdco hereby waives presentment, protest, demand of payment, notice of dishonor and all other notices and demands whatsoever. Holdco further agrees that, as between Holdco, on the one hand, and the Senior Credit Parties, on the other hand, (i) the maturity of the Senior Obligations guaranteed hereby may be accelerated as provided in Section 10.2 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Senior Obligations guaranteed hereby, and
(ii) in the event of any declaration of acceleration of such Senior Obligations as provided in Section 10.2 hereof, such Senior Obligations (whether or not otherwise due and payable) shall forthwith become due and payable by Holdco for purposes of this guarantee. The Obligations of Holdco under this Article 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower is rescinded or must otherwise be restored by any holder of any of the Senior Obligations guaranteed hereunder, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Holdco agrees that it will indemnify the Senior Credit Parties on demand for their out-of-pocket costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Senior Credit Parties in connection with such rescission or restoration.

         Section 3.3       Miscellaneous.

         (a) Upon the bankruptcy or winding up or other distribution of Assets of the Borrower or any Subsidiary of the Borrower or of any surety or guarantor for any of Senior Obligations of the Borrower to the Senior Credit Parties, or any of them, the rights of the Senior Credit Parties against Holdco shall not be affected or impaired by the omission of any Senior Credit Party to prove its claim, or to prove its full claim, and the Collateral Agent may prove such claims as it sees fit and may refrain from proving any claim and in its discretion may value as it sees fit or refrain from valuing any security held by it without in any way releasing, reducing or otherwise affecting the liability to any Senior Credit Party of Holdco.

         (b) Holdco absolutely, unconditionally and irrevocably waives any and all right to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Article 3 or the obligations of Holdco hereunder or the obligations of any other Person or party (including, without limitation, the Borrower) relating to this Article 3 or the obligations of any other guarantor with respect to the Senior Obligations in any action or proceeding brought by any Senior Credit Party to collect the Senior Obligations or any portion thereof, or to enforce the obligations of Holdco under this
Article 3.

         (c) The Senior Credit Parties, or any of them, may from time to time, without exonerating or releasing Holdco in any way under this Guaranty, (i) release, discharge, abandon or otherwise deal with or fail to deal with any guarantor or surety of the Guaranteed Obligations or any security or securities therefor or any part thereof now or hereafter held by the Administrative Agent or (ii) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Loan Documents, all as they may consider expedient or appropriate in their sole discretion or (iii) act or fail to act in any manner referred to in this Article 3 without regard to whether such action or inaction may deprive Holdco of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Article 3. Without limiting the generality of this Article 3, it is understood that the Senior Credit Parties may, without exonerating or releasing Holdco, give up, or modify or abstain from perfecting or taking advantage of any security for the Senior Obligations and accept or make any compositions or arrangements, and realize upon any security for the Senior Obligations when, and in such manner, as such Person may deem expedient, all without notice to Holdco.

         (d) If a claim is ever made upon the Senior Credit Parties for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Senior Obligations and such Person repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (ii) any settlement or compromise of any such claim effected by such Person with any such claimant, including the Borrower, then in such event Holdco shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

         (e) Holdco expressly represents and acknowledges that any financial accommodations by the Senior Credit Parties, or any of them, to the Borrower, including without limitation the extension of the Senior Loans are and will be of direct interest, benefit and advantage to Holdco.


                                    ARTICLE 4

                              Conditions Precedent

         Section 4.1 Conditions Precedent to Initial Advance of the Loans and to the Issuance of the Initial Letter of Credit. The obligation of the Lenders to undertake their respective Commitments and to make the initial Advance of the Senior Loans, and of the Issuing Bank to issue the initial Letter of Credit, is subject to the prior fulfillment of each of the following conditions:

         (a) The Administrative Agent shall have received each of the following (with copies for each of the Lenders which have requested same), in form and substance satisfactory to the Arrangers and each of the Lenders, as applicable:

                  (i)      this duly executed Agreement;

                  (ii) the duly executed Notes (other than the Tranche C Notes);

                  (iii) the duly executed Borrower's Pledge Agreement, together with appropriate original stock certificates and undated stock powers with respect thereto executed in blank;

                  (iv) the duly executed Security Agreement, together with evidence of the filing of appropriate UCC-1 financing statement forms;

                  (v) the loan certificate of the Borrower, in substantially the form attached hereto as Exhibit Y, including a certificate of incumbency with respect to
                                                 ---------
                           each Authorized Signatory, together with appropriate
                           attachments which shall include without limitation, the following items: (A) a copy of the certificate of incorporation of the Borrower, certified to be complete and correct by the Secretary of State of the State of Delaware, and a complete and correct copy of the by-laws of the Borrower; (B) certificates of good standing for the Borrower issued by the Secretary of State or similar state official for each state in which the Borrower has qualified to do business;
                           (C) a true, complete and correct copy of the resolutions of the board of directors of the Borrower, authorizing the Borrower to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party; and (D) a complete and correct copy of any agreement in effect with respect to the voting rights, ownership interests, or management of the Borrower;

                  (vi) the duly executed Subsidiary Guaranty executed and delivered by each Subsidiary of the Borrower;

                  (vii) the duly executed Subsidiary Security Agreement (Senior Obligations), executed and delivered by each Subsidiary of the Borrower, together appropriate UCC-l financing statement forms;

                  (viii) the duly executed Subsidiary Pledge Agreement from each Subsidiary of the Borrower which has one or more corporate Subsidiaries, together with appropriate original stock certificates and undated stock powers with respect thereto executed in blank;

                  (ix) a loan certificate from each Guarantor, in substantially the form attached hereto as Exhibit Z, including a certificate of incumbency with respect to
                                                 ---------
               each officer authorized to execute Loan Documents on behalf of such Guarantor, together with appropriate attachments which shall include, without limitation, the following items: (A) a copy of the certificate or articles of incorporation of such Guarantor, certified to be complete and correct by the Secretary of State of the state of such Guarantor's organization; (B) certificates of good standing for such Guarantor issued by the Secretary of State or similar state official for each state in which such Guarantor has qualified to do business; (C) a complete and correct copy of the by-laws of such Guarantor; and (D) a complete and correct copy of the resolutions of the board of directors of such Guarantor authorizing such Guarantor to execute, deliver and perform the Loan Documents to which it is a party;

                  (x) the duly executed Holdco Pledge Agreement pledging all of the Capital Stock of the Borrower, together with appropriate original stock certificates and undated stock powers with respect thereto executed in blank;

                  (xi)     the duly executed Intercreditor Agreement;

                  (xii)    the  duly  executed  Trademark  Security   Agreement,
                           together with appropriate filing coversheet;

                  (xiii) the duly executed Assignment of Acquisition Documents;

                  (xiv) copies of insurance binders or certificates covering the Assets of the Borrower and its Subsidiaries, and otherwise meeting the requirements of Section 6.5 hereof;

                  (xv) a Non-Disturbance Agreement with respect to each of the Tower Sites owned or leased by the Borrower or any of its Subsidiaries on the Agreement Date, after giving effect to the Nextel Acquisition, to the extent that space on the Towers located at such Tower Sites has been leased to a Nextel Tenant;


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



                  (xvi) legal opinions, dated as of the Agreement Date, of Dow, Lohnes & Albertson, PLLC, as loan documents counsel and Paul, Weiss, Rifkind, Wharton & Garrison, as acquisition counsel to Holdco, the Borrower and its Subsidiaries in connection with the transactions contemplated by the Nextel Acquisition Documents, this Agreement and the other Loan Documents; each addressed to the Arrangers and the other Credit Parties, in form and substance satisfactory to the Arrangers and their counsel;

                  (xvii) a duly executed Request for Advance for the initial Advance of the Senior Loans, which Request for Advance, as of the Agreement Date and after giving pro forma effect to the Nextel Acquisition, shall (A) set forth the Borrowing Base Amount as of the Agreement Date and the detailed calculation thereof, and (B) demonstrate that, as of the Agreement Date, the Borrower shall (I) have Annualized EBITDA of at least $23,000,000, and (II) own at least 2,100 Towers;

                  (xviii) the duly executed Use of Proceeds Letter;

                  (xix) the duly executed Certificate of Financial Condition for the Borrower and its Subsidiaries on a consolidated basis, given by the chief financial officer of the Borrower which shall include a certification that, since December 31, 1998, no event has occurred which would, with the passage of time, be reasonably likely to have a Materially Adverse Effect after giving effect to the Nextel Acquisition;

                  (xx) copies of all consents of any Person, and filings with any Governmental Authority (including, without limitation, consents of the holders of the Holdco 2008 Notes and Hart-Scott Rodino filings) made or obtained in connection with the Nextel Acquisition or the transactions contemplated by this Agreement and the other Loan Documents;

                  (xxi) except as set forth in Section 4.5(c) hereof, a duly executed lien termination agreement and recordable Lien releases with respect to any Liens which are not Permitted Liens hereunder upon the Assets of the Borrower and its Subsidiaries, and with respect to any other Indebtedness which is not Permitted Debt hereunder; and

                  (xxii) all such other documents as either the Administrative Agent or any Lender may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

         (b) The Arrangers shall have received evidence satisfactory to them that all material Necessary Authorizations, including all necessary consents to the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party and by Holdco and the Subsidiaries of the Borrower of the Loan Documents to which they are parties, have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation, and the Administrative Agent shall have received a certificate of an Authorized Signatory so stating.

         (c) The Arrangers shall have received complete and correct copies of any employment agreements of the Borrower and each of the Guarantors.


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



         (d) The Credit  Parties shall receive  payment of all fees and expenses
due  and  payable  on  the  Agreement  Date  in  respect  of  the   transactions
contemplated hereby.

         (e)  The  Arrangers  shall  have  received  the  Borrower's   financial
projections, after giving effect to the transactions contemplated hereby (including, without limitation, consummation of the Nextel Acquisition) on a fiscal year basis through the Tranche B Maturity Date, and on a fiscal quarter basis through December 31, 2001 (together with any revisions thereof required to be delivered by the Borrower pursuant to the terms hereof, the "Projections"), and the Arrangers shall not be aware of any information or other matters affecting the assets or rights to be acquired in connection with the Nextel Acquisition, or the other transactions contemplated by this Agreement and the other Loan Documents, which information is inconsistent in a material and adverse manner with any information disclosed in the Nextel Acquisition Documents, which information could reasonably be expected to have a Materially Adverse Effect.

         (f) The Arrangers shall have received, with respect to at least ninety percent (90%) of the Tower Sites owned or leased by the Borrower and its Subsidiaries on the Agreement Date, after giving effect to the Nextel Acquisition, a report (as set forth on Schedule 5.1(cc) attached hereto) setting forth the following information with respect to such Tower Sites: (i) the location of such Tower Sites, (ii) the dates of final termination or expiration of all Tower Site Lease Agreements and Tower Space Lease Agreements applicable to such Tower Sites, (iii) current anchor tenants and Co-Locators, and capacity for additional tenants, on such Tower Sites, and (iv) with respect to any leased Tower Sites, whether the consent of the landlord of such Tower Sites is required for an assignment of the Tower Site Lease Agreement with respect thereto.

         (g) The Arrangers shall have received a certificate of the chief financial officer of Holdco satisfactory to each of them and their counsel that Holdco has received Contributed Capital of not less than $230,000,000 on or prior to the Agreement Date pursuant to the Holdco Equity Documents, and that Welsh has directly invested at least $155,000,000 of such Contributed Capital.

         (h) All legal matters incident to this Agreement and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to the Arrangers and their counsel.

         (i) As an additional condition precedent to the initial Advance of the Senior Loans and the issuance of the initial Letter of Credit hereunder, the Arrangers shall have received evidence satisfactory to each of them that the Borrower shall have received at least $160,000,000 in proceeds of the Tranche C Loans or $150,000,000 in gross proceeds of Permitted High-Yield Securities issued in lieu thereof.

         (j) As a condition precedent to the initial Advance of the Senior Loans and the issuance of the initial Letter of Credit hereunder, the Arrangers shall have received evidence satisfactory to them that all conditions precedent to the Tower Sub Merger shall have been satisfied, and that the Tower Sub Merger shall be consummated simultaneously with the funding of the initial Advance of the Senior Loans.

         (k) The Tranche C Lenders shall have received 2,000,000 shares of common Capital Stock of Holdco.

         (l) As an additional condition precedent to the initial Advance of the Revolving Loans, the Revolving Loan Availability Date shall have occurred.


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



         Section 4.2 Conditions Precedent to Each Advance. The obligation of the Lenders and the Tranche C Lenders to make each Advance (including the initial Advance hereunder) is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

         (a) All of the representations and warranties made by or with respect to Holdco, the Borrower and its Subsidiaries, or any of them, under this Agreement and the other Loan Documents, which, pursuant to Section 5.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of such Advance;

         (b) There shall not exist, on the date of the making of such Advance and after giving effect to the proceeds of such Advance, a Default or Event of Default hereunder, the Administrative Agent shall have received a Request for Advance signed by an Authorized Signatory so certifying, which Request for Advance shall also (i) certify the Borrower's compliance with the Financial Covenants, (ii) provide calculations demonstrating the Borrower's compliance with Section 9.1 hereof before and after giving effect to such Advance, and
(iii) with respect to Advances made prior to the Revolving Loan Availability Date, provide calculations demonstrating the Borrowing Base Amount as of the date of such Advance; and

         Section 4.3 Conditions Precedent to Issuance of Each Letter of Credit. The obligation of the Issuing Bank to issue any Letter of Credit hereunder is subject to the prior fulfillment of each of the following conditions:

         (a) All of the representations and warranties made by or with respect to Holdco, the Borrower and its Subsidiaries, or any of them, under this Agreement and the other Loan Documents, which, pursuant to Section 5.2 hereof, are made at and as of the time of the issuance of such Letter of Credit, shall be true and correct at such time in all material respects, both before and after giving effect to the issuance of such Letter of Credit; and

         (b) There shall not exist, on the date of the issuance of such Letter of Credit and after giving effect thereto, a Default or Event of Default hereunder, and the Administrative Agent shall have received a Request for Issuance of Letter of Credit so certifying.

         Section 4.4 Conditions Precedent to the Funding of each Advance of the Tranche C Loans. The funding of each Advance of the Tranche C Loans is subject to the prior fulfillment of each of the following conditions:

         (a) The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Arrangers:

                  (i) a duly executed Joinder Agreement executed by each of the Tranche C Lenders funding such Advance;

                  (ii) a duly executed Tranche C Note in favor of each Tranche C Lender funding such Advance in an amount equal to such Tranche C Lender's Tranche C Credit Ratio times the aggregate amount of such Advance of the Tranche C Loans;

                  (iii) with respect to the initial Advance of the Tranche C Loans, the duly executed Tower Sub Guaranty executed and delivered by Tower Sub;


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



                  (iv) with respect to the initial Advance of the Tranche C Loans, the duly executed Subsidiary Security Agreement (Tranche C Obligations), executed and delivered by Tower Sub, together with appropriate UCC-l financing statement forms, if necessary;

                  (v)      with respect to the initial  Advance of the Tranche C
                           Loans,   the  duly  executed   Tranche  C  Pre-Funded
                           Interest Account Pledge Agreement; and

                  (vi) all such other documents as either the Administrative Agent or any Tranche C Lender may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

         (b) The Borrower and the Tranche C Lenders shall have given the Administrative Agent at least twenty (20) days' prior written notice of their intention to fund such Advance of the Tranche C Loans, which notice shall also set forth the proposed amount of such Advance and the Tranche C Credit Ratio with respect to each Tranche C Lender funding such Advance.

         (c) The Majority Lenders shall have given their prior written consent to the funding of such Advance on the terms set forth in the notice delivered pursuant to Section 4.4(b).

         (d) A portion of such Advance in an amount sufficient to make interest payments on such Advance during the Tranche C Pre-Fund Period shall be funded directly to the Tranche C Pre-Funded Interest Account.

         (e) The date of the funding of such Advance of the Tranche C Loans shall occur on or before the third anniversary of the Agreement Date.

         (f) There shall not exist, on the date of the making of such Advance of the Tranche C Loans and after giving effect to the proceeds of such Advance, a Default or Event of Default hereunder, the Administrative Agent shall have received a Request for Advance signed by an Authorized Signatory so certifying, which Request for Advance shall also (i) certify the Borrower's compliance with the Financial Covenants, and (ii) provide calculations demonstrating the Borrower's compliance with Section 9.1 hereof before and after giving effect to such Advance.

         Section 4.5 Conditions Subsequent to Agreement Date. As a condition subsequent to the funding of the Tranche B Loans, and the making of the initial Advance of the Tranche A Loans hereunder, on the Agreement Date, the Borrower shall perform or cause to be performed the following (the failure by the Borrower to so perform or cause to be performed constituting an Event of Default hereunder):

         (a)  Mortgages.  Within  ninety (90) days of the  Agreement  Date,  the
Borrower shall deliver to the Arrangers, Mortgages (fee or leasehold, as applicable) with respect to the 500 Tower Sites and other parcels of real property identified on Schedule 6.10.

         (b) Tower Site Lease Agreements and Tower Space Lease Agreements. Within thirty (30) days of the Agreement Date, the Borrower shall deliver to the Arrangers a list supplementing Schedule 5.1(cc) and setting forth, as of the Agreement Date, all of the Tower Site Lease Agreements and Tower Space Lease Agreements of the Borrower and its Subsidiaries.

         (c) Lien Releases. On or before October 20, 1999, the Borrower shall use its reasonable best efforts to deliver to the Arrangers recordable Lien releases with respect to any


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



Liens on the Nextel Collateral held by The Chase Manhattan Bank. The Borrower shall deliver to the Arrangers a written report detailing the status of obtaining such releases on or before each of May 20, 1999, June 20, 1999, July 20, 1999, August 20, 1999 and September 20, 1999.

         (d) Landlord Waivers. On or before September 30, 1999, the Borrower shall deliver to the Arrangers a duly executed landlord waiver agreement, in form and substance satisfactory to the Arrangers and their counsel, with respect to each of (i) the Borrower's principal place of business, and (ii) the Borrower's premises located at One Chase Corporate Drive, Hoover, Alabama.

         (e) Partners Master Site Lease Agreement. Promptly upon the execution and delivery of the Partners Master Site Lease Agreement by the parties thereto, the Borrower shall deliver to the Arrangers a complete and correct copy of the Partners Master Site Lease Agreement, together with all exhibits and schedules thereto.


                                    ARTICLE 5

                         Representations and Warranties

         Section 5.1 Representations and Warranties. Each of Holdco and the Borrower, for itself and on behalf of each of its Subsidiaries, hereby agrees, represents and warrants in favor of each of the Credit Parties that:

         (a) Organization; Ownership; Power; Qualification. Each of Holdco, the Borrower and each of the Borrower's Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, has the corporate or other organizational power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted. Each of Holdco, the Borrower and each of the Borrower's Subsidiaries is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses makes such qualification or authorization prudent except where failure to be so qualified, in good standing or authorized would not have a Materially Adverse Effect.

         (b) Authorization; Enforceability. The Borrower has the corporate power and has taken all necessary action, corporate or otherwise, to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. Holdco has the corporate power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. Each Subsidiary of the Borrower has the corporate or other organizational power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. This Agreement, and each of the other Loan Documents to which any of Holdco, the Borrower or any of the Borrower's Subsidiaries is a party, has been duly executed and delivered by Holdco, the Borrower or such Subsidiary, as the case may be, and is a legal, valid and binding obligation of Holdco, the Borrower or such Subsidiary, as applicable, enforceable against Holdco, the Borrower or such Subsidiary, as the case may be, in accordance with its terms, except to the extent that


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



enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to any Insolvency Proceeding of Holdco, the Borrower or such Subsidiary, as applicable) and by the application of general equitable principles.

         (c) Capital Stock, Corporate Organization and Related Matters. As of the Agreement Date, after giving effect to the Nextel Acquisition, the capitalization of Holdco will be as set forth on Schedule 5.1(c) hereof. Holdco owns all of the issued and outstanding Capital Stock of the Borrower, and the Borrower owns all of the issued and outstanding Capital Stock of each of its Subsidiaries and has the unrestricted right to vote such Capital Stock. As of the Agreement Date, the Borrower does not have any Subsidiaries other than Merger Sub and Tower Sub. All of the issued and outstanding shares of Capital Stock of the Borrower and its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are free and clear of all Liens (except for Permitted Liens). None of such Capital Stock has been issued in violation of the Securities Act, or the securities, "Blue Sky" or other Applicable Laws of any applicable jurisdiction. As of the Agreement Date, except as set forth on Schedule 5.1(c), none of Holdco, the Borrower or any of the Borrower's Subsidiaries has outstanding any stock or securities convertible into or exchangeable for any shares of its Capital Stock, nor are there any preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any of such Capital Stock or any stock or securities convertible into or exchangeable for any of such Capital Stock. As of the Agreement Date, except as set forth on Schedule 5.1(c), none of Holdco, the Borrower or any of the Borrower's Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or to register any shares of its Capital Stock, and there are no agreements restricting the transfer of any shares of Capital Stock of any of Holdco, the Borrower or any of the Borrower's Subsidiaries or restricting the ability of any Subsidiary of the Borrower from making distributions, dividends or other Restricted Payments to the Borrower. Except as set forth on Schedule 5.1(c), within the five (5) year period immediately preceding the Agreement Date, neither the Borrower nor any of its Subsidiaries has changed its name nor has the Borrower or any of its Subsidiaries transacted business under any other name or trade name.

         (d) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance by each of Holdco, the Borrower and each of the Borrower's Subsidiaries of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) with respect to any Material Towers, require any consent or approval, governmental or otherwise, not already obtained, (ii) violate in any material respect Applicable Law respecting Holdco, the Borrower or any Subsidiary of the Borrower (including, without limitation, the Communications Act or any rule, regulation or policy of the FCC, the FAA or any other grantor of a Necessary Authorization), (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation, by-laws or other governing documents of Holdco, the Borrower or of any Subsidiary of the Borrower, or, except as set forth on Schedule 5.1(h) hereof, in any material respect under any material indenture, agreement, or other instrument, to which Holdco, the Borrower or any Subsidiary of the Borrower is a party or by which any of them or their respective properties may be bound, including, without limitation, the Indentures, (iv) subject to the filing of post-consummation name change notices with the FCC, conflict with, result in a breach of, or constitute a default or violation of, the terms and conditions of any Necessary Authorization with respect to any Material Towers, or (v) result in or require the creation or imposition of any Lien


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



upon or with respect to any property now owned or hereafter acquired by Holdco, the Borrower or any of the Borrower's Subsidiaries, except for Permitted Liens.

         (e) Business. The Borrower and each of its Subsidiaries are engaged in the Tower Operations and in the Other Operations, and in business activities related thereto.

         (f) Necessary Authorizations, Etc. To the best of the Borrower's knowledge, all of the material Necessary Authorizations have been duly and validly authorized and issued by the grantors thereof to, and are legally held by, the Borrower and its Subsidiaries. The Borrower and each of its Subsidiaries have obtained all material Necessary Authorizations, and all of the material Necessary Authorizations are in full force and effect, and the Borrower and each of its Subsidiaries are in compliance in all material respects with the provisions thereof. No material Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened attack or revocation, and the Borrower is not aware of any fact or condition which would constitute grounds for any governmental or other licensing authority (including, without limitation, the FCC and the FAA) to deny any pending application for any material Necessary Authorization, to suspend, revoke, modify or annul any material Necessary Authorizations or to impose any material financial penalty on the Borrower or any of its Subsidiaries.

         (g) Compliance with Law; Absence of Default. Holdco, the Borrower and each of the Borrower's Subsidiaries, and the construction, ownership and operation of the Towers and the conduct of the Tower Operations by the Borrower and its Subsidiaries, are in compliance in all material respects with all, and do not violate in any material respect any, (i) Applicable Laws (including, without limitation, all rules and regulations promulgated by the FCC and/or the
FAA) and/or (ii) provisions of the certificates or articles of incorporation, by-laws and other governing documents of Holdco, the Borrower or any of the Borrower's Subsidiaries. No event has occurred or failed to occur (including, without limitation, any matter which could create a Default or Event of Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, (x) an Event of Default or (y) a material default by Holdco, the Borrower or any of the Borrower's Subsidiaries under any material indenture, agreement or other instrument, including, without limitation, the material Necessary Authorizations and the Indentures, or any judgment, decree or order, to which Holdco, the Borrower or any of the Borrower's Subsidiaries is a party or by which Holdco, the Borrower or any of the Borrower's Subsidiaries or any of their respective properties may be bound or affected. None of Holdco, the Borrower nor any of the Borrower's Subsidiaries is a party to or bound by any contract or agreement continuing after the Agreement Date, or bound by any Applicable Law, that could reasonably be expected to have a Materially Adverse Effect or result in the loss of any material Necessary Authorization.

         (h) Title to Assets. Holdco, the Borrower and the Borrower's Subsidiaries each has good and legal title to, or a valid leasehold interest in, all of its respective Assets, and none of such Assets is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names Holdco, the Borrower or any of the Borrower's Subsidiaries as debtor, or which covers or purports to cover any of the Assets of the Borrower or any of the Borrower's Subsidiaries, is currently effective and on file in any state or other jurisdiction, and none of Holdco, the Borrower or any of the Borrower's Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing. As of the Agreement Date, except as set forth on Schedule 5.1(h), none of Holdco, the Borrower or any of the Borrower's

Subsidiaries is a party to any contract, instrument or agreement (including, without limitation, any of the Necessary Authorizations) restricting the ability of Holdco, the Borrower or such Subsidiary, as applicable, to enter into an agreement by which Holdco, the Borrower or such Subsidiary, as applicable, agrees that it shall not create, assume, incur or permit to exist or be created, directly or indirectly, any Lien on its Assets. Tower Sub does not own any material Assets other than Tower Assets comprising the Nextel Collateral and Tower Space Lease Agreements with Co-Locators on Towers comprising the Nextel Collateral, and Holdco does not own any material Assets other than the Capital Stock of the Borrower.

         (i)  Litigation.  As of the  Agreement  Date,  except  as set  forth on
Schedule 5.1(i) attached hereto, there is no action, suit, application, complaint, petition, revocation, proceeding or investigation, at law or in equity, or any order, decree or judgment, in effect or pending against, or, to the best of the Borrower's knowledge, threatened against Holdco, the Borrower or any of the Borrower's Subsidiaries or any of their respective properties and Assets (including, without limitation, any Necessary Authorization or any Tower Assets) in any court or before any arbitrator of any kind or before or by any governmental body (including, without limitation, the FCC and/or the FAA). No such action, suit, proceeding or investigation, and no such action, suit, proceeding or investigation arising after the Agreement Date, (i) calls into question the validity of this Agreement or any of the other Loan Documents, (ii) if determined adversely to Holdco, the Borrower or any of the Borrower's Subsidiaries, could reasonably be expected to have a Materially Adverse Effect, or (iii) which could restrict in any material manner the ownership, operation or license status of any Material Towers.

         (j) Taxes. All federal and material state, local and other tax returns (including information returns) of Holdco, the Borrower and each of the Borrower's Subsidiaries required by law to be filed have been duly filed and all federal and material state, local and other taxes and impositions, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by Holdco, the Borrower or any of the Borrower's Subsidiaries or imposed upon Holdco, the Borrower or any of the Borrower's Subsidiaries or any of their respective properties, income, profits or Assets, which are due and payable, have been paid, except any such taxes (i) the payment of which Holdco, the Borrower or any of the Borrower's Subsidiaries is diligently contesting in good faith by appropriate proceedings, (ii) for which adequate reserves have been provided on the books of Holdco, the Borrower or the applicable Subsidiary of the Borrower, and (iii) as to which no Lien, other than a Permitted Lien, has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of Holdco, the Borrower and each of the Borrower's Subsidiaries in respect of any taxes or other governmental charges are adequate.

         (k) Financial Information. The Borrower has furnished or caused to be furnished to the Credit Parties audited financial statements for the Borrower on a consolidated basis with its Subsidiaries which are complete and correct in all material respects and present fairly in all material respects in accordance with GAAP the financial position of the Borrower and its Subsidiaries on and as at December 31, 1998 and the results of operations for the period then ended and unaudited financial statements for the Borrower and its Subsidiaries on a consolidated basis for the month ended February 28, 1999 (the "Financial Statements"). As of the Agreement Date, none of Holdco, the Borrower or any of the Borrower's Subsidiaries has any material liabilities, contingent or otherwise, other than (i) as disclosed in the financial statements referred to in the preceding sentence, (ii) as set forth or referred to in this Agreement,
(iii) those which have been incurred in the ordinary course of business since February 28, 1999, or (iv) those permitted pursuant to Section 8.1 and there are no material unrealized losses of Holdco, the Borrower or any of the Borrower's Subsidiaries and no anticipated losses of Holdco, the


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Borrower or any of the Borrower's Subsidiaries other than those set forth in the
Projections which have been disclosed in writing to the Credit Parties prior to the Agreement Date and identified as such. The Projections represent the Borrower's reasonable estimate of projected future operations as of the Agreement Date, and as of the Agreement Date, to the best of the Borrower's knowledge, there exist no facts or circumstances which the Borrower believes could be reasonably likely to cause a materially adverse change in the Projections.

         (l) No Adverse Change. Since December 31, 1998, there has occurred no event which has had or which could reasonably be expected to have a Materially Adverse Effect.

         (m) ERISA. Each Plan maintained, or contributed to, by the Borrower or any of its Subsidiaries, or any of their ERISA Affiliates, is listed on Schedule 5.1(m) attached hereto. Each of such Plans is in compliance in all material respects with their terms, ERISA and the Code. None of such Plans has a material "accumulated funding deficiency" within the meaning of ERISA or the Code. Neither the Borrower nor any of its Subsidiaries nor any of their respective ERISA Affiliates has incurred any material liability to the PBGC (other than the payment of premiums imposed by Title IV of ERISA) in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan if such Plan were terminated on the date hereof. No Reportable Event has occurred with respect to any such Plan. No party in interest, fiduciary, trustee or administrator of any such Plan or trust created thereunder has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject the Borrower, its Subsidiaries or any of their respective ERISA Affiliates to a material tax on "prohibited transactions" imposed by Section 4975 of the Internal Revenue Code. No party in interest, fiduciary, trustee or administrator of any such Plan or trust created thereunder has committed a material breach of its fiduciary duty or knowingly participated in any violation of ERISA which would subject the Borrower, its Subsidiaries, or any of their respective ERISA Affiliates to a material penalty under Section 502 of ERISA. As of the Agreement Date, none of the Borrower, its Subsidiaries or any of their respective ERISA Affiliates is a participant in or obliged to make any payment to a Multiemployer Plan. As of the Agreement Date, except as required by Sections 601 through 609 of ERISA, neither the Borrower nor any of its Subsidiaries has made any oral or written commitments to provide post-employment health or life insurance coverage with respect to any former or current employee. The Borrower and its Subsidiaries and ERISA Affiliates have properly classified individuals providing services to the Borrower or any of its Subsidiaries or ERISA Affiliates as employees or non-employees, except to the extent that a misclassification would not result in a Materially Adverse Effect.

         (n) Compliance with Regulations U and X. Neither the Borrower nor any of its Subsidiaries is engaged principally in, or has as one of its important activities, the business of purchasing or carrying, or extending credit for the purpose of purchasing or carrying, any margin stock within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System.

         (o) Investment Company Act; Public Utility Holding Company Act. None of Holdco, the Borrower or any of the Borrower's Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act. None of Holdco, the Borrower or any of the Borrower's Subsidiaries is a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (p) Securities Laws. Holdco, the Borrower, each of the Borrower's Subsidiaries and, to the best knowledge of Holdco, the Borrower and the Borrower's Subsidiaries, any underwriters, sales agents, representatives or brokers representing or acting on behalf of Holdco, the Borrower or any of the Borrower's Subsidiaries, have complied in all material respects with all material federal and state securities laws in connection with the offer and sale of stock or other equity interests in Holdco, the Borrower or any of the Borrower's Subsidiaries.

         (q) Intellectual Property. The Borrower and each of its Subsidiaries owns or possesses the valid right to use all material patents, patent applications, patent and know-how licenses, inventions, technology, permits, trademark registrations and applications, product designs, applications, processes, trademarks, service marks, trade names, copyrights and licenses and rights in respect of the foregoing, set forth on Schedule 5.1(q) attached hereto, which are used or necessary for the conduct of its business as now conducted or hereafter proposed to be conducted, without any known conflict with the rights of others and free and clear of any Liens, other than Permitted Liens. All such licenses and rights with respect to patents, trademarks, trademark rights, trade names, trade name rights, service marks and copyrights are in full force and effect in all material respects, and are not subject to any pending or, to the best knowledge of the Borrower, threatened attack or revocation.

         (r) Accuracy and Completeness of Information. All information, reports, prospectuses and other papers and data relating to Holdco, the Borrower or any of the Borrower's Subsidiaries (other than the Projections which are covered by item (k) above) furnished in writing by or on behalf of Holdco, the Borrower or any of the Borrower's Subsidiaries to any of the Credit Parties (as any of such items have been modified) were, at the time furnished, complete and correct in all material respects to the extent necessary to give the Credit Parties true and accurate knowledge of the subject matter. No fact or situation is currently known to the Borrower which has had or could reasonably be expected to have a Materially Adverse Effect.

         (s) Agreements with Affiliates and Management Agreements. As of the Agreement Date, except as set forth on Schedule 5.1(s) attached hereto, none of Holdco, the Borrower nor any of the Borrower's Subsidiaries has (i) any material written agreements or binding arrangements of any kind with any Affiliate or
(ii) any material management or consulting agreements of any kind, not entered into in the ordinary course of business.

         (t) Environmental Matters. Except as is described on Schedule 5.1(t) attached hereto, and, with respect to the Nextel Collateral to the best of the Borrower's knowledge:

                  (i) Each Property does not contain, in, on or under, including, without limitation, the soil and groundwater thereon or thereunder, any Hazardous Materials except (A) in such quantities as required for the conduct in the ordinary course of the Borrower's business or, to the best of the Borrower's knowledge, the business of the fee owner of such Property, and then only in compliance with applicable Environmental Laws, or (B) in amounts or circumstances that do not give rise to material liability under Environmental Laws.

                  (ii) The Borrower and its Subsidiaries are in compliance with all applicable Environmental Laws, and there is no condition which could interfere with the continued operation of any of the Properties in compliance with Environmental Laws or impair the financial condition of the Borrower, except such non-compliance as could not reasonably be expected to have a Materially Adverse Effect.

                  (iii) Neither the Borrower nor any of its Subsidiaries has received from any Governmental Authority or any other Person any written complaint, notice of violation, alleged violation, investigation or advisory action or notice of potential liability regarding matters of environmental protection or permit compliance under applicable Environmental Laws with regard to the Properties, and neither the Borrower nor any of its Subsidiaries is aware that any Governmental Authority is contemplating delivering to the Borrower or any of its Subsidiaries any such notice, except in each case, where such complaint or notice has been revoked or could not reasonably be expected to result in material liability to the Borrower or its Subsidiaries. There is no condition or circumstance currently or with the passage of time that could reasonably be expected to present the basis of any such notice. There has been no pending or, to the Borrower's knowledge, threatened complaint, notice of violation, alleged violation, investigation or notice of potential liability under Environmental Laws with regard to any of the Properties, except in each case, where such complaint or notice has been revoked or could not reasonably be expected to result in material liability to the Borrower or its Subsidiaries.

                  (iv) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Property in material violation of Environmental Laws, or in a manner that could give rise to material liability under Environmental Laws nor have any Hazardous Materials been transported or disposed of from any of the Properties to any other location in material violation of Environmental Laws nor in a manner that could reasonably be anticipated to give rise to material liability under Environmental Laws.

                  (v) Neither the Borrower nor any of its Subsidiaries is a party to any governmental administrative actions or judicial proceedings pending under any Environmental Law with respect to any of the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties, except in each case, where such matters could not reasonably be expected to result in material liability to the Borrower or its Subsidiaries.

                  (vi) There has been no release of Hazardous Materials into the environment at or from any of the Properties, or arising from or relating to the operations of the Borrower or any of its Subsidiaries, in material violation of Environmental Laws or in amounts that could give rise to material liability under Environmental Laws.

         (u) Payment of Wages; Labor Matters. The Borrower and each of its Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, in all material respects, and the Borrower and each of its Subsidiaries have complied in all material respects with all minimum and overtime wage requirements applicable to their respective employees. As of the Agreement Date, except as disclosed on Schedule 5.1(u): (i) no labor contract to which the Borrower or any of its Subsidiaries is a party or is otherwise subject is scheduled to expire during the term of this Agreement; (ii) neither the Borrower nor any of its Subsidiaries has, within the two (2) year period immediately preceding the Agreement Date, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local law, and the Borrower does not have any reasonable expectation that it will incur any material liability under such Act at any time during the term of this Agreement; (iii) all of the operations of the Borrower and its Subsidiaries are conducted in all material respects in compliance with all applicable rules and regulations promulgated by the Occupational Safety and Health Administration of the United States Department of Labor; and (iv) as of the Agreement Date, (A) neither the Borrower nor any of its Subsidiaries is a party to any material labor dispute (other than any immaterial disputes with the Borrower's or such Subsidiary's employees as individuals and not affecting the Borrower's or such Subsidiary's relations with any labor group or its workforce as a whole) and (B) there are no pending or, to the Borrower's knowledge,

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



threatened strikes or walkouts relating to any labor contracts to which the Borrower or any of its Subsidiaries is a party or is otherwise subject. As of the Agreement Date, none of the employees of the Borrower or any of its Subsidiaries is a party to any collective bargaining agreement with the Borrower or any of its Subsidiaries.

         (v) Priority. The Security Interest is (i) a valid and perfected first priority (except for Permitted Liens) security interest in all of the Collateral in favor of the Collateral Agent, for the benefit of the Senior Credit Parties, securing, in accordance with the terms of the Security Documents, the outstanding Senior Obligations, (ii) a valid and perfected second priority (except for Permitted Liens) security interest in the Nextel Collateral in favor of the Collateral Agent, for the benefit of the Tranche C Lenders, securing, in accordance with the terms of the Security Documents and to the extent set forth in Section 2.15 hereof, the outstanding Tranche C Obligations, and (iii) a valid and perfected first priority security interest in the Tranche C Pre-Funded Interest Account in favor of the Collateral Agent, for the benefit of the
Tranche C Lenders, securing, in accordance with the terms of the Security Documents and to the extent set forth in Section 2.15 hereof, the outstanding Tranche C Obligations. Neither the Collateral nor the Tranche C Pre-Funded Interest Account is subject to any Liens other than Permitted Liens. The Liens created by the Security Documents are enforceable as security for the outstanding Obligations in accordance with their terms with respect to the Collateral and the Tranche C Pre-Funded Interest Account except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to any Insolvency Proceeding of Holdco, the Borrower or such Subsidiary, as applicable) and to the application of general equitable principles.

         (w) Indebtedness. Except as permitted pursuant to Section 8.1 hereof, none of Holdco, the Borrower or any of the Borrower's Subsidiaries has outstanding, as of the Agreement Date, and after giving effect to the initial Advance of the Loans hereunder on the Agreement Date, any Indebtedness.

         (x) Investments. As of the Agreement Date, none of Holdco, the Borrower or any of the Borrower's Subsidiaries owns any Capital Stock, partnership interests or other securities of, or equity interests in, or has outstanding loans or advances to, or guaranties of the obligations of, any Person except as reflected in the Financial Statements, or disclosed on Schedule 5.1(c) or
Schedule 5.1(x) attached hereto.

         (y) Material Contracts. Schedule 5.1(y) contains a complete list, as of the date of this Agreement, of each contract, agreement or commitment (the "Material Contracts") to which the Borrower or any of its Subsidiaries is a party which is material to its business, financial condition, operations, prospects or Assets, other than any Necessary Authorizations set forth on
Schedule 5.1(f) attached hereto, and, upon the request of the Arrangers, the Borrower will provide the Arrangers with a copy of any such contract or agreement. Schedule 5.1(y) further identifies each Material Contract which requires consent to the granting of a Lien in favor of the Collateral Agent on the rights of the Borrower or any of its Subsidiaries thereunder.

         (z) Broker's or Finder's Commissions. No broker's or finder's fee or commission will be payable with respect to the issuance of the Notes, and no other similar fees or commissions will be payable by Holdco, the Borrower or any of the Borrower's Subsidiaries for any other services rendered to any of them ancillary to the transactions contemplated herein except to the Arrangers, the Tranche C Lenders and their respective Affiliates.



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



         (aa) Nextel Acquisition Documents; Indentures; Equity Documents. The Borrower has provided to the Arrangers (i) correct and complete copies of the Nextel Acquisition Documents, (ii) a correct and complete copy of each of the Indentures and the notes and other agreements and documents executed and delivered pursuant thereto, and (iii) correct and complete copies of the Holdco Equity Documents. To the best of the Borrower's knowledge, none of the representations and warranties made by or with respect to any of Holdco, the Borrower and the Borrower's Subsidiaries as set forth in the Nextel Acquisition Documents or the Holdco Equity Documents is incorrect in any material respect.

         (bb) Solvency. As of the Agreement Date and after giving effect to the Nextel Acquisition, the Tower Sub Merger and the transactions contemplated by this Agreement and the other Loan Documents, (i) the property of the Borrower, at a fair valuation on a going concern basis, will exceed its debt; (ii) the capital of the Borrower will not be unreasonably small to conduct its business; and (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature. For purposes of this
Section 5.1(bb), "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

         (cc) Real Property and Tower Sites. Schedule 5.1(cc) sets forth as of the Agreement Date, with respect to at least ninety percent (90%) of the Tower Sites owned or leased by the Borrower and its Subsidiaries, the following information with respect to such Tower Sites: (i) the location of such Tower Sites, (ii) the dates of final termination or expiration of all Tower Site Lease Agreements and Tower Space Lease Agreements applicable to such Tower Sites,
(iii) current anchor tenants and Co-Locators, and capacity for additional tenants, on such Tower Sites, and (iv) with respect to any leased Tower Sites, whether the consent of the landlord of such Tower Sites is required for an assignment of the Tower Site Lease Agreement with respect thereto. To the best of the Borrower's knowledge, each of the material leases of the Borrower or its Subsidiaries is valid, enforceable and in full force and effect, and has not been modified or amended, except as otherwise set forth in Schedule 5.1(cc). The Borrower or a Subsidiary of the Borrower, as applicable, is the sole holder of the lessee's interests under each lease to which it is a party and has the right to pledge and assign the same except as qualified in Schedule 5.1(cc). Neither the Borrower nor any of its Subsidiaries has made any pledge or assignment of any of its rights under any such leases except pursuant to the Security Documents and except for the Nextel Subordinated Lien, and there is no default or condition which, with the passage of time or the giving of notice, or both, would constitute a material default on the part of the Borrower or any of its Subsidiaries or, to the best of the Borrower's knowledge, any other party, under such leases with respect to any Material Towers. Neither the Borrower nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by it with respect to any Material Towers.

         (dd) Year 2000 Problem. The Borrower and its Subsidiaries have conducted a thorough assessment of their respective computer systems and do not believe they have a material "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999).

         Section 5.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be

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made, and shall be true and correct,  at and as of the Agreement Date and on the date of each Advance and on the date of issuance of each Letter of Credit, except to the extent expressly applicable only to an earlier date or previously
fulfilled  in  accordance  with  the  terms  hereof.  All   representations  and
warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Credit Parties, any investigation or inquiry by any Credit Party, or the making of any Advance or the issuance of any Letter of Credit under this Agreement.


                                    ARTICLE 6

                                General Covenants

         So long as any of the Obligations are outstanding and unpaid, or the Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

         Section 6.1 Preservation of Existence and Similar Matters. (a) Except as provided in Section 6.1(b), each of Holdco and the Borrower will, and will cause each of the Borrower's Subsidiaries to:

                  (i) preserve and maintain its existence, rights, franchises, licenses and privileges in the state of its incorporation or organization and in each other state in which it operates a material part of its business, including, without limitation, all Necessary Authorizations material, in each case to the extent of its business; and

                  (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business makes such qualification or authorization prudent except where the failure to be qualified or authorized would not have a Materially Adverse Effect.

         (b) On or before March 31, 2000, the Borrower shall cause Merger Sub to be merged with and into the Borrower.

         Section 6.2 Business; Compliance with Applicable Law. The Borrower will, and will cause each of its Subsidiaries to, engage solely in the business of the Tower Operations, the Other Operations and in related business activities. Holdco will engage solely in the business of holding the Capital Stock of the Borrower. Each of Holdco and the Borrower will, and will cause each of the Borrower's Subsidiaries to, comply in all material respects with the requirements of all Applicable Laws (including, without limitation, all tower marking and lighting requirements of the FAA and the FCC).

         Section 6.3 Maintenance of Properties and Assets. The Borrower will, and will cause each of its Subsidiaries to, (a) maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties (including, without limitation, all Towers) used in their respective businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto, and (b) obtain and maintain and preserve in full force and effect, and renew and extend as necessary, all Material Contracts and all Necessary Authorizations with respect to the Towers except, in each case, where such failure would not affect or apply to any Material Towers.



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         Section 6.4 Accounting Methods and Financial Records. The Borrower will maintain, on a consolidated basis with its Subsidiaries, a system of accounting established and administered in accordance with GAAP consistently applied, keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles, and keep accurate and complete records of the Collateral and the Tranche C Pre-Funded Interest Account. The Borrower and its Subsidiaries will maintain a fiscal year ending on December 31.

         Section 6.5 Insurance. Each of Holdco and the Borrower will, and will cause each of the Borrower's Subsidiaries to:

         (a) Maintain insurance, including, but not limited to, public liability coverage insurance, from responsible companies in such amounts and against such risks to Holdco, the Borrower and each of the Borrower's Subsidiaries as is prudent and customary for Persons in the Tower Operations business (including, without limitation, larceny, embezzlement, employee fidelity, and other criminal misappropriation insurance and insurance against claims for personal or bodily injury, death or property damage);

         (b) Keep their respective Assets insured by responsible companies against loss or damage by fire, theft, burglary, pilferage, loss in transit, explosions and hazards insured against by extended coverage, in amounts and scope of coverage which are prudent for the wireless communications tower industry, in accordance with industry standards, all premiums thereon to be paid by Holdco, the Borrower and the Borrower's Subsidiaries;

         (c) Require that each casualty and liability insurance policy for the Borrower and its Subsidiaries provide for at least thirty (30) days' prior written notice to the Collateral Agent of any termination of or proposed cancellation or non-renewal of such policy, or material reduction in coverage, and name the Collateral Agent (for the benefit of the Senior Credit Parties and, in the case of Tower Sub, the Credit Parties) as additional named loss payee to the extent of the Obligations and additional named insured;

         (d) From and after the Revolving  Loan  Availability  Date,  subject to
Section 4.2 hereof, in the event of a casualty covered by the Borrower's or any of its Subsidiaries' insurance maintained pursuant to this Section 6.5, the Borrower will be entitled, to the extent otherwise permitted hereunder, to borrow a Base Rate Advance in an amount necessary to replace or repair the damages caused by such casualty. Net Proceeds of $1,000,000 or less shall be paid directly to, and may be retained by, the Borrower. Net Proceeds of insurance in excess of $1,000,000 shall be paid to the Collateral Agent and shall (i) be applied to repay the Advance made to the Borrower pursuant to the immediately preceding sentence as set forth in Section 2.7(b) or Section 10.4 hereof, as appropriate, and (ii) thereafter be applied as provided in Section 2.7(b). Prior to the Revolving Loan Availability Date, so long as no Default or Event of Default then exists, in the event of a casualty covered by the Borrower's or any of its Subsidiaries' insurance maintained pursuant to this
Section 6.5, the Borrower will be entitled to retain up to $25,000,000 in Net Proceeds of the insurance, and the remaining Net Proceeds shall be paid to the Collateral Agent as a prepayment of the Term Loans pursuant to Section 2.5(b)(ii) hereof.

         Section 6.6 Payment of Taxes and Claims. Each of Holdco and the Borrower will, and will cause each of the Borrower's Subsidiaries to, pay and discharge all material taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for


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



labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. Each of Holdco and the Borrower will, and will cause each of the Borrower's Subsidiaries to, timely file all material information returns required by federal, state or local tax authorities.

         Section 6.7 Visits and Inspections. Each of Holdco and the Borrower will, and will cause each of the Borrower's Subsidiaries to, permit representatives of any of the Credit Parties, during normal business hours, upon reasonable advance notice to Holdco, the Borrower or such Subsidiary, as applicable, to (a) visit and inspect the properties of Holdco, the Borrower or such Subsidiary, (b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations and business prospects. Each of Holdco, the Borrower and each of the Borrower's Subsidiaries will also permit representatives of either of the Arrangers to discuss with their respective auditors their respective businesses, assets, liabilities, financial positions, results of operations and business prospects.

         Section 6.8 Payment of Indebtedness. Subject to any provisions regarding subordination herein or as set forth in any other Loan Document, each of Holdco and the Borrower will, and will cause each of the Borrower's Subsidiaries to, pay any and all of their respective Indebtedness in the ordinary course of business, other than amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP.

         Section 6.9 Use of Proceeds. The Borrower will use the aggregate proceeds of all Advances (a) to finance the Nextel Acquisition, (ii) to provide funding for the construction/development, build-out and Acquisition of Towers as permitted hereunder, (c) for general corporate purposes (including, without limitation, fees and expenses relating to the Nextel Acquisition and the transactions contemplated by this Agreement and the other Loan Documents), and
(d) for working capital and other general corporate purposes. A portion of each Advance of the Tranche C Loans in an aggregate amount sufficient to make interest payments on such Advance during the Tranche C Pre-Fund Period shall be funded on the date of such Advance of the Tranche C Loans to the Tranche C Pre-Funded Interest Account and made solely available for payment of interest charges on the Tranche C Loans, and principal and interest repayment upon the Final Maturity Date or in the event of acceleration of the Tranche C Obligations pursuant to Section 10.3(b) hereof. No proceeds of Advances hereunder shall be used for the purchase or carrying or the extension of credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System.

         Section 6.10 Real Property. With respect to each parcel of real property, whether owned or leased by the Borrower or any of its Subsidiaries on the Agreement Date or at any time thereafter (including, without limitation, any Tower Site) to the extent reasonably requested by the Collateral Agent, the Borrower shall, and shall cause each of its Subsidiaries, promptly following such request, to:

         (a) Execute and deliver to the Collateral Agent, a Mortgage (or, in the case of real property acquired (or leased) after the Agreement Date, an amendment to, or amendment and restatement of, any Mortgage delivered on or before the Agreement Date) covering such parcel of real property, and collaterally assign, to the extent permitted therein, any Tower Site Lease



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



Agreements and/or Tower Space Lease Agreements entered into by the Borrower or any of its Subsidiaries as lessor with respect to such real property, in either case to the extent reasonably requested by the Collateral Agent; provided, however, the Borrower and its Subsidiaries shall not be required to grant to the Collateral Agent a Mortgage in respect of any parcel of real property owned by the United States government or any agency thereof.

                  Subject to Section 4.5(a) hereof, the Borrower and its Subsidiaries, as applicable, shall cause a Mortgage with respect to each of the Tower Sites identified on Schedule 6.10 to be executed and delivered to the Collateral Agent. To the extent that any such Mortgage shall, for any reason, be unrecordable, the Borrower and its Subsidiaries shall replace such Mortgage with a recordable Mortgage covering any Tower Site owned or leased by the Borrower or any of its Subsidiaries as of the Agreement Date not listed on Schedule 6.10, and Schedule 6.10 shall then be deemed automatically amended to include such Tower Site.

                  All of the Mortgages shall be delivered by the Borrower and its Subsidiaries to the Collateral Agent in recordable form for the applicable jurisdiction, and to the extent that the lessor's consent is required with respect to the grant of any Mortgage with respect to any parcel of leased real property, (i) the Borrower shall use its reasonable best efforts to obtain from the applicable lessor such consent in writing, and (ii) the Collateral Agent will not require execution of such Mortgage unless such consent is first obtained.

                  With respect to the Tower Sites owned or leased by the Borrower or any of its Subsidiaries on the Agreement Date, the Collateral Agent shall have the right (but not the obligation) to file or record any or all of the Mortgages relating thereto in those jurisdictions (A) where the filing or recording fee is nominal and there is not any substantial intangibles tax or other tax, cost or expense, and (B) in which the failure to file or record the Mortgage within a specified period of time shall cause the Mortgage to be ineffective. With respect to all Tower Sites acquired by the Borrower or any of its Subsidiaries after the Agreement Date, the Collateral Agent shall have the right (but not the obligation) to file or record up to twenty-five percent (25%) of the Mortgages relating thereto in those jurisdictions (A) where the filing or recording fee is nominal and there is not any substantial intangibles tax or other tax, cost or expense, and (B) in which the failure to file or record the Mortgage within a specified period of time shall cause the Mortgage to be ineffective.

                  Notwithstanding the foregoing, upon the occurrence of an Event of Default occurring with respect to Article 9 or Section 10.1(b) hereof, the Collateral Agent shall have the right to record all of the Mortgages (which were not previously filed or recorded) in their appropriate jurisdictions, and shall have the right to require the Borrower and its Subsidiaries to execute and deliver Mortgages with respect to all such additional properties of the Borrower and its Subsidiaries as the Collateral Agent may require.

         (b) In connection with all Mortgages executed and delivered by the Borrower or any of its Subsidiaries hereunder, grant to the Collateral Agent and its designees access to all other documentation reasonably requested by the Collateral Agent (all of which shall be compiled in one central location) in connection with each such grant or assignment, including, without limitation, policies of title insurance, copies of any Phase I or Phase II environmental audits, flood zone certificates, financing statements and fixture filings, surveys and appraisals, in each case to the extent available to or otherwise reasonably obtainable by the Borrower or its Subsidiaries.

         (c) The Borrower shall also make available to the Collateral Agent, upon request therefor, at the central location referred to in Section 6.10(b) hereof, copies of all Tower Site


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



Lease Agreements and Tower Space Lease Agreements entered into by the Borrower or any of its Subsidiaries, and to the extent that any consent is required to the pledge or assignment of any Tower Space Lease Agreement by the Borrower or any its Subsidiaries to the Collateral Agent as security for the Obligations, the Borrower shall use its reasonable best efforts to obtain such consent in writing to the extent reasonably requested by the Collateral Agent.

         (d) The Collateral Agent will release its Mortgage on a Tower Site upon receipt of written notice from the Borrower that the Tower Site Lease Agreement for such Tower Site has expired or been terminated.

         Section 6.11 Indemnity. Each of Holdco and the Borrower, for itself and on behalf of each of its Subsidiaries, agrees, jointly and severally, to indemnify and hold harmless each Indemnified Party from and against any and all claims, liabilities, losses, damages, actions, reasonable attorneys' fees and expenses (as such fees and expenses are incurred) and demands by any party, including the costs of investigating and defending such claims (a) resulting from any breach or alleged breach by Holdco, the Borrower or any Subsidiary of the Borrower of any representation, warranty, or covenant made hereunder or under any other Loan Document; (b) arising out of or in connection with (i) the Commitments, the Loans or otherwise under this Agreement or any other Loan Document (including, without limitation, the taking of collateral security for the Obligations), including the use of the proceeds of Loans hereunder in any fashion by the Borrower or any of its Subsidiaries or the performance of their respective obligations under the Loan Documents by Holdco, the Borrower or any of its Subsidiaries, (ii) allegations of any participation by the Credit Parties, or any of them, in the affairs of Holdco, the Borrower or any of the Borrower's Subsidiaries, or allegations that any of them has any joint liability with Holdco, the Borrower or any of the Borrower's Subsidiaries for any reason, or (iii) any claims against the Credit Parties, or any of them, by any shareholder, partner, or other investor in or lender to Holdco, the Borrower or any Subsidiary of the Borrower, by any brokers or finders or investment advisers or investment bankers retained by Holdco, the Borrower or by any other third party, arising out of the Commitments, the Loans or otherwise under this Agreement or any other Loan Document; or (c) in connection with taxes (other than income taxes), fees, and other charges payable in connection with the Loans, or the execution, delivery, recording, and enforcement of this Agreement, the Security Documents (including, without limitation, any Mortgage whenever filed or recorded), the other Loan Documents, and any amendments thereto or waivers of any of the provisions thereof; unless the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct, in any case by a final, non-appealable judicial order. The obligations of Holdco, the Borrower and the Subsidiaries of the Borrower under this Section 6.11 are in addition to, and shall not otherwise limit, any liabilities which Holdco, the Borrower or any Subsidiary of the Borrower might otherwise have in connection with any warranties or similar obligations of Holdco, the Borrower or such Subsidiary of the Borrower in any other agreement or instrument or for any other reason.

         Section 6.12 Interest Rate Hedging. Within one hundred eighty (180) days from the Agreement Date, the Borrower shall have entered into one or more Interest Hedge Agreements which fix or place a limit on the Borrower's interest obligations at interest rates reasonably acceptable to the Administrative Agent with respect to the Loans such that, at all times thereafter, not less than fifty percent (50%) of the aggregate amount of Funded Debt of Holdco, the Borrower and the Borrower's Subsidiaries outstanding shall be hedged or on a fixed rate basis. Each Interest Hedge Agreement shall provide interest rate protection for a period of the lesser of (a) three (3) years from the date of such Interest Hedge Agreement, or (b) the period remaining until the Initial Maturity Date with respect to Interest Rate Hedge Agreements entered into in connection with the Revolving Loans and the Tranche A Loans and the Tranche B Maturity Date with respect to Interest Rate Hedge Agreements entered into in connection with the Tranche B


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Loans.  All obligations of the Borrower to any Lender, or any Affiliate of any
Lender, pursuant to any Interest Hedge Agreement, shall be deemed to be part of the Senior Obligations.

         Section 6.13 Environmental Matters. The conduct of the Borrower's and each of its Subsidiaries' business operations will not violate any Environmental Laws (including, without limitation, any rules and regulations applicable to the Borrower and its Subsidiaries relating to radiated power density maximum permissible exposure levels) in any material respect, and neither the Borrower nor any of its Subsidiaries will use any Hazardous Materials at any of its places of business except such materials as are incidental to the Borrower's or such Subsidiary's normal course of business, maintenance and repairs, and then only in material compliance with all applicable Environmental Laws. The Borrower and each of its Subsidiaries shall have, maintain, apply for and/or timely renew all material permits required for the Towers and other business operations at its places of business or otherwise. The Borrower shall promptly notify the Credit Parties in writing of (a) any and all material enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened in writing pursuant to any applicable Environmental Law;
(b) the existence of any condition or circumstances  known to the Borrower;  and
(c) all claims made or threatened by any third party against the Borrower or any of its Subsidiaries relating to damages, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials, which, in any case, could reasonably be expected to result in liability under Environmental Laws in excess of $1,000,000 in the aggregate during any twelve month period during the term of this Agreement. The Borrower shall promptly notify the Credit Parties of any material remedial action taken by the Borrower or any of its Subsidiaries pursuant to Environmental Laws with respect to the Borrower's or such Subsidiary's Towers or other business operations.

         Section 6.14 ERISA. The Borrower shall, and shall cause each of its Subsidiaries to, at all times make, or cause to be made, prompt payment of all material contributions required under the terms of their Plans and to meet the minimum funding standards set forth in ERISA with respect to such Plans. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, each of the Plans of Borrower and its Subsidiaries in material compliance with their terms and applicable provisions of ERISA and the Code.

         Section 6.15 Further Assurances. Holdco and the Borrower will promptly cure, or cause to be cured, defects in the creation and issuance of any of the Notes and the execution and delivery of the Loan Documents (including, without limitation, this Agreement), resulting from any act or failure to act by Holdco, the Borrower or any of the Borrower's Subsidiaries or any employee or officer thereof. Holdco and the Borrower, at their sole expense, will promptly execute and deliver to the Credit Parties, or cause to be executed and delivered to the Credit Parties, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of Holdco, the Borrower and the Borrower's Subsidiaries in the Loan Documents (including, without limitation, this Agreement), or to obtain any consents, all as may be reasonably necessary or appropriate in connection therewith as may be reasonably requested.

         Section 6.16 Covenants Regarding Formation of Subsidiaries and the Making of Investments and Acquisitions. At the time of any Acquisition by the Borrower or any of its Subsidiaries, or the formation of any new Subsidiary of the Borrower or of any of its Subsidiaries, the Borrower will, and will cause its Subsidiaries, as applicable, to in the case of the formation or Acquisition of a new Subsidiary, (a) provide to the Collateral Agent a duly executed supplement to the Subsidiary Security Agreement for such new Subsidiary, together with appropriate UCC-1 financing statements, as well as a duly executed supplement to the Subsidiary Guaranty for such new Subsidiary, which shall constitute both Security Documents and Loan


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



Documents for purposes of this Agreement, as well as a loan certificate for such new Subsidiary, substantially in the form of Exhibit Z attached hereto, together with appropriate attachments thereto; (b) pledge to the Collateral Agent all of the Capital Stock (or other instruments or securities evidencing ownership) of such Subsidiary or Person which is acquired or formed, beneficially owned by the Borrower or any of the Borrower's Subsidiaries, as the case may be, as additional Collateral for the Senior Obligations to be held by the Collateral Agent in accordance with the terms of the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, and execute and deliver to the Collateral Agent all such documentation for such pledge (including, without limitation, a supplement to the Subsidiary Pledge Agreement, original stock certificates and duly executed stock powers) as, in the reasonable opinion of the Collateral Agent, is appropriate; and (c) provide all other documentation, including, without limitation, a Trademark Security Agreement or any other security agreement covering any additional intellectual property obtained by the Borrower or such Subsidiary, and one or more opinions of counsel satisfactory to the Collateral Agent which in the reasonable opinion of the Collateral Agent is appropriate with respect to such Acquisition or the formation of such new Subsidiary. Investments made by the Borrower or any of its Subsidiaries after the Agreement Date shall also be treated as additional Collateral and shall be subject to the provisions of appropriate Security Documents. Any document, agreement or instrument executed or issued pursuant to this Section 6.16 shall be a "Loan Document" for purposes of this Agreement.


                                    ARTICLE 7

                              Information Covenants

         So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to, in the case of Sections 7.1, 7.2, 7.3 and 7.4, each Credit Party, and in the case of Sections 7.5 and 7.6, each Arranger, at its offices:

         Section 7.1 Monthly Financial Statements and Information . Within thirty (30) days after the last day of each calendar month statements of cash flows and operations of Holdco and the Borrower, on a consolidated basis with the Borrower's Subsidiaries, for such month and for the elapsed portion of the year ended with the last day of such month, which shall set forth in comparative form such figures as at the end of and for such month and, against the figures set forth for such month in the Borrower's business plan provided to the Credit Parties pursuant to Section 7.5(d) hereof, and shall be certified by the chief financial officer of the Borrower, to be, in his or her opinion, complete and correct in all material respects and to present fairly in all material respects, in accordance with GAAP, the financial position of Holdco and the Borrower, on a consolidated basis with the Borrower's Subsidiaries, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments.

         Section 7.2 Quarterly Financial Statements and Information. Within forty-five (45) days after the last day of each of the first three (3) fiscal quarters, and within ninety (90) days after the last day of the fourth fiscal quarter of each fiscal year of the Borrower, unaudited balance sheets of Holdco and the Borrower, on a consolidated basis with the Borrower's Subsidiaries, as at the end of such quarter and as of the end of the preceding fiscal year, and the related statements of operations and the related statements of cash flows of Holdco and the Borrower, on a consolidated basis with the Borrower's Subsidiaries, for such quarter and for the


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elapsed portion of the year ended with the last day of such quarter, which shall set forth in comparative form such figures as at the end of and for such quarter and, following the first anniversary of the Agreement Date, the corresponding quarter during the preceding fiscal year and shall be certified by the chief financial officer of the Borrower, to be, in his or her opinion, complete and correct in all material respects and to present fairly in all material respects, in accordance with GAAP, the financial position of Holdco and the Borrower, on a consolidated basis with the Borrower's Subsidiaries, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments.

         Section 7.3 Annual Financial Statements and Information. In addition to the quarterly financial statements and information to be provided pursuant to
Section 7.2 with respect to the fourth fiscal quarter of the Borrower, within ninety (90) days after the end of each fiscal year of the Borrower, the audited balance sheet of Holdco and the Borrower, on a consolidated basis with the Borrower's Subsidiaries, as at the end of such fiscal year and the related audited statement of income and retained earnings or deficit and related statements of cash flows of Holdco and the Borrower, on a consolidated basis with the Borrower's Subsidiaries, for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year and certified, without any qualifications or explanatory paragraphs, by independent certified public accountants of national recognized standing, whose opinion shall be in scope and substance reasonably satisfactory to the Arrangers, and include a statement signed by such accountants to the effect that in connection with their examination of such financial statements they have reviewed the provisions of this Agreement and have no knowledge of any event or condition which constitutes an Event of Default or, if they have such knowledge, specifying the nature and period of existence thereof and that such accountants have authorized the Borrower to deliver such financial statements and opinion thereon to the Credit Parties pursuant to this Agreement; provided, however, that in issuing such statement, such independent accountants shall not be required to go beyond normal auditing procedures conducted in connection with their opinion referred to above.

         Section 7.4 Performance Certificates. At the time the financial statements are furnished pursuant to Section 7.2 hereof, a Performance
Certificate:

         (a) setting forth as at the end of such fiscal quarter, the arithmetical calculations required to establish (i) the Applicable Margin, and
(ii) whether the Borrower was in compliance with the requirements of the Financial Covenants;

         (b) setting forth on a consolidated basis for the Borrower and its Subsidiaries, for each such fiscal quarter, (i) the number and type of Towers built, acquired or sold by the Borrower or any of its Subsidiaries during such period, (ii) the location by state and county of any new Tower Sites not previously reported under this Section 7.4(b), (iii) the dates of final termination or expiration of all Tower Site Lease Agreements and Tower Space Lease Agreements occurring during the quarter then ended and for the immediately following quarter, (iv) a list of all anchor tenants which are located on at least five (5) Towers and the total number of Towers on which each such anchor tenant is located, (v) a list of all Co-Locators which are located on at least five (5) Towers, including the total number of Towers on which each such Co-Locator is located and the percentage of all Towers on which such Co-Locator is located, (vi) capacity for additional tenants per Tower with respect to the Tower Sites of the Borrower and its Subsidiaries as of the end of such fiscal quarter, (vii) the Co-Location Percentage as at the end of such quarter, and
(viii) with respect to any Tower Sites leased by the Borrower or any of its Subsidiaries which were acquired or built during such quarter, whether the consent of the


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landlord of such Tower Sites is required for an assignment of the Tower Site
Lease Agreement with respect thereto;

         (c) an updated list of all of the Tower Site Lease Agreements and Tower Space Lease Agreements of the Borrower and its Subsidiaries as of the end of such fiscal quarter; and

         (d) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such period, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.

         Section 7.5       Copies of Other Reports.

         (a) Promptly upon receipt thereof, copies of all material reports, if any, submitted to Holdco or the Borrower by their independent public accountants regarding Holdco or the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 7.3.

         (b) Promptly upon receipt thereof, copies of any material notice or report received from the FCC or the FAA or any other Governmental Authority, or regarding any material Necessary Authorization from the grantor of such Necessary Authorization, or regarding any Material Towers.

         (c)  Annually,   a  certificate  of  insurance   indicating   that  the
requirements of Section 6.5 hereof remain satisfied for such fiscal year.

         (d) Annually, and in no event later than January 31 of any year, a copy of the Borrower's annual business plan and updated financial projections for itself and its Subsidiaries for such fiscal year.

         (e) In connection with any proposed Acquisition by the Borrower or any of its Subsidiaries, and otherwise from time to time and promptly upon each request, such data, certificates, reports, statements, documents, or further information reasonably available to the Borrower regarding the business, assets, liabilities, financial position, projections, results of operations, of the Borrower or any of its Subsidiaries as the Credit Parties may reasonably request.

         (f) To the extent not covered elsewhere in this Article 7, promptly after the sending thereof, copies of all financial statements, reports and other information which Holdco, the Borrower or any of the Borrower's Subsidiaries sends to any holder of its Funded Debt or its securities or which Holdco, the Borrower or any of the Borrower's Subsidiaries files with the Securities and Exchange Commission or any national securities exchange.

         (g) Promptly after the same shall be available to the Borrower, a true and correct copy of any collective bargaining agreement to which the employees of the Borrower or any of its Subsidiaries become a party.

         Section 7.6 Notice of Litigation and Other Matters. Prompt notice (and, in any event notice within three (3) Business Days of the Borrower's receipt of notice of the occurrence thereof) of any of the following events after Holdco or the Borrower has received notice or otherwise becomes aware thereof:


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         (a) the commencement of all material  proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against, Holdco, the Borrower or any of the Borrower's Subsidiaries, or any Material Towers, or material Necessary Authorization;

         (b) any change with respect to the business, assets, liabilities, financial position, results of operations of the Borrower or any of its Subsidiaries that could reasonably be expected to have a Materially Adverse Effect;

         (c) any Default or Event of Default, or the occurrence or non-occurrence of any event which constitutes, or which with the passage of time or giving of notice or both would constitute a default by Holdco, the Borrower or any of the Borrower's Subsidiaries under any material agreement, other than this Agreement, to which Holdco, the Borrower or any of the Borrower's Subsidiaries is a party or by which any of their respective properties may be bound, which reasonably could be expected to have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

         (d) any material default under or misrepresentation in the Nextel Acquisition Documents or the Partners Master Site Lease Agreement, whether made or occurring before or after the Agreement Date, and copies of all notices concerning defaults received or sent by the Borrower or any of its Subsidiaries thereunder;

         (e) the occurrence of any Reportable Event or a material non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its Subsidiaries or the institution or threatened institution by PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan, other than litigation involving a routine claim for benefits;

         (f) the expiration of any collective bargaining agreement to which the Borrower or any of its Subsidiaries become a party; and

         (g) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 5.1(l) of this Agreement.

         Section 7.7 Delivery of Information to the Tranche C Representative. After the Senior Obligations have been paid in full in cash or otherwise satisfied to the satisfaction of the Senior Credit Parties, and the Senior Credit Parties shall be under no further obligation to extend credit to the Borrower hereunder, all information required to be delivered pursuant to Section
7.5 and 7.6 to the Arrangers shall be delivered to the Tranche C Representative.


                                    ARTICLE 8

                               Negative Covenants

         So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), or any Letter of Credit is outstanding, and unless the Majority Lenders (or such greater number of Lenders as may be expressly provided herein) shall otherwise consent in writing:



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         Section 8.1  Indebtedness.  Neither Holdco nor the Borrower shall,  and the Borrower shall cause each of its Subsidiaries not to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

         (a)  Indebtedness  under this  Agreement and the other Loan  Documents,
including,   without  limitation,   so  long  as  the  Tranche  C  Loans  remain
outstanding, any Capitalized Interest;

         (b) Trade or accounts payable and other obligations, and accrued expenses, incurred in the ordinary course of business, other than for borrowed money;

         (c) Capitalized Lease Obligations of the Borrower not to exceed the aggregate principal amount of $3,000,000 at any one time outstanding over the remainder of the term of such obligations;

         (d) Indebtedness of Tower Sub in favor of the Nextel Tenants secured by the Nextel Subordinated Lien pursuant to the Nextel Acquisition Documents;

         (e) Obligations of the Borrower under Interest Hedge Agreements required or permitted to be entered into pursuant to Section 6.12 hereof;

         (f)  Indebtedness  of the  Borrower or any of its  Subsidiaries  to the
Borrower  or  any  other  Subsidiary,   and  Indebtedness  that  constitutes  an
Investment permitted under Section 8.2(a) hereof;

         (g)      Guaranties permitted under Section 8.6 hereof;

         (h) With respect to Holdco, (i) Indebtedness represented by the Holdco 2008 Notes and the Holdco 2009 Notes, (ii) Indebtedness represented by any Permitted High-Yield Securities which are debt securities, (iii) accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares in respect of the Holdco 2008 Notes, the Holdco 2009 Notes or any other Permitted High-Yield Securities, and (iv) other Indebtedness to the extent permitted to be incurred under either of the Indentures, as in effect on the Agreement Date or as amended with the consent of the Majority Lenders;

         (i) Indebtedness representing extensions, renewals, refinancings or replacements (but not increases in principal amounts) of any of the foregoing, (except of the Tranche C Loans, any Capitalized Interest), and with respect to any extension, renewal, refinancing or replacement of the Indebtedness described in Section 8.1(d), so long as such Indebtedness shall be subject to identical subordination provisions as the original Indebtedness;

         (j) Indebtedness of the Borrower in respect of conditional sale, rental or purchase money obligations in an aggregate amount not to exceed $3,000,000 at any one time outstanding;

         (k) Indebtedness secured by Permitted Liens of the type described in items (b), (c), (d), (e), (h) and (i) of the definition of Permitted Liens; and

         (l) Other unsecured Indebtedness incurred by the Borrower not to exceed $3,000,000 in the aggregate at any one time outstanding.

         Section 8.2 Investments. Neither Holdco nor the Borrower shall, and the Borrower shall not permit any of its Subsidiaries to, make any loan or advance, or make any Investment or


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otherwise  acquire  any  evidences  of  Funded  Debt,  Capital  Stock  or  other securities of any Person, except that the Borrower and its Subsidiaries (other than Tower Sub) may (a) make Investments in and loans to Subsidiaries of the Borrower; (b) purchase or otherwise acquire and own (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a
registered   broker  dealer  or  mutual  fund   distributor,   (iii)  repurchase
obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than one hundred eighty (180) days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign county recognized by the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Rating Group, and (v) Investments in securities with maturities of six (6) months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.; (c) make Investments permitted by Section 8.5 hereof; (d) make Investments existing as of the Agreement Date as set forth on Schedule 5.1(x) attached hereto; (e) make loans or advances to employees in the ordinary course of business in an aggregate amount not to exceed $1,000,000 at any time outstanding; (f) acquire stock, obligations or securities received in settlement of debts created in the ordinary course of business or in satisfaction of judgments; (g) acquire Capital Stock of Holdco purchased, redeemed or otherwise acquired or retired for value from members of Holdco's management or employees, but in any event not to exceed $2,000,000 in the aggregate in any twelve (12) month period; (h) incur prepaid expenses, hold negotiable instruments held for collection and lease, or make utility and workers' compensation, performance and
other  similar   deposits;   (i)  make  deposits  of  proceeds  from   Permitted
Dispositions with a "qualified intermediary," "qualified trustee" or similar Person for purposes of facilitating a "like-kind" exchange made in accordance with the applicable provisions of the Code; and (j) acquire Capital Stock or other equity interests in other Persons engaged in businesses similar to the Tower Operations in an aggregate amount not to exceed $250,000 during the term of this Agreement.

         Section 8.3 Limitation on Liens. Neither Holdco nor the Borrower shall, and the Borrower shall cause each of its Subsidiaries not to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of their respective properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

         Section 8.4 Amendment and Waiver. Neither Holdco nor the Borrower shall, and the Borrower shall cause each of its Subsidiaries not to, without the prior written consent of the Arrangers, enter into any amendment of, or agree to or accept any waiver of, which would materially adversely affect the rights of the Borrower and the Credit Parties, under any of them, of any of the provisions of, (a) its organizational documents, including, without limitation, its


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certificate or articles of incorporation and by-laws, (b) the Nextel Acquisition
Documents, (c) the Indentures, and (d) the Holdco Equity Documents.

         Section 8.5 Liquidation; Merger; Acquisition or Disposition of Assets. Neither Holdco nor the Borrower shall, and the Borrower shall cause each of its Subsidiaries not to, at any time: (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; (b) enter into any merger, consolidation or other business combination; (c) issue any Capital Stock; (d) sell, abandon, transfer, trade or otherwise dispose of, in a single transaction or in a series of related transactions, any material portion of its Assets, property or business; (e) acquire Capital Stock, partnership or other equity interests or assets, or make any Acquisition; or (f) create or acquire any Subsidiary; provided, however, that:

         (i) Holdco, the Borrower and its Subsidiaries may engage in any such transactions required in connection with the Nextel Acquisition (including, without limitation the Tower Sub Merger);

         (ii) so long as no Default or Event of Default then exists or would be caused thereby the following are permitted:


                  (A) a  merger  among  Holdco,  the  Borrower  or one  or  more
         Subsidiaries (other than Tower Sub) with or into any other Person, or, subject to Section 8.5(vii) below, an Acquisition permitted hereunder effected by a merger; provided, however, that (I) with respect to any merger involving Holdco, the Borrower or one of its Subsidiaries in which Holdco or the Borrower is not the surviving entity, the surviving entity shall assume all of the obligations of Holdco or the Borrower hereunder and under the other Loan Documents, as applicable, and shall execute and deliver to the Administrative Agent an assumption agreement, in form and substance reasonably satisfactory to the Arrangers, (II) the surviving entity, at its sole expense, shall promptly execute and deliver to the Credit Parties, or cause to be executed and delivered to the Credit Parties, all such other and further documents, agreements, and instruments as may be reasonably requested by the Administrative Agent in connection with the surviving entity's obligations hereunder and under the other Loan Documents
         (including, without limitation, (x) with respect to any merger involving the Borrower in which the Borrower is not the surviving entity, renewal promissory notes in favor of each Lender and each
         Tranche C Lender, as applicable, (y) a loan certificate for such surviving entity, substantially in the form of Exhibit Y attached hereto, together with appropriate attachments thereto, and (z) original UCC-1 financing statements, signed by such surviving entity as debtor and naming the Collateral Agent as secured party to be filed in all appropriate jurisdictions, in such form and substance and number as shall be reasonably satisfactory to the Collateral Agent), and (III) the surviving entity shall provide all other documentation, including, without limitation, (x) a Trademark Security Agreement or any other security agreement covering any additional intellectual property obtained by Holdco or the Borrower, (y) lien search results with respect to such surviving entity from all appropriate jurisdictions and filing offices, together with appropriate UCC-3 termination statements relating to Liens which are not Permitted Liens, and (z) one or more opinions of counsel satisfactory to the Collateral Agent which in the reasonable opinion of the Collateral Agent is appropriate with respect to such merger and assumption (any document, agreement or instrument executed or issued pursuant to this Section 8.5(i) shall be a "Loan Document" for purposes of this Agreement);



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                  (B)      a merger between or among two or more Subsidiaries
         (other than Tower Sub); and

                  (C) a liquidation or dissolution of one or more Subsidiaries (other Tower Sub) into its or their parent entity (provided the Borrower or one of its Subsidiaries (other than Tower Sub) is such parent entity);


         (iii) subject to compliance with Sections 6.10 and 6.16 hereof, Tower Sub may acquire the Future Nextel Towers;

         (iv) subject to compliance with the mandatory  prepayment  provision of
Section 2.7(b), the Borrower and its Subsidiaries may sell, lease, abandon, transfer, trade or otherwise dispose of, in a single transaction or in a series of related transactions, Assets, at the fair market value thereof, and in connection with such disposition the Collateral Agent shall, upon the request of the Borrower, release any Liens granted pursuant to any of the Security Documents with respect to such Assets, subject to the following conditions:

                  (A) no Default or Event of Default shall then exist before or after giving effect to such disposition;

                  (B) the portion of Annualized EBITDA attributable to such Tower Assets in the aggregate, (I) together with the portion of Annualized EBITDA attributable to all other Tower Assets disposed of during the immediately preceding twelve (12) month period, shall not exceed ten percent (10%) of the Borrower's Annualized EBITDA calculated as of the date of such disposition, and (II) together with the portion of Annualized EBITDA attributable to all other Tower Assets disposed of during the period from the Agreement Date through the Tranche B Maturity Date, shall not exceed twenty-five percent (25%) of the Borrower's Annualized EBITDA calculated as of the date of such disposition; provided, however, that, in the case of an exchange or swap of Tower Assets, only the excess, if any, of (x) the portion of Annualized EBITDA attributable to the Tower Assets being disposed of, over (y) the portion of Annualized EBITDA attributable to the Tower Assets being acquired, shall be included in calculating Annualized EBITDA for purposes of the Annualized EBITDA tests set forth above;

                  (C) the Borrower shall provide to the Arrangers and the Lenders calculations demonstrating pro forma compliance with the Financial Covenants after giving effect to such disposition; and

                  (D) with respect to any disposition having a Purchase Price (with respect to a single transaction or a series of related transactions) in excess of $20,000,000, the Borrower shall provide to the Arrangers and the Lenders revised Projections assuming consummation of such disposition and demonstrating pro forma compliance with the Financial Covenants through the Tranche B Maturity Date;

         (v) the Borrower and its Subsidiaries (other than Tower Sub) may (A) make Investments as permitted under Section 8.2(a) and (b) hereof, and (B) transfer Assets amongst themselves;

         (vi) the Borrower and its Subsidiaries may make Capital Expenditures in the ordinary course of their respective businesses;



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         (vii) subject to compliance  with Section 6.10 and Section 6.16 hereof, the Borrower and its Subsidiaries (other than Tower Sub) may make Acquisitions, and Investments and form Subsidiaries with respect thereto, subject to the following conditions:

                  (A) no Default or Event of Default shall then exist before or after giving effect to such Acquisition or Investment;

                  (B) the aggregate Purchase Price for Tower Assets acquired (other than the Future Nextel Towers), (I) during any twelve (12) month period, shall not exceed $50,000,000, and (II) during the period from the Agreement Date through the Tranche B Maturity Date, shall not exceed $100,000,000;

                  (C) with respect to Acquisitions structured as Tower Asset exchanges or swaps, the following restrictions shall apply: (x) the cash outlay by the Borrower for such Acquisition must be within the dollar limitations set forth in the preceding clause (B); (y) the Annualized EBITDA attributable to the Tower Assets being acquired must be substantially similar to or greater than the Annualized EBITDA of the Tower Assets being exchanged or swapped; and (z) if the exchange involves more than twenty-five (25) Towers, the Towers acquired in such transaction must have as an anchor tenant a Nextel Tenant or another tenant reasonably acceptable to the Majority Lenders.

                  (D) the Borrower shall provide to the Arrangers and the Lenders calculations demonstrating pro forma compliance with the Financial Covenants after giving effect to such Acquisition; and

                  (E) with respect to any Acquisition having an aggregate Purchase Price (with respect to a single transaction or a series of related transactions) in excess of $20,000,000, the Borrower shall provide to the Arrangers and the Lenders revised Projections assuming consummation of the Acquisition and demonstrating pro forma compliance with the Financial Covenants through the Tranche B Maturity Date;

         (viii) the Borrower and its Subsidiaries (other than Tower Sub) may acquire and construct Towers and Tower Sites without an anchor tenant reasonably acceptable to the Arrangers (with any Nextel Tenant being deemed acceptable) under contract, so long as the aggregate Investment for such Towers and Tower Sites is at all times less than $10,000,000, provided, however, that if the Borrower or the applicable Subsidiary shall enter into a binding contract with any anchor tenant reasonably acceptable to the Arrangers (with any Nextel Tenant being deemed acceptable) with respect to any such Tower or Tower Site, the book value of the Investment of the Borrower or the applicable Subsidiary in such Tower or Tower Site shall be thereafter excluded from the investments subject to the $10,000,000 limitation provided for herein; and

         (ix) subject to the mandatory repayment provisions of Section 2.7(c), Holdco and the Borrower may issue Permitted High-Yield Securities and Holdco may issue common stock.

         Section 8.6 Limitation on Guaranties. Neither Holdco nor the Borrower shall, and the Borrower shall cause each of its Subsidiaries not to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) under any of the Loan Documents or as permitted under Section 8.1 hereof, (b) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, and (c) contingent obligations incurred in the ordinary course of business with respect


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



to surety and appeal bonds, performance and return-of-money bonds and other similar obligations.

         Section 8.7 Restricted Payments and Purchases. Neither Holdco nor the Borrower shall, and the Borrower shall cause each of its Subsidiaries not to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, except that, so long as no Default or Event of Default then exists or would result therefrom, the Borrower may make Restricted Payments to Holdco to enable Holdco to make, and Holdco may make, (a) (i) interest payments on the Holdco 2008 Notes and on the Holdco 2009 Notes, or (ii) interest or dividend payments, as applicable, on Permitted High-Yield Securities issued on or before the Agreement Date, in each case in the case of clauses (i) and (ii), following expiration of the Five Year PIK Period or from a Pre-Funded Interest Account,
(b) dividend or interest payments, as applicable, on Permitted High-Yield Securities issued after the Agreement Date, following expiration of the Five Year PIK Period, or from a Pre-Funded Interest Account, at any time after the Leverage Ratio shall have been less than 4.0 to 1.0 for two (2) consecutive fiscal quarters, (c) payments when due of corporate franchise fees and taxes owed by Holdco that are required to be paid in cash, (d) payments, when due, of legal and accounting fees and expenses actually incurred by Holdco that are required to be paid in cash, and payments for costs incurred to comply with Holdco's reporting obligations under federal or state laws, including, without limitation, reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, and (e) payments of "Additional Interest" (as that term is defined in the Registration Rights Agreements entered into in connection with the Holdco 2008 Notes and the Holdco 2009 Notes).

         Section 8.8 Affiliate Transactions. Neither Holdco nor the Borrower shall, and the Borrower shall cause each of its Subsidiaries not to, at any time engage in any transaction with an Affiliate, nor make an assignment or other transfer of any of its Assets to any Affiliate, on terms less advantageous than would be the case if such transaction had been effected with a non-Affiliate, except (a) with respect to Investments and loans permitted under Section 8.2(a);
(b) with respect to the transactions contemplated in connection with the Nextel Acquisition as described on Schedule 8.8 attached hereto and the leasing of space on the Future Nextel Towers to the Nextel Tenants; (c) with respect to the Acquisition of the Future Nextel Towers by Tower Sub; (d) the Loans and other transactions contemplated by this Agreement and the other Loan Documents; and
(e) with respect to the payment of customary commercial or investment banking, underwriting, placement agent or financial advisor fees to Affiliates of the Borrower for any such services rendered to the Borrower.

         Section 8.9 Corporate Name; Corporate Structure; Business. Neither Holdco nor the Borrower shall, and the Borrower shall cause each of its Subsidiaries not to, (a) change its corporate name or corporate structure without giving the Collateral Agent thirty (30) days' prior written notice of its intention to do so and complying with all reasonable requirements of the Collateral Agent in regard thereto, or (b) with respect to the Borrower and its Subsidiaries, engage in any businesses other than the Tower Operations and the Other Operations and activities related or incident thereto, and with respect to Holdco, engage in any business other than that of holding the Capital Stock of the Borrower, or in each case, make any material change in any of their respective business objectives, purposes and operations.

         Section 8.10 Real Estate. Neither Holdco nor the Borrower, nor any of the Borrower's Subsidiaries, shall purchase or become obligated to purchase any single parcel of real estate having a purchase price in excess of $500,000, except in compliance with Section 6.10 hereof and subject to the restrictions contained in Section 8.5(vii) hereof.



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



         Section 8.11 ERISA Liabilities. The Borrower shall not fail, and shall cause each of its Subsidiaries not to fail, to make all material contributions in accordance with the terms of their respective Plans and to meet all of the applicable minimum funding requirements of ERISA and the Code, and, to the extent that the assets of any of such Plans would be less than an amount sufficient to provide all accrued benefits payable under such Plans, shall make the maximum deductible contributions allowable under the Code. Neither the Borrower nor any of its Subsidiaries shall incur any material withdrawal liability with respect to any Multiemployer Plan. Neither the Borrower nor any of its Subsidiaries shall make any commitment to provide post-employment health or life insurance benefits, except as required by Section 601 through 609 of ERISA.

         Section 8.12 Negative Pledge. Neither Holdco nor the Borrower shall, directly or indirectly, and the Borrower shall not permit any of its Subsidiaries to, enter into any agreement (other than the Loan Documents) with any Person that prohibits or restricts or limits the ability of Holdco, the Borrower or any Subsidiary of the Borrower to create, incur, pledge, or suffer to exist any Lien upon any of its respective Assets, or restricts the ability of any Subsidiary of the Borrower to make Restricted Payments to the Borrower except (a) any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or other contract or the assignment, encumbrance or hypothecation of such lease, license or other contract; (b) any limitation or restriction contained in any Permitted Lien to the extent such limitation or restriction restricts the transfer of the property subject to such Permitted Liens; and (c) any restriction imposed pursuant to an agreement entered into in connection with a Permitted Disposition pending the closing of such sale or disposition.


                                    ARTICLE 9

                               Financial Covenants

         Section 9.1 Leverage Ratio. Commencing on the earlier of (a) the Revolving Loan Availability Date, or (b) April 1, 2000, the Borrower shall not permit for each fiscal quarter end thereafter, or as of the date of any Advance thereafter, the Leverage Ratio, after giving effect to such Advance (if applicable), to exceed the applicable ratio for such date during the periods as set forth below:

                     Applicable Period                                 Ratio
Revolving Loan Availability Date or April 1, 2000 (as                6.50:1.00
applicable) through June 30, 2000
July 1, 2000 through December 31, 2000                               6.00:1.00
January 1, 2001 through June 30, 2001                                5.50:1.00
July 1, 2001 through December 31, 2001                                5.00:1.00
January 1, 2002 through June 30, 2002                                 4.50:1.00
July 1, 2002 through the Tranche B Maturity Date                      4.00:1.00

         Section 9.2 Interest Coverage Ratio. The Borrower shall not permit for the fiscal quarter ended September 30, 1999, and for each fiscal quarter end thereafter, the Interest Coverage Ratio to be less than the ratio specified below with respect to such fiscal quarter end:


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




                      Quarters Ending                                  Ratio
September 30, 1999 through December 31, 1999                         1.25:1.00
January 1, 2000 through September 30, 2001                           1.50:1.00
October 1, 2001 through March 31, 2002                               1.75:1.00
April 1, 2002 through December 31, 2002                              2.00:1.00
January 1, 2003 through December 31, 2003                             2.50:1.00
January 1, 2004 through December 31, 2004                             2.75:1.00
January 1, 2005 through the Tranche B Maturity Date                   3.00:1.00

         Section 9.3 Fixed Charge Coverage Ratio. During the period from April 1, 2000 through the Tranche B Maturity Date, the Borrower shall not permit the Fixed Charge Coverage Ratio, for any fiscal quarter end during such period, to be less than 1.25 to 1.00.

         Section 9.4 Minimum Annualized EBITDA. For any fiscal quarter ending on or prior to the earlier of the (a) Revolving Loan Availability Date and (b) March 31, 2000, the Borrower shall not permit Annualized EBITDA as of the end of such quarter to be less than the amount set forth below with respect to such fiscal quarter:


      Quarters Ending                                Minimum Annualized EBITDA
June 30, 1999                                               $21,980,000
September 30, 1999                                          $24,800,000
December 31, 1999                                           $30,000,000
March 31, 2000                                              $35,900,000


                                   ARTICLE 10

                                     Default

         Section 10.1 Events of Default (Senior Obligations). Each of the following shall constitute an Event of Default with respect to the Senior Obligations, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

         (a) Any representation or warranty made under this Agreement or any other Loan Document (other than any Mortgage) shall prove to be incorrect or misleading in any material respect when made or deemed to be made pursuant to
Section 5.2 hereof;

         (b) (i) The Borrower shall default in the payment of any principal of the Senior Notes when due, or (ii) the Borrower shall default in the payment of any interest, fees or other amounts payable to any of the Senior Credit Parties when due and such Default shall not be cured by payment in full of such amounts within three (3) days, or (iii) the Borrower shall default in the performance or observance of any agreement or covenant under Article 9;



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



         (c) The Borrower shall default in the performance or observance of any agreement or covenant under Article 7 or Article 8;

         (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 10.1, and such default, if curable, shall not be cured within the earlier of (i) a period of thirty (30) days from the date the Borrower knew of the occurrence of such default, or (ii) a period of thirty (30) days after written notice of such default is given to the Borrower;

         (e) There shall occur any default in the performance or observance of any agreement or covenant contained in any of the Loan Documents (other than this Agreement or any of the Mortgages) by the Borrower, any of its Subsidiaries, Holdco or any other obligor thereunder, which shall not be cured within the cure period, if any, set forth in such Loan Document;

         (f) There shall be entered and remain unstayed a decree or order for relief in respect of Holdco, the Borrower or any of the Borrower's Subsidiaries under Title 11 of the United States Code as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of Holdco, the Borrower or any of the Borrower's Subsidiaries, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of Holdco, the Borrower or any of the Borrower's Subsidiaries; or an involuntary petition shall be filed against Holdco, the Borrower or any of the Borrower's Subsidiaries and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) such petition and stay shall remain uncontroverted for a period of ten (10) consecutive days, or continue undismissed for a period of sixty (60) consecutive days;

         (g) Any of Holdco, the Borrower or any of the Borrower's Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or Holdco, the Borrower or any of the Borrower's Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or shall seek or consent to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Holdco, the Borrower or any of the Borrower's Subsidiaries, or of any substantial part of their respective properties, or Holdco, the Borrower or any of the Borrower's Subsidiaries shall fail generally to pay their respective debts as they become due, or Holdco, the Borrower or any of the Borrower's Subsidiaries shall take any action in furtherance of any such action;

         (h) A judgment shall be entered by any court against Holdco, the Borrower or any of the Borrower's Subsidiaries for the payment of money which exceeds $2,500,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of Holdco, the Borrower or any of the Borrower's Subsidiaries which, together with all other such property of Holdco, the Borrower or any of the Borrower's Subsidiaries subject to other such process, exceeds in value $2,500,000 in the aggregate, and if, within thirty
(30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, within twenty (20) days after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

         (i) (i) There shall occur a Mortgage Default, (ii) any Mortgage or any material provision thereof shall at any time and for any reason cease to be in full force and effect, or be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by Holdco, the Borrower's Subsidiaries, or by any Governmental Authority having


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



jurisdiction over Holdco, the Borrower or any of the Borrower's Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or (iii) any Mortgage shall for any reason fail or cease to create a valid and first-priority Lien on or Security Interest in the Collateral in favor of the Collateral Agent, for the benefit of the Senior Credit Parties, purported to be covered thereby, subject to any Permitted Lien and subject to the lack of filing of certain of the Mortgages, or any such perfected Lien or Security Interest in favor of the Collateral Agent shall cease to be perfected, and, unless such Default of the type described in clauses (i), (ii) or (iii) of this Section 10.1(i) shall relate to more than five percent (5%) of the number of Towers encumbered by the Mortgages as of the date of the occurrence of such Default, the Borrower fails to provide to the Collateral Agent, within thirty (30) days after the occurrence of such Default, new Mortgages on Towers not then covered by a Mortgage or required to be covered by a Mortgage pursuant to Sections 4.5(a) or 6.10 of this Agreement, in number and having fair market value equal to or greater than the number and fair market value of the Towers which are subject to such Default;

         (j) There shall be at any time any "accumulated funding deficiency," as defined in Section 302 of ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower or any of its Subsidiaries, or to which the Borrower or any of its Subsidiaries has any material liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or PBGC shall institute proceedings to terminate any such Plan; or the Borrower or any of its Subsidiaries shall incur any liability to PBGC in connection with the termination of any such Plan; or any fiduciary of, or party in interest to, any Plan or trust created under any Plan of the Borrower or any of its Subsidiaries shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject the Borrower or any of its Subsidiaries to a material tax on "prohibited transactions" imposed by Section 4975 of the Code; or any fiduciary of, or party in interest to, any Plan or trust created under any Plan of the Borrower or any of its Subsidiaries shall engage in a breach of fiduciary responsibility or knowingly participate in any violation of ERISA; or any Plan of Borrower or any of its Subsidiaries which is intended to qualify under Section 401(a) of the Code shall fail to meet the qualification requirements under such Code section, and, in each case, such event or condition, together with other such events or conditions, if any, would subject the Borrower and its Subsidiaries to any tax, liability or penalty in excess of $2,500,000;

         (k) There shall occur any default under any mortgage, deed to secure debt, note, loan agreement, indenture or other instrument of Holdco, the Borrower or any of the Borrower's Subsidiaries evidencing Funded Debt, which default is not cured within the applicable cure period and which results in acceleration thereunder of an amount in excess of $2,500,000;

         (l)      There shall occur a Tranche C Default;

         (m) There shall occur any default which would permit acceleration of the Indebtedness evidenced thereby under either of the Indentures or any Permitted High-Yield Securities (or documents evidencing or relating to the issuance of any Permitted High-Yield Securities);

         (n) There shall occur an "Event of Default" as such term is defined in the Nextel Subordinated Security Agreement, or any default under the Master Site Lease Agreement or the Partners Master Site Lease Agreement, if applicable, and as a result thereof Tower Sites equal to ten percent (10%) or more of the aggregate number of Tower Sites then leased to the Nextel Tenants shall cease to be leased pursuant to the Master Site Lease Agreement or, if applicable, the Partners Master Site Lease Agreement;



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



         (o) The Borrower and its Subsidiaries shall, on a consolidated basis, fail to own at least that number of Towers equal to ninety percent (90%) of the Towers owned by them on the Agreement Date, after giving effect to the Nextel Acquisition;

         (p) One or more Necessary Authorizations shall be terminated, revoked or suspended such that the Borrower and its Subsidiaries are no longer able to conduct the Tower Operations or any material portion thereof with respect to any Material Towers and retain the revenue received therefrom, or any such Necessary Authorizations shall fail to be renewed at the stated expiration thereof such that the Borrower and its Subsidiaries are no longer able to conduct the Tower Operations or any material portion thereof with respect to any Material Towers and retain the revenue received therefrom and in each such case, such Material Towers are not replaced by new Towers acquired or constructed by the Borrower or its Subsidiaries within thirty (30) days after the occurrence of such Default;

         (q) Any Security Document (other than any of the Mortgages) or any Note or any other Loan Document or any material provision thereof shall at any time and for any reason cease to be in full force and effect or be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by Holdco, the Borrower's Subsidiaries, or by any Governmental Authority having jurisdiction over Holdco, the Borrower or any of the Borrower's Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or Holdco, the Borrower or any of the Borrower's Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Loan Document;

         (r) Any Security Document (other than any of the Mortgages) shall for any reason fail or cease to create a valid and first-priority Lien on or Security Interest in the Collateral in favor of the Collateral Agent, for the benefit of the Senior Credit Parties, purported to be covered thereby, subject to any Permitted Lien, or any such perfected Lien or Security Interest in favor of the Collateral Agent shall cease to be perfected; provided, however, that if, in the reasonable judgment of the Administrative Agent, such failure is curable, no such Event of Default shall be deemed to have occurred if the Borrower, promptly following notice from the Collateral Agent, shall take such actions as may be necessary to cure such failure or cessation; or

         (s) There shall occur any Change of Control.

         Section 10.2      Remedies (Senior Obligations).

         (a) If an Event of Default specified in Section 10.1 (other than an Event of Default under Section 10.1(f) or Section 10.1(g)) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Majority Lenders, shall formally declare that an Event of Default has occurred and (i) terminate the Revolving Commitment and the Tranche A Commitment, as applicable, and (ii) declare the principal of and interest on the Senior Loans and the Senior Notes and all other amounts owed to the Senior Credit Parties under this Agreement and the Senior Notes and any other Senior Obligations to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes or any other Loan Document to the contrary notwithstanding, and the Revolving Commitment and the Tranche A Commitment shall thereupon forthwith terminate and all such amounts shall be immediately due and payable, and during the continuance of an Event of Default specified in Section 10.1(b) hereof, the principal amount of the Senior Loans outstanding hereunder shall bear interest at the Default Rate applicable thereto.



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



         (b) Upon the occurrence and continuance of an Event of Default specified in Section 10.1(f) or Section 10.1(g), all principal, interest and other amounts due hereunder and under the Senior Notes, and all other Senior Obligations, shall thereupon and concurrently therewith become due and payable and the Revolving Commitment and the Tranche A Commitment shall forthwith terminate and the principal amount of the Senior Loans outstanding hereunder shall bear interest at the Default Rate applicable thereto, all without any action by the Agents, the Lenders or the Majority Lenders or any of them, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

         (c) With respect to any outstanding Letters of Credit with respect to which presentment for honor shall not have occurred at the time of any acceleration of the Senior Obligations pursuant to this Section 10.2, the Borrower shall promptly, upon demand by the Issuing Bank, pay to the Issuing Bank an amount equal to one hundred two percent (102%) of the aggregate undrawn and unexpired amount of each Letter of Credit then outstanding, which cash will be held as cash collateral by the Issuing Bank for the L/C Obligations and applied to the payment of drafts drawn under such Letters of Credit and the unused portion thereof after such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Senior Obligations hereunder in the manner set forth in Section 10.4 hereof.

         (d) Upon  acceleration  of the Senior Notes,  as provided in subsection
(a) or (b) of this Section 10.2, the Agents and the Lenders shall have all of the post-default rights granted to them, or any of them, under the Loan Documents and under Applicable Law.

         (e) Upon  acceleration  of the Senior Notes,  as provided in subsection
(a) or (b) of this Section 10.2, the Administrative Agent, upon request of the Majority Lenders, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and its Subsidiaries, both to operate and to sell such properties and assets, and the Borrower, for itself and on behalf of its Subsidiaries, hereby consents to such right and such appointment and hereby waives any objection the Borrower or any Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent, on behalf of the Senior Credit Parties, in connection therewith.

         (f) The rights and remedies of the Agents and the Lenders hereunder shall be cumulative and not exclusive.

         Section 10.3      Defaults and Remedies (Tranche C Obligations).

         (a) Each of the following shall constitute a Tranche C Default with respect to the Tranche C Obligations, and shall automatically, without notice or other action, constitute an Event of Default of the Senior Obligations hereunder, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

                  (i) The Borrower shall default in the payment of any principal of the Tranche C Notes when due, or the Borrower shall default in the payment of any interest, fees or other amounts payable to any of the Tranche C Lenders when due and such Tranche C Default shall not be cured by payment (whether in cash or, in the case of interest, in kind) in full of such amounts within three (3) days; provided that no such Tranche C Default shall be deemed to have occurred to the extent that any payment of interest on the Tranche C Loans is made in kind pursuant to Section 2.3(c)(iii) hereof;


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                  (ii) The  acceleration  of payment,  pursuant to Section  10.2 hereof, of the Senior Obligations by the Administrative Agent;

                  (iii) The occurrence of any Event of Default of the type described in Section 10.1(f) or (g); or

                  (iv) The Borrower shall default in the performance or observance of any agreement or covenant contained in Article 6 or 8 hereof, which default (x) shall not have been cured or remedied to the satisfaction of the Required Tranche C Lenders within a period of forty-five (45) days of the Borrower's receipt of notice of such default or (y) shall not have been deemed waived pursuant to Section 13.12 hereof by the Majority Lenders' waiver of any corresponding Event of Default.

         (b) A Tranche C Default occurring under Section 10.3(a)(ii) or (iii) shall result in Tranche C Obligations becoming immediately due and payable. If a Tranche C Default under Section 10.3(a)(i) or (iv) shall have occurred and be continuing, the Administrative Agent, at the request of the Required Tranche C Lenders, shall formally declare that a Tranche C Default has occurred, and, to the extent permitted under Section 2.15 hereof, declare the principal of and interest on the Tranche C Loans and the Tranche C Notes, and all other amounts owed to the Tranche C Lenders under this Agreement and the Tranche C Notes and any other Tranche C Obligations, to be forthwith due and payable without presentment, demand, protest or notice of any kind (other than notice to the Senior Credit Parties), all of which are hereby expressly waived. Upon acceleration of the Tranche C Notes or in the event of any Insolvency Proceeding, to the extent permitted hereunder and under Section 2.15 hereof, as provided herein, each of the Tranche C Lenders may seek to collect payment of the Tranche C Obligations and may pursue other remedies available to them; provided, however, that until the Senior Obligations have been fully paid in cash or otherwise satisfied to the satisfaction of the Senior Credit Parties and the Senior Commitments have been terminated, the Tranche C Lenders shall not in any event (i) take any action or exercise any remedy against any property or assets (other than the Tranche C Pre-Funded Interest Account) of Holdco, the Borrower or any of the Borrower's Subsidiaries, or (ii) commence, or join with any creditor of Holdco, the Borrower or any of the Borrower's Subsidiaries in commencing, any Insolvency Proceeding against any of Holdco, the Borrower or any Subsidiary of the Borrower.

         Section 10.4 Payments Subsequent to Acceleration. Subsequent to the acceleration of the Senior Loans under Section 10.2 hereof and subject to the restrictions contained in Section 2.15 hereof regarding the Tranche C Obligations, payments and prepayments under this Agreement made to any of the Credit Parties or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if necessary) and distributed by the Administrative Agent as follows: FIRST, to the reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment including, without limitation, any reasonable costs incurred by any of them in connection with the sale or disposition of any Collateral for the Obligations; SECOND, to the Senior Credit Parties for any fees hereunder or under any of the other Loan Documents then due and payable; THIRD, to the Lenders pro-rata on the basis of their respective unpaid principal amounts, to the payment of any unpaid interest which may have accrued on the Senior Obligations; FOURTH, to the Lenders pro-rata until all Senior Loans have been paid in full (and, for purposes of this clause, obligations under Interest Hedge Agreements with any of the Lenders shall be deemed to be Senior Loans and shall be paid on a pro-rata basis with the Senior Loans); FIFTH, to the Lenders pro-rata on the basis of their respective unpaid amounts, to the payment of any other unpaid Senior Obligations; SIXTH, to damages incurred by any Senior Credit Party by reason of any breach hereof or of any other Loan Document; SEVENTH, to the


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Tranche C Lenders  pro-rata on the basis of their  respective  unpaid  principal amounts, to the payment of any unpaid interest which may have accrued on the Tranche C Loans; EIGHTH, to the Tranche C Lenders pro-rata until all Tranche C Loans have been paid in full; NINTH, to the Tranche C Lenders pro-rata on the basis of their respective unpaid amounts, to the payment of any other unpaid Tranche C Obligations; and TENTH, upon satisfaction in full of all Obligations, to the Borrower or as otherwise required by law. Notwithstanding the foregoing, each Lender and each Tranche C Lender may allocate amounts received by it pursuant to this Section 10.4 in its discretion to the various Obligations held by it.

         Section 10.5 Remedies with Respect to After Acquired FCC Licenses. In the event that Borrower or its Subsidiaries should hold any licenses issued by the FCC, then notwithstanding anything to the contrary contained in this Agreement or any of the Loan Documents, the Lenders and their agents shall not take any action pursuant to this Agreement or the Loan Documents, which would constitute or result in any assignment of any FCC licenses or any transfer of control of the holder of any FCC license if such assignment or transfer of control would require under then existing law (including the Communications Act) the prior approval of the FCC, without first obtaining such approval. Notwithstanding the occurrence of an Event of Default, voting rights in any of the Collateral, to the extent but only to the extent, it includes the FCC licenses, shall remain with Holdco, the Borrower or its Subsidiaries unless and until all required consents of the FCC shall have been obtained for the exercise of voting rights by another entity, and prior to the exercise of voting rights by a purchaser of such Collateral at a private or public sale, the prior consent of the FCC pursuant to 47 U.S.C. Section 310(d) or any successor provision of Applicable Law will, if required, be obtained. Upon the occurrence and during the continuance of an Event of Default, the Borrower and its Subsidiaries agree to cooperate with each of the Credit Parties and their agents in the preparation, execution and filing of any applications and other documents and providing any information that may be necessary or helpful in obtaining any consent of the FCC required for the exercise of the Credit Parties' rights under the Loan Documents.

                                   ARTICLE 11

                                   The Agents

         Section 11.1  Appointment  and  Authorization.  Subject only to Section
11.13 hereof, each of the Lenders and the Tranche C Lenders hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans and in its Notes irrevocably to appoint and authorize, each of the Agents to take such actions as its agent on its behalf and to exercise such powers hereunder and under the Security Documents as are delegated to such Agents by the terms hereof and thereof, together with such powers of such Agents as are reasonably incidental thereto. None of the Agents nor any of their respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

         Section 11.2 Interest Holders. The Administrative Agent and the other Agents may treat each Lender and each Tranche C Lender, or the Person designated in the last notice filed with the Administrative Agent under this Section 11.2, as the holder of all of the interests of such Lender or Tranche C Lender, as applicable, in its Loans and in its Note or Notes until written notice of transfer, signed by such Lender or Tranche C Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.


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         Section 11.3 Consultation with Counsel.  The  Administrative  Agent and the Collateral Agent may consult with Paul, Hastings, Janofsky & Walker LLP, special counsel to the Administrative Agent and the Collateral Agent, or with other legal counsel selected by them and shall not be liable for any action taken or suffered by them in good faith in consultation with such counsel, or at the direction of the Majority Lenders and in reasonable reliance on such consultations or direction.

         Section 11.4 Documents. None of the Agents shall be under any duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note, any other Loan Document, or any other instrument, document or communication furnished pursuant hereto or in connection herewith, and each of the Agents shall be entitled to assume (absent knowledge to the contrary) that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

         Section 11.5 Agents' Affiliates. With respect to the Commitments and the Loans, the Agents and their respective Affiliates shall have the same rights and powers hereunder and under the other Loan Documents as any other Lender or Tranche C Lender, as applicable, and Affiliates of any of the Agents may accept deposits from, lend money to and generally engage in any kind of business with Holdco, the Borrower, any of the Borrower's Subsidiaries or any Affiliates of, or Persons doing business with, the Borrower, as if they were not affiliated with such Agent and without any obligation to account therefor.

         Section 11.6 Responsibility of the Agents. The duties and obligations of each of the Agents under this Agreement and the Security Documents are only those expressly set forth in this Agreement and the Security Documents. Each of the Agents shall be entitled to assume that no Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrower, of such fact, or has been notified by a Lender or a Tranche C Lender in writing that such Lender or Tranche C Lender, as the case may be, considers that a Default has occurred and is continuing, and such Lender or Tranche C Lender, as the case may be, shall specify in detail the nature thereof in writing. None of the Agents shall be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct. The Administrative Agent shall provide promptly each of the Lenders and the Tranche C Lenders with copies of such documents received from the Borrower as such Lender or Tranche C Lender, as the case may be, may reasonably request.

         Section 11.7 Security Documents. The Collateral Agent, as collateral agent hereunder and under the Security Documents, is hereby authorized to act on behalf of the Lenders and the Tranche C Lenders, in its own capacity and through other agents and sub-agents appointed by it with due care, under the Security Documents, provided that, unless otherwise expressly provided in this Agreement, the Collateral Agent shall not agree to the release of any Collateral, or any property encumbered by any mortgage, pledge or security interests except in compliance with Section 13.12 hereof. In connection with its role as secured party with respect to the Collateral hereunder, the Collateral Agent shall act, subject to the provisions of Section 2.15 hereof, as collateral agent, for itself and for the benefit of the Lenders and the Tranche C Lenders, and such role as collateral agent shall be disclosed on all appropriate accounts, certificates, filings, mortgages, and other collateral documentation. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Security Interest in the Nextel Collateral shall be granted to the Collateral Agent on behalf of all of the Credit Parties as and to the extent set forth in the Security Documents and in Section 2.15 hereof, and the Security Interest in the Collateral (other than the Nextel Collateral) shall be granted to the Collateral Agent on behalf of the Senior Credit Parties. Further, the Security Interest in the Tranche C Pre-Funded Interest Account shall be granted to the Collateral Agent on behalf of the Tranche C


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Lenders as and to the extent set forth in the Security  Documents and in Section
2.15 hereof. The Tranche C Lenders shall not be deemed to have any Lien on or security interest in (whether through the Collateral Agent or otherwise) any of the Collateral other than the Nextel Collateral.

         Section 11.8      Action by the Agents.

         (a) Each of the Agents shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless such Agent shall have been instructed by the Majority Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided that the Administrative Agent shall not exercise any rights under Section 10.2(a) of this Agreement except upon the request of the Majority Lenders. None of the Agents shall incur any liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances for the protection of the interests of the Lenders and the Tranche C Lenders, as applicable, except for its gross negligence or willful misconduct, or conduct in breach of this Agreement as determined by a final, non-appealable order of a court having jurisdiction over the subject matter.

         (b) None of the Agents shall be liable to the Lenders or the Tranche C Lenders, or to any Lender or any Tranche C Lender, in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Majority Lenders (or all of the Lenders where expressly required by this Agreement), and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders and all Tranche C Lenders, as applicable.

         Section 11.9 Notice of Default or Event of Default. In the event that any Agent or any Lender or any Tranche C Lender shall acquire actual knowledge, or shall have been notified, of any Default (other than through a notice by one party hereto to all other parties) or Tranche C Default, such Agent or such Lender or such Tranche C Lender, as the case may be, shall promptly notify the Administrative Agent and the Collateral Agent, and the Administrative Agent and the Collateral Agent shall take such action and assert such rights under this Agreement and the other Loan Documents as the Majority Lenders (or all of the Lenders where expressly required by this Agreement) direct, and neither the Administrative Agent nor the Collateral Agent shall be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders shall fail to request the Administrative Agent or the Collateral Agent to take action or to assert rights under this Agreement in respect of any Default within ten (10) days after their receipt of the notice of any Default from any Agent or any Lender or any Tranche C Lender, or shall request inconsistent action with respect to such Default, the Administrative Agent and the Collateral Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 10 hereof) as they deem in their discretion to be advisable for the protection of the Lenders and the Tranche C Lenders, except that, if the Majority Lenders have instructed the Administrative Agent or the Collateral Agent not to take such action or assert such right, in no event shall the Administrative Agent or the Collateral Agent, as applicable, act contrary to such instructions.

         Section 11.10 Responsibility Disclaimed. None of the Agents shall be under any liability or responsibility whatsoever as an Agent:

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         (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, the Lenders and the Tranche C Lenders, or any of them, of any of its or their obligations under this Agreement;

         (b) To the Lenders and the Tranche C Lenders, or any of them, as a consequence of any failure or delay in performance by, or any breach by, (i) Holdco or the Borrower of any of their respective obligations under this Agreement or the Notes, as applicable, or any other Loan Document, or (ii) any Subsidiary of the Borrower or any other obligor under any other Loan Document; or

         (c) To the Lenders and the Tranche C Lenders, or any of them, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any other Loan Document, or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement.

         Section 11.11 Indemnification. The Lenders and the Tranche C Lenders agree to indemnify each of the Administrative Agent and the Collateral Agent (to the extent not reimbursed by the Borrower), pro-rata in accordance with their respective Commitment Ratios, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses  (including,  without  limitation,  reasonable  fees  and  expenses  of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of its role as Administrative Agent or Collateral Agent, as the case may be, under this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by the Administrative Agent or the Collateral Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement in its role as Administrative Agent or Collateral Agent, as the case may be, except that none of the Lenders or the Tranche C Lenders shall be liable to the
Administrative Agent or the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or the Collateral Agent, as applicable, as determined by a final, non-appealable order of a court having jurisdiction over the subject matter.

         Section 11.12 Credit Decision. Each of the Lenders and the Tranche C Lenders represents and warrants to each other Credit Party that:

         (a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of Holdco, the Borrower and the Borrower's Subsidiaries and that it has made an independent credit judgment, and that it has not relied upon any other Credit Party or upon information provided by any Agent (other than information provided to the Arrangers by the Borrower and forwarded by the Arrangers to the Lenders and the Tranche C Lenders); and

         (b) So long as any portion of the Obligations remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of Holdco, the Borrower and the Borrower's Subsidiaries.

         Section 11.13 Successor Agents. Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by giving written notice


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thereof to the Lenders, the Tranche C Representative and the Borrower.  Upon any
such resignation, the Majority Lenders shall have the right to appoint a successor Agent with, so long as no Default or Event of Default then exists, the consent of the Borrower. If no successor Agent shall have been so appointed by the Majority Lenders with, so long as no Default or Event of Default then exists, the consent of the Borrower, and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders and the Tranche C Lenders, appoint a successor Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $500,000,000, or any existing Lender. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent, and the retiring Agent shall be discharged
from  its  duties  and  obligations   hereunder.   After  any  retiring  Agent's
resignation hereunder as Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent. The resignation of an Agent may not take effect until a successor Agent is appointed.

         Section 11.14 Relationship Among the Credit Parties. Each of the Tranche C Lenders hereby waives every defense, cause of action, counterclaim or set-off, which such Tranche C Lender may now have, or hereafter may have, to any action by any of the other Credit Parties in enforcing this Agreement (including, without limitation, the terms of Section 2.15 hereof), and hereby ratifies and confirms whatever such Credit Parties may do pursuant to the terms hereof and agrees that none of the other Credit Parties shall be liable for any errors of judgment or mistake of fact or law except resulting from the gross negligence or willful misconduct of such Credit Party as determined by a final, non-appealable order of a court having jurisdiction over the subject matter. The Tranche C Lenders agree to pay all reasonable costs, legal expenses and attorneys' and paralegals' fees of every kind, paid or incurred by any of the other Credit Parties in enforcing their respective rights under this Agreement and the other Loan Documents against the Tranche C Lenders (including, but not limited to, proceedings under the Bankruptcy Code) in so enforcing this Agreement and the other Loan Documents promptly on demand of the Credit Party or other person paying or incurring the same. The Tranche C Lenders shall not be responsible for the other Credit Parties' fees and expenses for enforcing their respective rights and remedies against the Borrower, any of its Subsidiaries or any other obligor under the Senior Obligations. This provision is a material inducement for the Agents and the Lenders to enter into this Agreement and to make their respective Loans to the Borrower.

         Section  11.15  Co-Agents;   Managing  Agents.   None  of  the  Lenders
identified on the facing page of, signature pages of or elsewhere in this Agreement as a "co-agent" or "managing agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or any other Loan Document or in taking or not taking action hereunder or thereunder.


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                                   ARTICLE 12

                             Change in Circumstances
                          Affecting Eurodollar Advances

         Section 12.1 Eurodollar Basis Determination Inadequate or Unfair. If with respect to any proposed Eurodollar Advance for any Eurodollar Advance Period, the Administrative Agent determines after consultation with the Lenders that deposits in Dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Eurodollar Advance Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make Eurodollar Advances shall be suspended.

         Section 12.2 Illegality. If, after the Agreement Date, the adoption of any Applicable Law, or any change in any Applicable Law, or any change in interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund Eurodollar Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 12.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be otherwise materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each Eurodollar Advance of such Lender, together with accrued interest thereon and any reimbursement required under
Section 2.10 hereof, on either (a) the last day of the then current Eurodollar Advance Period applicable to such affected Eurodollar Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Advances to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such affected Eurodollar Advances to such day. Concurrently with repaying each affected Eurodollar Advance of such Lender, notwithstanding anything contained in Article 2 or Article 4 hereof, the Borrower may borrow a Base Rate Advance from such Lender, and such Lender shall make such Advance, if so requested, in an amount such that the outstanding principal amount of the Note held by such Lender shall equal the outstanding principal amount of such Note immediately prior to such repayment.

         Section 12.3      Increased Costs.

         (a) If, after the Agreement Date, the adoption of any Applicable Law, or any change in any Applicable Law, or any interpretation or change in interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (i) shall subject any Lender to any tax, duty or other charge with respect to its obligation to make Eurodollar Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or in respect of any other amounts due under this Agreement, in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for changes in the rate or method of calculation of tax on the overall net income of such Lender); or



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                  (ii)  shall  impose,  modify or deem  applicable  any  reserve
(including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender in respect of Eurodollar Advances or shall impose on any Lender or the London interbank borrowing market any other condition affecting its obligation to make Eurodollar Advances or its Eurodollar Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Eurodollar Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, then, within five (5) days after demand by such Lender, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs; provided, however, that notwithstanding the foregoing, the Borrower shall have no obligation to make any such payment in respect of any such costs incurred more than ninety (90) days prior to its receipt of notice from such Lender. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 12.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

         (b) Any Lender claiming compensation under this Section 12.3 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be conclusive, absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 12.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full the then outstanding Eurodollar Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10 hereof. Concurrently with prepaying such Eurodollar Advances, the Borrower may borrow a Base Rate Advance from such Lender, and such Lender shall, if so requested, make such Advance in an amount such that the outstanding principal amount of the Note held by such Lender shall equal the outstanding principal amount of such Note immediately prior to such prepayment.

         Section 12.4 Effect On Other Advances. (a) If notice has been given pursuant to Section 12.1, 12.2 or 12.3 suspending the obligation of any Lender to make Eurodollar Advances, or requiring Eurodollar Advances of any Lender to be converted, repaid or prepaid, then, unless and until the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as Eurodollar Advances affected shall be made instead as Base Rate Advances.

         (b) Within sixty (60) days after written notice pursuant to Section 12.1, 12.2 or 12.3 by any Lender, the Borrower may, in its discretion, provide a replacement lender or lenders for such Lender, which replacement lender or lenders will be subject to the approval of the Administrative Agent, which, so long as there exists no Default or Event of Default, shall not be unreasonably withheld, and the Administrative Agent, such Lender and the Borrower shall take all necessary actions to transfer the rights, duties and obligations of such Lender to such replacement lender or lenders within such sixty (60) day period (including, without limitation, the payment in full of all Senior Obligations hereunder due to the Lender being replaced.




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                                   ARTICLE 13

                                  Miscellaneous

         Section 13.1      Notices.

         (a) Unless otherwise specifically provided herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given five (5) days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service, or when sent by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 13.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                (i)        If to the Borrower, to it at:

                           SpectraSite Communications, Inc.
                           8000 Regency Parkway, Suite 570
                           Cary, North Carolina 27511
                           Attention: David Tomick
                           Telecopy No.: (919) 468-8522

                           with a copy to:

                           Dow, Lohnes & Albertson, PLLC
                           1200 New Hampshire Avenue, N.W. Suite 800
                           Washington, D.C. 20036-6802
                           Attention: Timothy J. Kelley, Esq.
                           Telecopy No.: (202) 776-2222

               (ii) If to the Administrative Agent or the Collateral Agent, to it at:

                           Canadian Imperial Bank of Commerce
                           425 Lexington Avenue
                           New York, New York 10017
                           Attention: Christine Aharonian
                           Telecopy No.: (212) 856-3763

                  with a copy to:

                           Paul, Hastings, Janofsky & Walker LLP
                           600 Peachtree Street, Suite 2400
                           Atlanta, Georgia  30308-2222
                           Attention: Chris D. Molen, Esq.
                           Telecopy No.: (404) 815-2424



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



              (iii) If to any Arranger, to each of them at:

                           Canadian Imperial Bank of Commerce
                           425 Lexington Avenue
                           New York, New York 10017
                           Attention: Colleen Risorto
                           Telecopy No.: (212) 856-3558

                           and to:

                           Credit Suisse First Boston
                           Eleven Madison Avenue
                           New York, New York 10010
                           Attention: Todd C. Morgan
                           Telecopy No.: (212) 325-8314

                           with a copy to:

                           Paul, Hastings, Janofsky & Walker LLP
                           600 Peachtree Street, Suite 2400
                           Atlanta, Georgia  30308-2222
                           Attention: Chris D. Molen, Esq.
                           Telecopy No.: (404) 815-2424

               (iv) If to the Tranche C Representative, to it at:

                           WCAS Capital Partners III, L.P.
                           c/o Welsh, Carson, Anderson & Stowe
                           320 Park Avenue
                           New York, New York 10022
                           Attention: Lawrence B. Sorrell
                           Telecopy No.: (212) 893-9566

                           with a copy to:

                           Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, New York 10111
                           Attention: Robert A. Schwed, Esq.
                           Telephone No.: (212) 841-5725

                  If to the Lenders, to them at the addresses set forth beside their names on Schedule 1, and if to the Tranche C Lenders, to them at the addresses specified by written notice from the Tranche C Representative to the Administrative Agent prior to the initial funding of the Tranche C Loans.

         (b) Copies shall be provided to Persons other than the parties hereto only in the case of notices under Article 10 hereof.

         (c) Any party hereto may change the address to which notices shall be directed under this Section 13.1 by giving ten (10) days' written notice of such change to the other parties.


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         Section 13.2      Expenses. The Borrower shall promptly pay or
reimburse:

         (a) all reasonable legal expenses of the Administrative Agent and the Collateral Agent and all reasonable other out-of-pocket expenses of the Agents incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder (whether or not such Advance is made), including, but not limited to, the reasonable fees and disbursements of Paul, Hastings, Janofsky & Walker LLP, special counsel for the Administrative Agent and the Collateral Agent;

         (b) all reasonable legal expenses of the Administrative Agent and the Collateral Agent and all other reasonable out-of-pocket expenses of the Agents in connection with the syndication of the Loans;

         (c) all reasonable legal expenses of the Administrative Agent and the Collateral Agent and all other reasonable out-of-pocket expenses of the Agents in connection with the administration of the transactions contemplated in this Agreement or the other Loan Documents, and all other reasonable expenses of the Agents customarily reimbursed by borrowers for transactions of similar size, type and purpose as such transactions;

         (d) from and after the occurrence of an Event of Default, all reasonable legal and other out-of-pocket expenses of the Agents and the Lenders incurred in connection with any restructuring or "work out" of, or bankruptcy proceeding relating to, the transactions contemplated by this Agreement or the other Loan Documents, and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Agents and the Lenders relating to this Agreement or the other Loan Documents, including, but not limited to, the fees and disbursements of any experts, agents or consultants and of counsel for the Administrative Agent and the Collateral Agent, and any exercise by any of the Agents or the Lenders of their respective remedies provided for in this Agreement or the other Loan Documents.

         Section 13.3 Waivers. The rights and remedies of the Agents and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Agents, the Majority Lenders or the Lenders, or any of them, in exercising any right shall operate as a waiver of such right. The Agents and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a request for an Advance. In the event the Lenders decide to fund an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further Advances or to preclude the Lenders or the Agents from exercising any rights available to them under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Agents, the Majority Lenders or Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement such as to require further notice of their intent to require strict adherence to the terms of this Agreement in the future.

         Section 13.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Agents and the Lenders are hereby authorized by Holdco and the Borrower at any time or from time to time, without notice to Holdco, the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or



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unmatured) and any other Indebtedness at any time held or owing by any Lender or any Agent to or for the credit or the account of Holdco, the Borrower or any of its Subsidiaries against and on account of the Senior Obligations irrespective of whether (a) the Lenders and the Agents, or any of them, shall have made any demand hereunder or (b) the Administrative Agent shall have declared the principal of and interest on the Senior Loans and other amounts due hereunder to be due and payable as permitted by Section 10.2 hereof and although all or any of such Senior Obligations shall be contingent or unmatured. The Agent or Lender which has effected such set-off and application of proceeds shall endeavor to promptly notify the Borrower thereof, but the failure to give such notice shall not affect the validity of such set-off or application. Upon direction by the Administrative Agent, with the consent of the Majority Lenders, each Lender holding deposits of Holdco, the Borrower or any of its Subsidiaries shall exercise its set-off rights as so directed.

         Section 13.5      Successors and Assigns; Participations and
Assignments.

                  (a) This Agreement shall be binding upon and inure to the benefit of Holdco, the Borrower and the Credit Parties and their respective successors and assigns, except that neither the Borrower nor Holdco may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of business or investment in accordance with Applicable Law, at any time sell, to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, (i) such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof, (iii) such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and (iv) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those matters specified as requiring the consent of all Lenders in Section 13.12 hereof. The Borrower agrees that upon the occurrence and during the continuance of an Event of Default, each Participant shall, to the maximum extent permitted by Applicable Law, be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 13.4 as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Section 2.12 and Article 12 of this Agreement with respect to its participation in the Senior Commitments and the Senior Loans outstanding from time to time as if it were a Lender; provided, further, that, in the case of Section 2.12, such Participant shall have complied with the requirements of such Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender or Tranche C Lender may, in the ordinary course of its business or investment activities and in accordance with Applicable Law, at any time and from


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



time to time assign to any Lender, or any branch or Affiliate thereof or, with the consent of the Administrative Agent, the Issuing Bank, and so long as no Default exists hereunder, the Borrower (which in each case shall not be unreasonably withheld or delayed), to an additional bank, financial institution or Approved Fund (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Assumption Agreement. Each Assignment and Assumption Agreement shall be executed by the applicable Assignee and assigning Lender or Tranche C Lender, as the case may be (and, in the case of an Assignee that is not then a Lender, or a branch or an Affiliate thereof, by the Administrative Agent, the Issuing Bank and, so long as no Default exists hereunder, the Borrower) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, with respect to each Lender, in the case of any such assignment to an additional bank or financial institution, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Commitments being assigned shall not be less than $5,000,000 (or such lesser amount as may be agreed to by the Administrative Agent and the Borrower). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Assumption Agreement, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption Agreement, have the rights and obligations of a Lender or Tranche C Lender, as applicable, hereunder with Commitments or Tranche C Credit Ratios, as applicable, as set forth therein, and (y) the assigning Lender or Tranche C Lender thereunder shall, to the extent provided in such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the remaining portion of an assigning Lender's or Tranche C Lender's rights and obligations under this Agreement, such assigning Lender or Tranche C Lender shall cease to be a party hereto but shall nonetheless continue to be entitled to the benefits of, and subject to the obligations set forth in, Sections 2.11, 2.13, 2.14, 6.11, 11.11, 12.3 and 13.2 hereof).

                  (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in Section 13.1, a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders, the Tranche C Lenders and the Commitments and the Tranche C Credit Ratios, as applicable, of, and principal amounts of the Loans owing to, each Lender and each Tranche C Lender from time to time (whether or not evidenced by a Note). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Assumption Agreement, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "canceled". The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower and the Credit Parties shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation (whether or not evidenced by a Note) hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Credit Party at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Assumption Agreement executed by an assigning Lender or Tranche C Lender, as the case may be, and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Administrative Agent,


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the Issuing  Bank and, so long as no Default  exists  hereunder,  the  Borrower)
together with payment by the assignor to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall promptly accept such Assignment and Assumption Agreement and record the information contained therein in the Register. Such Assignment and Assumption Agreement and the assignment evidenced thereby shall only be effective upon appropriate entries with respect to the information contained therein being made in the Register pursuant to Section 13.5(d).

                  (f) The Borrower hereby authorizes each Lender and each Tranche C Lender to disclose to any Participant or Assignee (each a "Transferee") and any prospective Transferee, subject to such Person agreeing to comply with the provisions of Section 13.18 of this Agreement, any and all financial and other information in such Lender's or Tranche C Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender or Tranche C Lender by or on behalf of the Borrower in connection with such Lender's or Tranche C Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 13.5 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit any pledge or any assignments creating security interests or the assignment of any Loan or Note pursuant to the terms of such pledge or security interest, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with Applicable Law.

                  (h) Any Person purchasing a participation or an assignment of Loans from any Lender or Tranche C Lender shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 5.1(m) hereof).

                  (i) Each Lender and each Tranche C Lender agrees to provide the Administrative Agent and the Borrower with prompt written notice of any issuance of participations or assignments of its interests hereunder.

                  (j) No assignment, participation or other transfer of any rights by any Lender or any Tranche C Lender hereunder or under the Notes shall be affected that would result in any interest requiring registration under the Securities Act, or qualification under any state securities law.

                  (k) No such assignment may be made to any Lender, any Tranche C Lender or other financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation or the Office of Thrift Supervision) has been appointed or (y) that is not "adequately capitalized" (as such term is defined in Section 131(b)(1)(B) of the Federal Deposit Insurance Corporation Improvement Act as in effect on the Agreement Date.

                  (l) Notwithstanding anything to the contrary contained in this
Section 13.5, on and after the date on which the initial Advance of the Tranche C Loans is made, WCAS shall maintain Tranche C Loans in an aggregate amount greater than or equal to fifty-one (51%) of the aggregate principal amount of Tranche C Loans then outstanding.

                  (m) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle ("SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that, at the time such transfer is made, one of the Agents or the Lenders shall be the liquidity provider and/or the administrator of such SPC; provided further that (i) nothing herein shall constitute a commitment by any SPC to make any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any Insolvency Proceeding. In addition, notwithstanding anything to the contrary in this Section 13.5, any SPC may (I) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advances to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances, and (II) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. As this Section applies to any particular SPC, this Section may not be amended without the written consent of such SPC.

         Section 13.6 Accounting Principles. Except as set forth in the following sentence, references in this Agreement to GAAP shall be to such principles as in effect from time to time, and all accounting terms used herein without definition shall be used as defined under GAAP. All financial calculations hereunder shall, unless otherwise stated, be determined for the Borrower on a consolidated basis with its Subsidiaries.

         Section 13.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

         Section 13.8 Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK AND WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAWS PRINCIPLES THEREOF.

         Section 13.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 13.10     Interest.

         (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by any Lender or Tranche C Lender, as the case may be, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent or such Lender or Tranche C Lender, as applicable, in writing that it elects to have such excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Lenders and the Tranche C Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

         (b) Notwithstanding the use by the Lenders of the Base Rate and the Eurodollar Rate as reference rates for the determination of interest on the Senior Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

         Section 13.11 Headings. Headings used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof nor be used in connection with the interpretation of any provision hereof.

         Section 13.12 Amendment and Waiver. Neither this Agreement nor any other Loan Document (other than Interest Hedge Agreements), nor any term hereof or thereof, may be amended orally, nor may any provision hereof or thereof be waived orally, but only by an instrument in writing signed by (or, in the case of Security Documents executed by the Collateral Agent signed by the Collateral Agent and approved by) the Majority Lenders and, in the case of an amendment, by the Borrower, except that (a) any increase in the amount of the Commitments of any Lender shall require the consent of such Lender; and (b) in the event of (i) any delay or extension in the terms of repayment or change in the order of application of repayment of the Loans provided in Section 2.6 hereof, (ii) any reduction in principal, interest or fees due hereunder or postponement of the payment thereof, (iii) any release of any substantial portion of the Collateral for the Senior Loans other than in connection with a Permitted Disposition, or any failure to take Collateral to which the Lenders are otherwise entitled pursuant to Section 6.16 hereof, (iv) any waiver of any Default due to the failure by the Borrower to pay any sum due to any of the Lenders hereunder, (v) any release of any Guaranty (or any guarantor thereunder) of all or any portion of the Obligations other than in connection with a Permitted Disposition, (vi) any amendment, whether direct or indirect, of this Section 13.12, or of the definition of "Majority Lenders", or of any portion of Sections 2.9(c), 6.11,
10.4 or Article 12 as they relate to the relative priority of payment among the Obligations, or (vii) any other provision of this Agreement or any of the other Loan Documents specifically requiring the consent or approval of each of the Lenders, any amendment or waiver or consent may be made only by an instrument in writing signed by (or, in the case of Security Documents executed by the Collateral Agent, signed by the Collateral Agent and approved by) each of the Lenders and, in the case of an amendment, by the Borrower. None of the terms of the Tranche C Loans contained herein or in any other Loan Document may be amended orally, nor may any provision relating to the Tranche C Loans herein or therein be waived orally, but only by an instrument in writing signed by (or, in the case of Security Documents executed by the Collateral Agent signed by the Collateral Agent and approved by) the Required Tranche C Lenders and, in the case of an amendment, by the Borrower, except that in the event of (a) the conversion of the outstanding Tranche C Loans into equity, (b) any release of the Lien in favor of the Collateral Agent, for the benefit of the Tranche C Lenders, on the Tranche C Pre-Funded Interest Account, or (c) prior to the second anniversary of the initial funding of the Tranche C Loans, any amendment of the scheduled interest payments due on the Tranche C Loans from a calendar quarterly basis, the approval of all Tranche C

Lenders shall be required. In the event that the Senior Credit Parties agree to waive any Default or Event of Default arising in respect of Article 6 or 8 hereof, or amend any provision of Article 6 or 8 of this Agreement to cure any such Default or Event of Default, the Tranche C Lenders shall be deemed to have waived, without any further action on their part, any corresponding Tranche C Default, and to have agreed, without any further action on their part, to any such amendment. Any amendment to any provision hereunder, or any waiver or consent with respect thereto, governing the rights, obligations, or liabilities of (i) the Administrative Agent in its capacity as such, may be made only by an instrument in writing signed by the Administrative Agent and by each of the Lenders, or (ii) the Tranche C Lenders in their capacities as such, may be made only by an instrument in writing signed by the Tranche C Lenders and by each of the Arrangers and each of the Lenders.

         Section 13.13 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

         Section 13.14 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of any Credit Party or any of their respective Affiliates to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

         Section 13.15 Loan Documents. All references to this Agreement or to any other Loan Document whether herein or in any other Loan Document shall refer to this Agreement or such other Loan Document as the same may be amended, restated, supplemented or otherwise modified from time to time.

         Section 13.16 Reliance on and Survival of Various Provisions. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (i) shall be deemed to have been relied upon by each of the Agents, each of the Lenders and each of the Tranche C Lenders notwithstanding any investigation heretofore or hereafter made by them, and (ii) shall survive the execution and delivery of the Notes and shall continue in full force and effect so long as any Note is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.11, 2.13, 2.14, 6.11, 11.11, 12.3 and 13.2 hereof, shall survive the termination of this Agreement and the payment and performance of all of the Obligations.

         Section 13.17 Senior Debt. The Indebtedness of the Borrower evidenced by the Notes is secured by the Security Documents and is intended by the parties hereto to be in parity with the Interest Hedge Agreements in effect from time to time between the Borrower and any Lender and senior in right of payment to all other Borrower Debt.

         Section 13.18 Confidentiality. All agreements, instruments, documents and other information received pursuant to this Agreement or any other Loan Document by the Credit Parties shall be held in confidence by the Credit Parties, except for disclosures made (a) in connection with assignments of or participations in the Loans made pursuant to Section 13.5 hereof (provided that such assignees or participants shall agree in writing to keep such information confidential as provided herein), (b) as otherwise required to be disclosed by banking regulations, process of law or other Applicable Law, or to government regulators, (c) of information received by a Credit Party without restriction as to its disclosure or use from a Person who, to such Credit Party's knowledge or reasonable belief, was not prohibited from disclosing it by any duty of confidentiality, (d) in connection with litigation arising from this

Agreement or any other Loan Document to which a Credit Party is a party, (v) of information which is or has become public (other than through unauthorized disclosure by any Credit Party), (vi) to the attorneys, accountants, and other expert consultants (including rating agencies) for any Credit Party (who shall be requested to similarly hold such information in confidence) or (vii) as otherwise permitted hereunder.


                                   ARTICLE 14

                              Waiver of Jury Trial

         Section 14.1 Waiver of Jury Trial. HOLDCO AND THE BORROWER, FOR ITSELF AND ON BEHALF OF EACH OF ITS SUBSIDIARIES, AND EACH OF THE CREDIT PARTIES HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH HOLDCO, THE BORROWER, ANY OF THE BORROWER'S SUBSIDIARIES OR ANY OF THE CREDIT PARTIES, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS, IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 14.1.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first appearing above.


BORROWER:                               SPECTRASITE COMMUNICATIONS, INC.


                                        By:  /s/ David P. Tomick
                                        Name: David P. Tomick
                                        Title: Executive Vice President, Chief
  [SEAL]                                       Financial Officer and Secretary



                                        Attest: /s/ Cathy M. Antee
                                        Name: Cathy M. Antee
                                        Title: Controller and Assistant
                                                Secretary


GUARANTOR:                              SPECTRASITE HOLDINGS, INC.


                                        By:  /s/ David P. Tomick
                                        Name: David P. Tomick
                                        Title: Executive Vice President, Chief
 [SEAL]                                        Financial Officer and Secretary



                                        Attest:   /s/ Cathy M. Antee
                                        Name: Cathy M. Antee
                                        Title: Controller and Assistant
                                               Secretary


ADMINISTRATIVE
AGENT:                                  CANADIAN IMPERIAL BANK OF COMMERCE


                                        By:  /s/ Deborah D. Strek
                                        Name: Deborah D. Strek
                                        Title:  Managing Director of CIBC
                                                Oppenheimer Corp. as Agent


ARRANGERS:                              CIBC OPPENHEIMER CORP.


                                        By:  /s/ Deborah D. Strek
                                        Name: Deborah D. Strek
                                        Title: Managing Director


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                           CREDIT SUISSE FIRST BOSTON


                                        Name:   Kristin Lepri
                                        Title:     Associate


                                        By:  /s/ Bill O'Daly
                                        Name:   Bill O'Daly
                                        Title:     Vice President


COLLATERAL AGENT:                       CANADIAN IMPERIAL BANK OF COMMERCE



                                        By:     /s/ Deborah D. Strek
                                        Name: Deborah D. Strek
                                        Title:  Managing Director of CIBC
                                                Oppenheimer Corp. as Agent

SYNDICATION AGENT:                      CREDIT SUISSE FIRST BOSTON


                                        By:  /s/ Kristin Lepri
                                        Name:   Kristin Lepri
                                        Title:     Associate


                                        Name:   Bill O'Daly
                                        Title:     Vice President


MANAGING AGENTS:                        BANK OF MONTREAL, CHICAGO BRANCH


                                        By:  /s/ Karen Klapper
                                        Name:   Karen Klapper
                                        Title:     Director


                             THE BANK OF NOVA SCOTIA


                                        By:  /s/ P.A. Weissenberger
                                        Name: P.A. Weissenberger
                                        Title:   Authorized Signatory

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        BANKBOSTON, N.A.


                                        By:  /s/ Lenny Mason
                                        Name:   Lenny Mason
                                        Title:     Director


                                        DRESDNER BANK AG, NEW YORK AND GRAND
                                        CAYMAN BRANCHES


                                        By:  /s/ William E. Lambert
                                        Name:   William E. Lambert
                                        Title:     Vice President


                                        By:  /s/ Constance Loosemore
                                        Name:   Constance Loosemore
                                        Title:     Assistant Vice President


                                        TORONTO DOMINION (TEXAS), INC.


                                        By:  /s/ Sheila M. Conley
                                        Name: Sheila M. Conley
                                        Title:   Vice President


                                        UNION BANK OF CALIFORNIA, N.A.


                                        By:  /s/ Stender E. Sweeney
                                        Name: Stender E. Sweeney
                                        Title:   Assistant Vice President


CO-AGENT:                               CREDIT LYONNAIS NEW YORK BRANCH


                                        By:  /s/ Mark A. Campellowe
                                        Name:   Mark A. Campellowe
                                        Title:     First Vice President



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

LENDERS:                                CIBC INC.


                                        By:  /s/ Deborah D. Strek

                                        Title:  Managing Director of CIBC
                                                Oppenheimer Corp. as Agent









                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                           CREDIT SUISSE FIRST BOSTON


                                        By:  /s/ Kristin Lepri
                                        Name:   Kristin Lepri
                                        Title:     Associate


                                        By:  /s/ Bill O'Daly
                                        Name: Bill O'Daly
                                        Title:   Vice President










                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        BANK OF MONTREAL, CHICAGO BRANCH


                                        By:  /s/ Karen Klapper
                                        Name:   Karen Klapper
                                        Title:     Director










                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                             THE BANK OF NOVA SCOTIA


                                        By:  /s/ P.A. Weissenberger
                                        Name:   P.A. Weissenberger
                                        Title:     Authorized Signatory











                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        BANKBOSTON, N.A.


                                        By:  /s/ Lenny Mason
                                        Name:  Lenny Mason
                                        Title:    Director











                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        DRESDNER BANK AG, NEW YORK AND GRAND
                                        CAYMAN BRANCHES


                                        By:  /s/ William E. Lambert
                                        Name:   William E. Lambert
                                        Title:     Vice President


                                        By:  /s/ Constance Loosemore
                                        Name:   Constance Loosemore
                                        Title:     Assistant Vice President













                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        TORONTO DOMINION (TEXAS), INC.


                                        By:  /s/ Sheila M. Conley
                                        Name: Sheila M. Conley
                                        Title:   Vice President













                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        UNION BANK OF CALIFORNIA, N.A.


                                        By:  /s/ Stender E. Sweeney
                                        Name: Stender E. Sweeney
                                        Title:   Assistant Vice President











                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        CREDIT LYONNAIS NEW YORK BRANCH


                                        By:  /s/ Mark A. Campellowe
                                        Name: Mark A. Campellowe
                                        Title:   First Vice President













                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        THE BANK OF NEW YORK


                                        By:  /s/ Gerry Granovsky
                                        Name:   Gerry Granovsky
                                        Title:     Vice President












                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        BDC FINANCE LLC


                                        By:  /s/ James Zenn
                                        Name: James Zenn
                                        Title:   Director











                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        CAISSE DE DEPOT ET PLACEMENT DU QUEBEC


                                        By:  /s/ Louis Lavoie
                                        Name:   Louis Lavoie
                                        Title:     Manager


                                        By:  /s/ Lucie Rousseau
                                        Name:   Lucie Rousseau
                                        Title:     Vice President













                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        CANADIAN IMPERIAL BANK OF COMMERCE


                                        By:  /s/ Deborah D. Strek
                                        Name: Deborah D. Strek
                                        Title:   Managing Director of CIBC
                                                 Oppenheimer Corp.,as agent












                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        THE CIT GROUP/EQUIPMENT FINANCING, INC.


                                        By:  /s/ J.E. Palmer
                                        Name:   J.E. Palmer
                                        Title:     Assistant Vice President













                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                        CYPRESSTREE INVESTMENT FUND, LLC

                                        By:  CypressTree Investment Management
                                             Company, Inc.,
                                             its Managing Member


                                        By:  /s/ Peter K. Merrill
                                        Name:   Peter K. Merrill
                                        Title:     Managing Director












                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        NORTHAMERICAN SENIOR FLOATING RATE FUND

                                        By:  CypressTree Investment Management
                                             Company, Inc., its Managing Member


                                        By:  /s/ Peter K. Merrill
                                        Name:   Peter K. Merrill
                                        Title:     Managing Director











                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        CYPRESSTREE INVESTMENT MANAGEMENT
                                        COMPANY, INC.

                                        As:  Attorney-in-Fact and on behalf of
                                             First Allmerica Financial Life
                                             Insurance Company as Portfolio
                                             Manager


                                        By:  /s/ Peter K. Merrill
                                        Name:   Peter K. Merrill
                                        Title:     Managing Director











                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        KZH CYPRESSTREE-1 LLC


                                        By:  /s/ Virginia Conway
                                        Name:   Virginia Conway
                                        Title:     Authorized Agent












                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                            FREMONT INVESTMENT & LOAN


                                        By:  /s/ Randolph M. Ross
                                        Name: Randolph M. Ross
                                        Title:    Vice President












                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        HELLER FINANCIAL, INC.


                                        By:  /s/ Sheila Weimer
                                        Name:   Sheila Weimer
                                        Title:     Vice President












                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        Morgan Guaranty Trust Company of New
                                        York as Trustee
                                        for a COMMINGLED PENSION TRUST FUND
                                        (Corporate Bond Special Situations Fund)


                                        By:  /s/ David T. Ellis
                                        Name:   David T. Ellis
                                        Title:     Vice President











                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        Morgan Guaranty Trust Company of New
                                        York as Trustee
                                        for a COMINGLED PENSION TRUST FUND
                                        (MGT High Yield Fund)


                                        By:  /s/ David T. Ellis
                                        Name:   David T. Ellis
                                        Title:     Vice President












                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        MERRILL LYNCH SENIOR FLOATING RATE
                                        FUND, INC.


                                        By:  /s/ Joseph Matteo
                                        Name:   Joseph Matteo
                                        Title:     Authorized Signatory











                                     [SIGNATURES CONTINUED ON FOLLOWING PAGE]



CREDIT AGREEMENT

                                        KZH SHOSHONE LLC


                                        By:  /s/ Virginia Conway
                                        Name:   Virginia Conway
                                        Title:     Authorized Agent











                                     [SIGNATURES CONTINUED ON FOLLOWING PAGE]



CREDIT AGREEMENT

                                        PPM AMERICA, INC., as attorney in fact,
                                        on behalf of
                                        Jackson National Life Insurance Company


                                        By:  /s/ Mike King
                                        Name:   Mike King
                                        Title:     Vice President












                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        BankBoston, N.A., as Trust Administrator
                                          for
                                        LONGLANE MASTER TRUST IV


                                        By:  /s/ Renee A. Ross
                                        Name:   Renee A. Ross
                                        Title:     Managing Director
                                                   Credit Derivatives












                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        GALAXY CLO 1999-1, LTD.

                                        By:  SAI Investment Advisor, Inc., its
                                        Collateral Manager


                                        By:  /s/ Sabur Moini
                                        Name:   Sabur Moini
                                        Title:     Authorized Agent












                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        BANKERS TRUST COMPANY



                                        By:  /s/ Annemarie Reilly-Papazoglou
                                        Name: Annemarie Reilly-Papazoglou
                                        Title:   Vice President